UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
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KEYSIGHT TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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KEYSIGHT

PROXY STATEMENT 2024

ACCELERATE INNOVATION TO CONNECT & SECURE THE WORLD

Dear Stockholders:

Keysight Technologies, Inc. 1400 Fountaingrove Parkway Santa Rosa, California 95403 January 29, 2024

On behalf of the board of directors of Keysight Technologies, Inc., I am pleased to invite you to attend our 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) to be held on Thursday, March 21, 2024 at 8:00 a.m., Pacific Time, at Keysight’s corporate offices at 1400 Fountaingrove Parkway, Santa Rosa, California 95403 (U.S.A.). Stockholders of record as of the close of business on January 22, 2024, are entitled to vote.

If you are unable to attend the 2024 Annual Meeting in person, you may listen through the Internet or by telephone. To listen to the live webcast, log on at www.investor.keysight.com and select the link for the webcast. The webcast will begin at 8:00 a.m. and a recording of the webcast will remain on Keysight’s website for six months. You cannot record your vote or ask questions on this website or at this phone number.

Details regarding how to attend the meeting and the business to be conducted at the meeting are more fully described in the accompanying Notice of 2024 Annual Meeting and this Proxy Statement.

On behalf of our Board of Directors, thank you for being a Keysight stockholder and for your continued support of Keysight.

Sincerely,

Satish C. Dhanasekaran President and Chief Executive Officer

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDeRS

MEETING LOGISTICS
DATE: Thursday, March 21, 2024
TIME: 8:00 a.m., Pacific Time
PLACE: Keysight Technologies, Inc. 1400 Fountaingrove Parkway Santa Rosa, California 95403 (U.S.A.)
ITEMS OF BUSINESS
•	Elect three directors to a 3-year term;
•	Ratify the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as Keysight’s independent registered public accounting firm;
•	Approve, on a non-binding advisory basis, the compensation of Keysight’s named executive officers;
•	Approve the Amended and Restated Keysight Technologies, Inc. 2014 Equity and Incentive Compensation Plan;
•	Approve the Amended and Restated Keysight Technologies Inc.’s Employee Stock Purchase Plan;
•	Approve an Amendment to Keysight’s Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirement;
•	Consider, on a non-binding advisory basis, Stockholder Proposal; Simple Majority Vote; and
•	Consider such other business as may properly come before the meeting.
IMPORTANT MEETING INFORMATION
Record Date
Stockholders of record as of close of business on January 22, 2024 (the “Record Date”) will be entitled to vote and participate in the 2024 Annual Meeting.
2024 Annual Meeting Admission
To be admitted to the 2024 Annual Meeting, you must present proof of ownership of Keysight stock as of the Record Date. This can be a brokerage statement or letter from a bank or broker indicating ownership on the Record Date, the Notice of Internet Availability of Proxy Materials, a proxy card, legal proxy or voting instruction card provided by your broker, bank or nominee. You may also be asked to present a form of photo identification such as a driver’s license or passport. The 2024 Annual Meeting will begin at 8:00 a.m. Limited seating is available on a first come, first served basis.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on March 21, 2024
On or about February 2, 2024, we will commence mailing to the majority of our stockholders a Notice of Internet Availability of Proxy Materials directing stockholders to a website where they can access the proxy statement for our 2024 Annual Meeting (the “Proxy Statement”), Annual Report on Form 10-K (the “Annual Report”), and view instructions on how to vote their shares by Internet or telephone. Our Proxy Statement follows. Financial and other information concerning Keysight is contained in our Annual Report.

By Order of the Board of Directors,

Jeffrey K. Li
Senior Vice President, General Counsel and Secretary
Santa Rosa, California
January 29, 2024
YOUR VOTE IS IMPORTANT. PLEASE VOTE.

PROXY SUMMARY
This summary provides an overview of selected information in this year’s Proxy Statement. We encourage you to read the entire Proxy Statement before voting. In this Proxy Statement, the terms “Keysight,” “the Company,” “we,” and “our” refer to Keysight Technologies Inc. Information presented in this Proxy Statement is based on Keysight’s fiscal year starting with November 1 and ending on October 31 of each year (“Fiscal Year” or “FY”), unless specifically stated otherwise.
ANNUAL MEETING OF STOCKHOLDERS

Date & Time:	Thursday, March 21, 2024 at 8:00 a.m. Pacific Time
Location:	Keysight Technologies, Inc. 1400 Fountaingrove Parkway Santa Rosa, California 95403 (U.S.A.)
Record Date:	January 22, 2024
VOTING MATTERS

Stockholders will be asked to vote on the following matters at the 2024 Annual Meeting:
Board Recommendation
PROPOSAL 1. Elect three directors to a 3-year term	Vote FOR each director nominee
PROPOSAL 2. Ratify the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP (“PwC”) as Keysight’s independent registered public accounting firm	Vote FOR
PROPOSAL 3. Approve, on a non-binding advisory basis, the compensation of Keysight’s named executive officers (“NEOs”)	Vote FOR
PROPOSAL 4. Approve the Amended and Restated Keysight Technologies Inc. 2014 Equity and Incentive Compensation Plan	Vote FOR
2024 Proxy Statement i

Board Recommendation
PROPOSAL 5. Approve the Amended and Restated Keysight Technologies Inc. Employee Stock Purchase Plan	Vote FOR
PROPOSAL 6. Approve an Amendment to the Amended and Restated Keysight Technologies Inc., Certificate of Incorporation to eliminate the supermajority voting requirement	Vote FOR
PROPOSAL 7. Consider, on a non-binding advisory basis, Stockholder Proposal: Simple Majority Vote	Vote AGAINST
WHO WE ARE

Keysight is a global innovator in the computing, communications and electronics market, committed to advancing our customers’ business success by helping them solve critical challenges in the development and commercialization of their products and services. Our mission, “accelerating innovation to connect and secure the world,” speaks to the value we provide our customers in a world of ever-increasing technological complexity. We deliver this value through a broad range of design and test solutions that address the critical challenges our customers face in bringing their innovations to market faster.
OUR VALUES

At Keysight, we are driven to deliver breakthrough solutions and trusted insight in electronic design, test, manufacture, and optimization to help customers accelerate the innovations that connect and secure the world. Our values guide how we work with each other and how we interact with our customers, our suppliers, our partners, our stockholders, and our communities. Keysight’s values make our culture dynamic, inclusive, inspiring, and powerful, creating a space where innovation and experimentation thrive.
GOVERNANCE HIGHLIGHTS

BOARD COMPOSITION
The Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”) of the Board of Directors of Keysight Technologies, Inc. (the “Board”) regularly reviews the overall composition of the Board and its committees to assess whether they reflect the appropriate mix of skills, experience, backgrounds and qualifications that are relevant to Keysight’s current and future business and strategy.
Each member of our Board has the necessary skills, qualifications, and expertise in technology, global business, leadership, and financial literacy to be an effective member of the Board. The table below summarizes the number of directors possessing each of the skills and experience we have determined are most relevant to the decision to nominate candidates to serve on the Board. Our director nominees’ biographies describe each director’s background and relevant experience in more detail.
ii 2024 Proxy Statement

2024 Proxy Statement iii

FISCAL YEAR 2024 BOARD PROFILE

BOARD REFRESHMENT
Thoughtful consideration is continuously given to the composition of our Board in order to maintain an appropriate mix of experience and qualifications, introduce fresh perspectives, and broaden and diversify the views and experience represented on the Board. As of the end of Fiscal Year 2023, the average tenure of our Board was six years and two months.
OUR DIRECTORS.

				Committee Memberships (as of January 22, 2024)
Nominee	Age at Record Date	Director Since	Board	Audit & Finance Committee	Compensation & Human Capital Committee	Executive Committee	Nominating & Corporate Governance Committee
James G. Cullen	81	October 2014	•		•		•
Satish C. Dhanasekaran	51	May 2022	•
Charles J. Dockendorff	69	October 2014	•	(C)			•
Richard P. Hamada	66	October 2014	•		•		•
Michelle J. Holthaus	50	May 2021	•		•		•
Paul A. Lacouture	73	March 2019	•	•			•
Ronald S. Nersesian	64	December 2013	(C)			(C)
Jean M. Nye	71	October 2014	(L)		•	•	(C)
Joanne B. Olsen	65	May 2019	•		(C)		•
Robert A. Rango	65	November 2015	•	•			•
Kevin A. Stephens	62	March 2022	•	•			•
(C) Chair	• Member
(L) Lead Independent Director
iv 2024 Proxy Statement

GOVERNANCE PRACTICES

We are advocates for the adoption of sound corporate governance policies that include strong Board leadership and prudent management practices and transparency.
Highlights of our Fiscal Year 2023 governance practices include, among others:

• Nine of eleven directors are independent

• Lead Independent Director with clearly defined role

• Independent standing Board committees

• Regular meetings of our independent directors without management present

• 27% of directors are female

• 27% of directors are Underrepresented Minorities (“URM”)

• Average Board tenure of six years and two months (as of end of Fiscal Year 2023)

• Annual evaluation of the Chief Executive Officer (“CEO”) by independent directors

• Annual board and committee self-assessment process

• Policies prohibiting hedging, short selling and pledging of our common stock for all employees and directors

• Stock ownership guidelines for executive officers and directors

• Risk oversight by Board and Committees.

• Board oversight of Environmental, Social and Governance (“ESG”) programs

• Stockholder outreach program

• Procedures for stockholders to communicate directly with the Board

• Annual advisory vote on executive compensation

• Periodic review of Committee charters and Corporate Governance Guidelines

• Compensation and Human Capital Committee oversight of human capital management matters

STOCKHOLDER COMMUNICATION

Stockholder communication is essential to our ongoing review of our corporate environmental, social, governance and executive compensation programs and practices. This year, we reached out to stockholders representing over 46% of our outstanding shares and invited them to meet with our General Counsel and Corporate Secretary, our Chief Administrative Officer and Chief of Staff (“CAO”), and our Director of Investor Relations.
2024 Proxy Statement v

FISCAL YEAR 2023 FINANCIAL PERFORMANCE

We delivered exceptional results despite many headwinds, including geopolitical challenges, inflationary pressures, and continued supply chain disruptions. We continued to advance our software-centric solution strategy. As the rapid pace of technology accelerates, our customers across end markets are seeking deeper engagements earlier in the design cycle and are adopting our software solutions. Our ability to be resilient and nimble in this environment has been critical to long-term value creation for our stockholders, customers, and employees. Despite the challenges we faced, we maintained a sharp focus on our strategy, our strong operational execution, and our operating model. Keysight’s deep customer engagements with industry leaders and high value, differentiated solutions continued to drive broad-based demand across key technology megatrends.
Our accomplishments included:
FISCAL YEAR 2023 LONG-TERM STOCKHOLDER VALUE CREATION
RESULTS(1)	GROWTH	YEAR OVER YEAR
Generally Accepted Accounting Principles (“GAAP”) Revenue	$5.46B	1% YoY Change
GAAP Net Income	$1.06B	-6% YoY Change
Non-GAAP Net Income	$1.49B	7% YoY Change
GAAP Earnings Per Share (“EPS”)	$5.91 per share	-4% YoY Change
Non-GAAP EPS	$8.33 per share	9% YoY Change
(1)	Reconciliations to comparable GAAP metrics are available at investor.keysight.com under quarterly reports in financial information.
LONG TERM STOCKHOLDER VALUE CREATION

(1)	Measured using the closing stock price on October 31, 2023, as compared to the closing stock price on October 31, 2018, and October 31, 2020, for the 5-year and 3-year TSR, respectively.
vi 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS HIGHLIGHTS

COMPENSATION POLICIES AND PRACTICES
Our commitment to designing an executive compensation program that is consistent with responsible financial and risk management is reflected in the following policies and practices:
What We Do	What We Don’t Do

• Compensation and Human Capital Committee of the Board of Directors (“Compensation and Human Capital Committee”) is comprised 100% of independent directors

• Independent compensation consultant retained by the Compensation and Human Capital Committee

• Balance short- and long-term incentives, cash and equity, and fixed and variable pay elements to executive officers to discourage short-term risk taking at the expense of long-term results

• Measurable ESG metric as a component of our executive short-term incentive plan (“STI”)

• Performance-based equity awards comprising approximately 60% of the overall equity allocation to executive officers

• 86% of our NEOs’ pay is performance based and at risk

• Set meaningful performance goals for performance-based short and long-term compensation

• Maximum limits on the amount of annual cash incentives and performance-based restricted stock units (“PSUs”) that may be paid out

• Maintain a robust clawback policy that applies to both cash incentives and equity awards

• Annually assess and mitigate compensation risk

• Solicit an annual advisory vote on executive compensation

• Maintain robust stock ownership guidelines

• No employment agreements providing for multi-year guarantees of salary increases, non-performance-based bonuses or equity compensation.

• No repricing or repurchasing of underwater stock options or stock appreciation rights without stockholder approval

• No dividends or dividend equivalents on unearned awards

• No executive officers engaging in hedging transactions or pledging our securities as collateral for loans

• No single trigger change of control acceleration of vesting for equity awards

• No excessive perquisites

• No excessive severance benefits

• No golden parachute tax gross ups

2024 Proxy Statement vii

INCENTIVE PROGRAM – PAY-FOR-PERFORMANCE HIGHLIGHTS
As described more fully in the Compensation Discussion and Analysis section of this Proxy Statement, our NEOs are compensated in a manner consistent with our performance-based pay philosophy and corporate governance best practices. Below are a few highlights of our pay for performance programs as they relate to our CEO and NEOs in Fiscal Year 2023.

(1)	Ronald Nersesian retired as Executive Chair on May 1, 2023 and is therefore not included in the Average NEO Total Target Compensation Chart, above.
(2)	Short-Term Incentive Plan (“STI”).
(3)	Long-Term Incentive Plan (“LTI”).
FISCAL YEAR 2023 SHORT TERM INCENTIVE PLAN RESULTS
Metrics	H1 Achievement % of Target	H2 Achievement % of Target
Non-GAAP EPS	106.1%	93.2%
Keysight Non-GAAP Revenue Growth	78.7%	-61.2%
Keysight Non-GAAP Annualized Recurring Revenue (“ARR”) Growth	72.0%	92.0%
Keysight Orders (Millions)	85.1%
Worldwide Quota (“WWQ”)		89.3%
Environmental, Social & Governance (“ESG”)	200%
viii 2024 Proxy Statement

LONG-TERM PERFORMANCE PLAN (“LTP”) RESULTS
Fiscal Year 2021 - Fiscal Year 2023 PSU Grants: TSR
TSR Relative to S&P 500 Total Return Index for FY21-FY23			Pay-for-Performance Results
Threshold (25% Payout)	Target (100% Payout)	Maximum (200% Payout)
40 percentage points below index	Equals Index	40 percentage points above index
	S&P 500 Total Return Index 35.1%	Keysight TSR 33.8%	1.3 ppts below index
97.5% Payout
Fiscal Year 2021 - Fiscal Year 2023 PSU Grants: Non-GAAP Operating Margin (“Non-GAAP OM”)
Non-GAAP OM Goals for FY21-FY23				Actual OM Achievement
Year	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
	5 points below annual Non-GAAP OM plan	Achievement of annual Non-GAAP OM plan	5 points above annual Non-GAAP OM plan
2021	20.9%	25.9%	30.9%	27.8%
2022	22.5%	27.5%	32.5%	29.3%
2023	24.8%	29.8%	34.8%	30.3%
				128% Payout
See the “Compensation Discussion and Analysis” section of this Proxy Statement for more information.
2024 Proxy Statement ix

CORPORATE SOCIAL RESPONSIBILITY KEY IMPACT GOALS

Keysight established targeted measures across environmental sustainability, social impact and ethical governance in Fiscal Year 2023. Goals have been identified to align with short-, mid-, and long-term efforts as noted.
	Key Impact Goals by End of FY 2023	End Results through FY 2023
Value committed to strengthening communities	$250M	$319M+
Students and future engineers engaged through STEM education	660,000	1.8M+
Global New Hires are Women by the end of Fiscal Year 2023	33.6%	33.9%
U.S. New Hires are URM(1) by the end of Fiscal Year 2023	50.1%	61.1%
Material negative impact to the income statement and institutional investments	ZERO	ZERO
Key Impact Goal by End of Fiscal Year 2040
Emissions in Company Operations	NET ZERO
(1)
Keysight defines URM as an individual who self identifies as Black, African American, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, or Alaska native, or as gay, lesbian, bisexual, or transgender.

x 2024 Proxy Statement

Proposal 3— Advisory Vote on Executive Compensation
	Executive Compensation	48
	Compensation Discussion and Analysis	50
	Compensation and Human Capital Committee Report	70
	Summary Compensation Table	71
	All Other Compensation	72
	Grants of Plan-Based Awards	73
	Outstanding Equity Awards at Fiscal Year-End	75
	Option Exercises and Stock Vested	79
	Pension Benefits	80
	Non-Qualified Deferred Compensation	84
	Potential Payments Upon Termination or Change in Control	86
	Pay Ratio Disclosure	92

Pay Versus Performance Disclosure		93

Proposal 4— Amend and Restate the 2014 Keysight Technologies Inc. Equity and Incentive Compensation Plan —
	Request for Shares, Dilution and Overhang	98
	Material Changes to the 2014 Equity Plan	99
	Key Terms of the 2014 Equity Plan at a Glance	100
	2014 Equity Plan Grant Practices	101
	Summary of the Plan	101
	U.S. Federal Income Tax Consequences	106
	New Plan Benefits	108
	Equity Compensation Plan Information	109

Proposal 5— Amend and Restate the Keysight Technologies Inc. Employee Stock Purchase Plan
	Rationale for ESPP Amendment	111
	Material Changes to the ESPP	111
	ESPP Reflects Governance Best Practices	112
	Summary of the ESPP	112
	U.S. Federal Income Tax Consequences	118
	New Plan Benefits	119
	Equity Compensation Plan Information	120

Proposal 6— Amend the Amended and Restated Keysight Technologies Inc., Certificate of Incorporation to eliminate the supermajority voting requirement and to amend the bylaws of the Company		121

PROPOSAL 1: ELECTION OF DIRECTORS
DIRECTOR NOMINATION CRITERIA: QUALIFICATIONS AND EXPERIENCE

The Nominating and Corporate Governance Committee performs an assessment of the skills and the experience needed to properly oversee the interests of Keysight and its stockholders. Generally, the Nominating and Corporate Governance Committee reviews both the short and long-term strategies of Keysight to determine what current and future skills and experience are required of the Board in exercising its oversight function. The Nominating and Corporate Governance Committee then compares those skills and experience to those of the current directors and potential director candidates. The Nominating and Corporate Governance Committee conducts targeted efforts to identify and recruit individuals who have the qualifications highlighted through this process.
The table below summarizes the key qualifications, skills, and attributes most relevant to the decision to nominate candidates to serve on the Board in Fiscal Year 2024. A mark indicates a specific area of focus or expertise on which the Board particularly relies. The absence of a mark does not mean the director does not possess that qualification or skill. Our director nominees’ biographies describe each director’s background and relevant experience in more detail.
4 2024 Proxy Statement

Qualifications, Expertise & Attributes	James Cullen	Satish Dhanasekaran	Charles Dockendorff	Richard Hamada	Michelle Holthaus	Paul Lacouture	Ronald Nersesian	Jean Nye	Joanne Olsen	Robert Rango	Kevin Stephens
Board Diversity Representation of gender and/or ethnic diversity		URM[1]		URM	F2			F	F		URM
Technology A significant background working in technology, resulting in knowledge of how to anticipate technology trends, generate disruptive innovation and extend or create new business	•	•	•	•	•	•	•	•	•	•	•
Global Business Experience cultivating and sustaining business relationships internationally and overseeing multinational operations	•	•	•	•	•	•	•	•	•	•	•
Leadership Has overseen the execution of important strategic, operational and policy issues while serving in an executive or senior leadership role	•	•	•	•	•	•	•	•	•	•	•
Strategic Transactions Background in leading organizations through significant strategic acquisitions, divestitures, and business combinations	•	•	•	•		•	•	•	•	•	•
Financial Literacy Knowledge of financial markets, financing operations, complex financial management and accounting and financial reporting processes	•	•	•	•	•	•	•	•	•	•	•
Institutional Knowledge Significant knowledge of our business strategy, operations, key performance indicators and competitive environment	•	•	•	•		•	•	•	•	•
Sales and Marketing Has served in a senior sales management, marketing campaign management or marketing/ advertising role or function	•	•		•	•	•	•		•	•	•
Enterprise Human Capital Management Enterprise-wide experience in recruiting, managing, developing and optimizing a company’s human resources	•	•				•	•	•
Information Security Experience in creating, managing, or overseeing enterprise-wide information security programs		•	•	•		•	•			•[3]	•
Environmental Matters Experience in managing and overseeing enterprise-wide environmental policies, strategies, initiatives and investments		•				•	•
1
Keysight defines URM as an individual who self-identifies as Black, African American, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, or Alaska native, or as gay, lesbian, bisexual, or transgender.

2	Female
3.	Mr. Rango received a CERT Certification in Cybersecurity Oversight from Carnegie Mellon University Software Engineering Institute on July 29, 2023.
2024 Proxy Statement 5

CURRENT DIRECTOR TERMS

Keysight’s Board is currently divided into three classes serving staggered three-year terms. Directors for each class are elected at the Annual Meeting held in the year in which the term for their class expires. Keysight’s Bylaws, as amended, allow the Board to fix the number of directors by resolution. The composition of the Board as of December 31, 2023, and the term expiration dates for each director are as follows:
Class	Directors	Term Expires
I	Ronald S. Nersesian, Charles J. Dockendorff and Robert A. Rango	2024
II	James G. Cullen, Michelle J. Holthaus, Jean M. Nye and Joanne B. Olsen	2025
III	Satish C. Dhanasekaran, Richard P. Hamada, Paul A. Lacouture and Kevin A. Stephens	2026
Directors elected at the 2024 Annual Meeting will hold office for a three-year term expiring at the annual meeting in 2027 (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal). Each nominee is a current director of Keysight, and information regarding each of the nominees is provided below as of December 31, 2023.
6 2024 Proxy Statement

DIRECTOR NOMINEES FOR ELECTION TO NEW THREE-YEAR TERMS THAT WILL EXPIRE IN 2027

Ronald S. Nersesian
AGE: 64	KEYSIGHT COMMITTEES:	PUBLIC DIRECTORSHIPS:

Director Since: December 2013 November 2019 to present (Chair of the Board)	Executive (Chair)	None Former Public Directorships Held During the Past Five Years: Trimble, Inc.

Mr. Nersesian currently serves as Non-Executive Chair of the Board. He served as the Executive Chair from May 2022 through April 2023. From November 1, 2019 through April 2022, Mr. Nersesian served Chair of the Board and as President and Chief Executive Officer of Keysight. From December 2013 through October 2019, he served as President, Chief Executive Officer and Director of Keysight. Prior to the separation from Agilent, Mr. Nersesian held a variety of senior executive and senior management roles at Agilent, LeCroy and HP. Mr. Nersesian holds a Bachelor of Science degree in electrical engineering from Lehigh University and an MBA from New York University, Stern School of Business. Mr. Nersesian self-identifies as a white male.
IMPACT
Mr. Nersesian brings to the Board strong business operational experience with technology companies and management expertise developed over three decades.
SKILLS AND QUALIFICATIONS
• Technology
• Global Business
• Leadership
• Strategic Transactions
• Financial Literacy
• Institutional Knowledge
• Sales and Marketing
• Enterprise Human Capital Management
• Information Security
• Environmental Matters
2024 Proxy Statement 7

Charles J. Dockendorff
AGE: 69	KEYSIGHT COMMITTEES:	PUBLIC DIRECTORSHIPS:

Director Since: October 2014	Audit and Finance (Chair) Nominating and Corporate Governance	Boston Scientific Corporation Haemonetics Corporation Hologic, Inc. Former Public Directorships Held During the Past Five Years: None

Mr. Dockendorff served as the Executive Vice President and Chief Financial Officer of Covidien plc from 2006 until his retirement in March 2015, and as Vice President and Chief Financial Officer from 1995 to 2006. Mr. Dockendorff was appointed Chief Financial Officer of Tyco Healthcare in 1995, having joined the Kendall Healthcare Products Company as Controller. He was named Vice President and Controller of Kendall in 1994. Prior to joining Kendall/Tyco Healthcare, Mr. Dockendorff was the Chief Financial Officer, Vice President of Finance and Treasurer of Epsco Inc. and Infrared Industries, Inc. Mr. Dockendorff is a Certified Public Accountant and holds a Bachelor’s degree in Business Administration and Accounting from the University of Massachusetts and a Master of Science degree in Finance from Bentley College. He currently serves on the board of directors of Boston Scientific Corporation, Haemonetics Corporation and Hologic, Inc.. Mr. Dockendorff self-identifies as a white male.
IMPACT
As a result of Mr. Dockendorff’s significant financial experience, Mr. Dockendorff provides the Keysight Board with extensive accounting, tax, treasury, financial planning, and audit knowledge.
SKILLS AND QUALIFICATIONS
• Technology
• Global Business
• Leadership
• Strategic Transactions
• Financial Literacy
• Institutional Knowledge
• Information Security
8 2024 Proxy Statement

Robert A. Rango
AGE: 65	KEYSIGHT COMMITTEES:	PUBLIC DIRECTORSHIPS:

Director Since: November 2015	Audit and Finance Nominating and Corporate Governance	KLA Corporation Former Public Directorships Held During the Past Five Years: Integrated Device Technology, Inc.

Mr. Rango served as the President and Chief Executive Officer of Enevate Corporation from June 2016 until his retirement in December 2022. Mr. Rango served from March 2002 to July 2014 as an executive at Broadcom Corporation. From 2010 to 2014, he served as Executive Vice President and General Manager of Broadcom’s Mobile and Wireless Group. During his tenure at Broadcom, Mr. Rango held many senior management positions in the company’s Network Infrastructure Business Unit, Mobile and Wireless Group and Wireless Connectivity Group. Mr. Rango received his Bachelor of Engineering degree in Electrical Engineering from State University of New York and his Master of Engineering in Electrical Engineering from Cornell University. He serves on the board of directors of KLA Corporation. Mr. Rango self-identifies as a white male.
IMPACT
Mr. Rango possesses significant operating and leadership skills, including extensive experience in global semiconductor product marketing, development and sales. He recently received a CERT Certification in Cybersecurity Oversight from Carnegie Mellon University Software Engineering Institute. His mobile, wireless, semiconductor, optical, software and technology management, and cybersecurity expertise make him a valuable member of the Keysight Board.
SKILLS AND QUALIFICATIONS
• Technology
• Global Business
• Leadership
• Strategic Transactions
• Financial Literacy
• Institutional Knowledge
• Sales and Marketing
• Information Security
2024 Proxy Statement 9

CONTINUING DIRECTORS NOT BEING CONSIDERED FOR ELECTION AT THIS ANNUAL MEETING

The Keysight directors whose terms are not expiring this year are listed below. They will continue to serve as directors for the remainder of their terms or through such other date, in accordance with Keysight’s Bylaws. Information regarding each of such directors, as of December 31, 2023, is provided below.
DIRECTORS WHOSE TERMS WILL EXPIRE IN 2025
James G. Cullen
AGE: 81	KEYSIGHT COMMITTEES:	PUBLIC DIRECTORSHIPS:

Director Since: October 2014	Compensation and Human Capital Nominating and Corporate Governance	Avinger, Inc. Former Public Directorships Held During the Past Five Years: Agilent Technologies,Inc.

Mr. Cullen was President and Chief Operating Officer of Bell Atlantic Corporation (now known as Verizon) from 1997 to June 2000 and a member of the office of Chair from 1993 to June 2000. Prior to this appointment, Mr. Cullen was the President and Chief Executive Officer of the Telecom Group of Bell Atlantic from 1995 to 1997. Prior to that time, Mr. Cullen held management positions with New Jersey Bell and AT&T. Mr. Cullen holds a Bachelor of Arts degree in Economics from Rutgers University and a Master of Science degree in Management Science from the Massachusetts Institute of Technology. He also serves on the board of directors of Avinger Inc. Mr. Cullen self-identifies as a white male.
IMPACT
Mr. Cullen has considerable managerial and operational experience and expertise from his senior leadership position with Bell Atlantic and its predecessors. In addition, Mr. Cullen brings significant public company director experience and perspective on public company management and governance. Mr. Cullen has a strong understanding of Keysight’s business having served on the board of Agilent Technologies, Inc. (“Agilent”) for over 10 years, including more than five years as the non-executive Chair.
SKILLS AND QUALIFICATIONS
• Technology
• Global Business
• Leadership
• Strategic Transactions
• Financial Literacy
• Institutional Knowledge
• Sales and Marketing
• Enterprise Human Capital Management
10 2024 Proxy Statement

Michelle J. Holthaus
AGE: 50	KEYSIGHT COMMITTEES:	PUBLIC DIRECTORSHIPS:

Director Since: May 2021	Compensation and Human Capital Nominating and Corporate Governance	None Former Public Directorships Held During the Past Five Years: None

Mrs. Holthaus serves as executive vice president and general manager of the Client Computing Group at Intel Corporation where she is responsible for all aspects of running and growing the client business. In her previous role she led Intel’s global sales, marketing and communications functions. She previously served as senior vice president and general manager of sales and marketing from July 2018 to September 2019, as corporate vice president and general manager of sales and marketing from September 2017 through June 2018, and as division vice president and division general manager of sales and marketing from February 2016 through August 2017. She has been with Intel since 1996 and has held a variety of roles within the products and marketing areas. Mrs. Holthaus received a B.A. in Finance from Linfield College. Mrs. Holthaus self-identifies as a white female.
IMPACT
Mrs. Holthaus brings a strong combination of sales and marketing experience, deep customer insight and financial acumen from her numerous senior management positions, making her a valuable addition to the Keysight Board.
Skills and Qualifications:
• Board Diversity
• Technology
• Global Business
• Leadership
• Financial Literacy
• Sales and Marketing
2024 Proxy Statement 11

Jean M. Nye
AGE: 71	KEYSIGHT COMMITTEES:	PUBLIC DIRECTORSHIPS:

Director Since: October 2014 September 2022 to present (Lead Independent Director)	Compensation and Human Capital Executive Nominating and Corporate Governance (Chair)	None Former Public Directorships Held During the Past Five Years: Adaptive Insights, Inc.

Ms. Nye served as Senior Vice President of Human Resources for Agilent from August 1999 through October 2014. As Agilent’s first Chief Human Resources Officer, she was responsible for the leadership and cultural transformation of the new company as it established its identity, strategy and management practices distinct from those of Hewlett Packard. From 1997 to 1999, Ms. Nye served as the Director of Education for Hewlett Packard. During her 19-year tenure at Hewlett Packard, Ms. Nye held various positions in Manufacturing, Quality and Strategic Planning as well as Human Resources. Ms. Nye received her BA from Princeton University and an MBA from Harvard University. Ms. Nye has served as a director of several schools and non-profit organizations. Ms. Nye self-identifies as a white female.
IMPACT
As advisor to several public technology companies, Ms. Nye has contributed particular expertise in Senior Executive succession planning. Ms. Nye has in-depth knowledge of Keysight and its businesses, having been a leader at Keysight’s predecessors, Agilent and HP, for over 30 years. Over the course of her career, she developed considerable expertise in Keysight’s businesses, policies and practices. This perspective provides valuable insight on the Keysight Board.
SKILLS AND QUALIFICATIONS
• Board Diversity
• Technology
• Global Business
• Leadership
• Strategic Transactions
• Financial Literacy
• Institutional Knowledge
• Enterprise Human Capital Management
12 2024 Proxy Statement

Joanne B. Olsen
AGE: 65	KEYSIGHT COMMITTEES:	PUBLIC DIRECTORSHIPS:

Director Since: May 2019	Compensation and Human Capital (Chair) Nominating and Corporate Governance	Ciena Corporation Teradata Corporation Former Public Directorships Held During the Past Five Years: None

Ms. Olsen most recently served as Executive Vice President of Oracle Global Cloud Services and Support until her retirement in 2017. She previously served as Senior Vice President and leader of Oracle’s applications sales, alliances and consulting organizations in North America. Ms. Olsen began her career with IBM, where, over the course of more than three decades, she held a variety of executive management positions across sales, global financing and hardware. Ms. Olsen holds a B.A. in Mathematics and Economics from East Stroudsburg University of Pennsylvania. Ms. Olsen also serves on the board of directors of Ciena Corporation and Teradata Corporation. Ms. Olsen self-identifies as a white female.
IMPACT
Ms. Olsen brings a strong combination of sales, support and product experience from numerous senior management positions and considerable public company director experience, making her a valuable addition to the Keysight Board.
SKILLS AND QUALIFICATIONS
• Board Diversity
• Technology
• Global Business
• Leadership
• Strategic Transactions
• Financial Literacy
• Institutional Knowledge
• Sales and Marketing
2024 Proxy Statement 13

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2026
Satish C. Dhanasekaran
AGE: 51	KEYSIGHT COMMITTEES:	PUBLIC DIRECTORSHIPS:

Director Since: May 2022	None	Zebra Technologies

Mr. Dhanasekaran has served as President and Chief Executive Officer of Keysight since May 2022. He served as Senior Vice President and Chief Operating Officer (“COO”) from October 2020 through April 2022. He was Senior Vice President and President of the Communications Solutions Group from July 2017 through September 2020. From May 2016 through June 2017, Mr. Dhanasekaran served as Keysight’s Vice President and General Manager, Wireless Devices and Operators Business Unit. From June 2015 through April 2016, Mr. Dhanasekaran served as the General Manager of the Mobile Broadband Operation, and from November 2014 through May 2015, he led the marketing function for the Signal Analysis and Signal Sources Division. He holds a master's degree in electrical engineering from Florida State University and an executive education certification from The Wharton School of Business at the University of Pennsylvania. Mr. Dhanasekaran serves on the board of directors of Zebra Technologies. Mr. Dhanasekaran self-identifies as an Asian male.
IMPACT
Mr. Dhanasekaran’s diverse experience as a manager, General Manager, COO and CEO provides the Board with deep knowledge of the day-to-day working of Keysight businesses and operating model.
SKILLS AND QUALIFICATIONS
• Board Diversity
• Technology
• Global Business
• Leadership
• Strategic Transactions
• Financial Literacy
• Institutional Knowledge
• Sales and Marketing
• Human Capital Management
• Information Security
• Environmental Matters
14 2024 Proxy Statement

Richard P. Hamada
AGE: 65	KEYSIGHT COMMITTEES:	PUBLIC DIRECTORSHIPS:

Director Since: October 2014	Compensation and Human Capital Nominating and Corporate Governance	Trinity Capital, Inc. Former Public Directorships Held During the Past Five Years:

Mr. Hamada served as the Chief Executive Officer of Avnet Inc. from July 2011 until July 2016 and as a member of the Avnet board of directors from February 2011 until July 2016. He first joined Avnet in 1983 and has served in many capacities including President from May 2010 through June 2011 and Chief Operating Officer from July 2006 through June 2011, as President of Avnet’s Technology Solutions operating group from July 2003 through June 2006, and as President of its Computer Marketing business unit from January 2002 through June 2003. Mr. Hamada holds a Bachelor of Science degree in Finance from San Diego State University. He serves on the board of directors of Trinity Capital, Inc. Mr. Hamada self-identifies as an Asian male.
IMPACT
As a result of Mr. Hamada’s broad background in the technology and electronics industries, spanning his career, Mr. Hamada provides the Keysight Board with extensive sales, marketing and management knowledge.
SKILLS AND QUALIFICATIONS
• Board Diversity
• Technology
• Global Business
• Leadership
• Strategic Transactions
• Financial Literacy
• Institutional Knowledge
• Sales and Marketing
• Information Security
2024 Proxy Statement 15

Paul A. Lacouture
AGE: 73	KEYSIGHT COMMITTEES:	PUBLIC DIRECTORSHIPS:

Director Since: March 2019	Audit and Finance Nominating and Corporate Governance	None Former Public Directorships Held During the Past Five Years: Neustar, Inc.

Mr. Lacouture served as a director of Neustar, Inc. from 2007 to 2018. Mr. Lacouture retired in 2007 as Executive Vice President of Engineering and Technology for Verizon Telecom, a position he held since 2006. From 2000 to 2006, Mr. Lacouture was President of the Verizon Network Services Group. Prior to the Bell Atlantic/GTE merger in July 2000, Mr. Lacouture was President of the Network Services group at Bell Atlantic. Mr. Lacouture received his Bachelor of Science degree in Electrical Engineering from Worcester Polytechnic Institute and an MBA from Northeastern University. Mr. Lacouture self identifies as a white male.
IMPACT
Mr. Lacouture brings extensive management experience from numerous senior management positions and considerable public company director experience to the Keysight Board.
SKILLS AND QUALIFICATIONS
• Technology
• Global Business
• Leadership
• Strategic Transactions
• Financial Literacy
• Sales and Marketing
• Enterprise Human Capital Management
• Institutional Knowledge
• Information Security
• Environmental Matters
16 2024 Proxy Statement

Kevin A. Stephens
AGE: 62	KEYSIGHT COMMITTEES:	PUBLIC DIRECTORSHIPS:

Director Since: March 2022	Audit and Finance Nominating and Corporate Governance	Crown Castle International Corp. Former Public Directorships Held During the Past Five Years: None

Mr. Stephens served as the Executive Vice President and President of the Business Services at Altice USA, a New York-based broadband and video services provider from December 2015 until January 2019. Prior to that, he served as President of Commercial and Advertising Operations at Suddenlink Communications, an Internet service provider, from December 2012 through November 2015 and also served as Senior Vice President, Commercial and Advertising Operations of Suddenlink Communications from May 2006 through November 2012. Earlier in his career, Mr. Stephens held senior leadership positions at both Fortune 500 and start-up firms, including Cox Communications, Choice One Communications, and Xerox Corporation. Mr. Stephens earned a Bachelor of Business Administration degree from the University of Michigan and an MBA degree from the University of Southern California. He serves on the board of directors of Crown Castle International, Corp. Mr. Stephens self identifies as black male.
IMPACT
Mr. Stephens brings to the Board extensive management experience and market insight in technology and internet services from numerous senior management positions.
SKILLS AND QUALIFICATIONS
• Board Diversity
• Technology
• Global Business
• Leadership
• Strategic Transactions
• Financial Literacy
• Sales and Marketing
• Information Security
KEYSIGHT’S BOARD RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES.
2024 Proxy Statement 17

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE HIGHLIGHTS

The Board is committed to sound and effective governance practices that promote long-term value and strengthen Board and management accountability to our stockholders. The following table highlights many of our key Fiscal Year 2023 governance practices.

• 9 of 11 Directors are independent

• Separate CEO and Board Chair

• Lead Independent Director with clearly defined role

• Independent standing Board committees

• Regular meetings of our independent directors without management present

• 27% of directors are female

• 27% of directors are URMs

• Average Board tenure of six years and two months (as of end of Fiscal Year 2023)

• Annual evaluation of the CEO by independent directors
• Annual board self-assessment process

• Policies prohibiting hedging, short selling and pledging of our common stock for all employees and directors

• Stock ownership guidelines for executive officers and directors

• Risk oversight by Board and Committees

• Board oversight for ESG Matters

• Procedures for stockholders to communicate directly with the Board

• Annual management outreach to stockholders to discuss ESG topics of interest

• Annual advisory vote on executive compensation

• Periodic review of Committee charters and Corporate Governance Guidelines

• Compensation and Human Capital Committee oversight of human capital management matters

CORPORATE SOCIAL RESPONSIBILITY

Keysight’s Corporate Social Responsibility (“CSR”) strategy supports the success of our business. Our CSR strategy is a three-pronged approach that: 1) supports efforts that help the planet and company thrive; 2) engages Keysight stakeholders and aligns with company values; and 3) utilizes a formal governance structure and management system. Supported by a framework of foundational pillars – each with supporting policies, programs, action plans, and accountability – this strategy provides an enterprise-wide structure with which Keysight CSR efforts are aligned and against which they are measured. Keysight’s progress is tracked and reported through our annual CSR report and related materials.
18 2024 Proxy Statement

ETHICAL GOVERNANCE
Keysight is committed to conducting business in an ethically responsible manner, with strategic and operational policies, procedures, and values that support transparency, sustainability, and legal compliance. Keysight’s leadership team places ethics at the core of our operations, and all employees are expected to uphold these values in their daily work. We regularly evaluate our Standards of Business
Conduct (“SBC”) and monitor emerging issues to confirm that our standards are appropriate to meet contemporary business challenges while adhering to Keysight’s core value of uncompromising integrity. We have an Ethics Management System which is designed to ensure continuous improvement of the company’s ethics and compliance programs.
THE ENVIRONMENT
Keysight recognizes that climate change is an economic, environmental, and social crisis and that reducing greenhouse gas (“GHG”) emissions supports the sustainability of our business. In Fiscal Year 2021, we announced our commitment to net zero emissions in company operations by the end of Fiscal Year 2040 and committed to Science Based Target initiative (“SBTi”) to develop approved SBTs in line with limiting global warming to 1.5 degrees Celsius. Keysight is proud to report that our near-term science-based targets were approved by SBTi on October 27, 2023. In alignment with the SBTi framework, we expanded our GHG reporting from our nine largest sites to more than seventy sites over which we have operational control, and our baseline has been recalculated to align with this reporting approach. We have already taken steps to implement our strategy, including the installation of a 5.8 megawatt peak rooftop solar array at the company’s largest site, located in Penang Malaysia. In addition, as a part of our efforts in energy conservation and reduction, we implemented infrastructure projects related to heating, ventilation and air conditioning efficiency improvements and lighting system upgrades. To track progress, we established mid-term renewable energy reduction goals to be met by the end of Fiscal Year 2030, all while providing solutions that support our customers’ goals and enable sustainability innovation. Keysight’s approach to environmental sustainability, health and safety management is grounded in accountable governance and results tracking and is shaped and supported through commitments to international standards and partnerships.
Keysight has implemented a strong environmental governance structure with documented processes to ensure the company complies with local laws and regulations related to environmental matters, including climate change. Our processes for identifying, assessing and responding to climate-related risks and opportunities are managed and reported at various levels across the company. Keysight’s customer-focused quality policy and comprehensive Business Management System provide processes to enable us to meet business needs and regulatory requirements around the world.
RESPONSIBLE SOURCING
Keysight requires our suppliers to adhere to environmental and social responsibility principles aligned with those valued in our company. Keysight has strong partnerships with strategic suppliers to support mutual success and commitment to leadership in sustainable practices, technology and business operations. Keysight’s responsible sourcing program has been developed by benchmarking against external standards, including the Responsible Business Alliance Code of Conduct, the California Transparency in Supply Chains Act of 2010, the United Nations Guiding Principles on Business and Human Rights, ISO 14001:2015, and other industrial practices as specified in the Keysight Supplier Code of Conduct. By working with suppliers to support our sustainability policies and identify and mitigate supply risks, Keysight is able to maintain a leadership position in sustainable business practices.
OUR CUSTOMERS
Keysight also expects our customers to adhere to environmental and social responsibility principles aligned with those of Keysight and to use our products responsibly. We recently updated our Human Rights and Labor Policy to add a section on Responsible Use of Our Products, which states that we do not condone misuse of our products in ways that cause or contribute to human rights violations. We have added enhanced customer screening processes that looks for potential human rights violations. Using this process, we screen approximately 200 customers per month. The screening is conducted by a steering committee consisting of our Vice President of Global Customer Operations, the Senior Vice President of Corporate Services, and the Customer Master Data team. Where issues of concern are identified and cannot be resolved, they are brought to a review panel that makes a decision regarding whether or not a sale can proceed.
2024 Proxy Statement 19

OUR PEOPLE
Keysight values a diverse, inclusive, and respectful work environment where employees are provided challenging assignments, a safe working environment, development opportunities, and competitive salaries. The company adheres to the tenets of the United Nations Guiding Principles on Business and Human Rights, prioritizes fair employment practices, and complies with all laws pertaining to nondiscrimination and equal opportunity. Employees are the driving force in carrying out our CSR vision. Through direction and oversight by the company’s leadership team, utilizing our Keysight Leadership Model (“KLM”) and supporting benefits, programs, policies, and communications, employees are given the tools for success across our CSR foundational pillars. In accordance with the Universal Declaration of Human Rights, we strive to treat all Keysight employees with dignity and respect. We advocate for similar treatment of all workers worldwide. Keysight leverages its Labor Management System to validate the company’s global, systematic approach to driving continuous improvement in human rights and labor compliance.
COMMUNITIES
Keysight contributes to the communities where the company operates, participates in local and global volunteer efforts, and supports numerous charitable and educational organizations. Keysight’s worldwide community programs tangibly demonstrate our values and commitment to societal prosperity, and directly support our social impact goals. The company’s corporate community engagement includes citizenship, philanthropy, and employee volunteerism programs. Our corporate efforts are focused on STEM education, supporting opportunities for women and underrepresented minorities in technology, health and human services, and environmental conservation.
OUR SOLUTIONS
Keysight helps build a better planet through our advanced design and validation services that help accelerate innovations to change lives, secure the world, and connect people across the globe. Keysight customers are leaders in technology, achieving breakthroughs that connect and secure the world. Keysight accelerates these breakthroughs by providing leading-edge design, test, manufacturing and optimization solutions in areas such as clean technology, social impact and wellness, and safety and security. Our highly reliable, long-lasting solutions are designed to be safe, to be compliant with applicable regulations, and to maximize the value of limited environmental resources. In addition, Keysight services complement our solution offerings, providing multiple options to extend product life up to 40 years of active service, which can help customers meet their CSR goals.
20 2024 Proxy Statement

KEY IMPACT GOALS FOR FISCAL YEAR 2023
Keysight set the following key impact goals across environmental sustainability, social impact and ethical governance for Fiscal Year 2023. Goals were identified to align with short-, mid-, and long-term efforts and progress was made as noted below.
	Key Impact Goals by End of FY 2023	End Results through FY 2023
Value committed to strengthening communities	$250M	$319M+
Students and future engineers engaged through STEM education	660,000	1.8M+
Global New Hires are Women by the end of Fiscal Year 2023	33.6%	33.9%
U.S. New Hires are URMs by the end of Fiscal Year 2023	50.1%	61.1%
Material negative impacts to the income statement and institutional investment	ZERO	ZERO
Key Impact Goal by End of Fiscal Year 2040
Emissions in Company Operations	NET ZERO
CULTURE, VALUES AND STANDARDS
Human Capital
We have a diverse, inclusive, and respectful work environment, where employees are offered challenging assignments, development opportunities, competitive salaries and a safe workplace. As of October 31, 2023, we had approximately 14,900 employees worldwide representing more than 80 nationalities working in 30 countries. Of those employees, 5,500 are located in the Americas (including 5,300 in the United States), 2,800 are located in Europe, and 6,600 are located in Asia Pacific.
Culture, Values and Standards
Our core values and culture reflect a commitment to ethical business practices and outstanding corporate citizenship. We adhere to the tenets of the United Nations Guiding Principles on Business and Human Rights, and core International Labor Organization conventions, and we are an affiliate member of the Responsible Business Alliance. We comply with the labor and employment laws of all countries in which we operate, prioritizing fair employment practices, labor compliance, non-discrimination, and equal employment opportunity. The KLM is the framework for how we do business, enabling us to execute on our strategies for the benefit of our customers, stockholders and employees, while operating within our values of Speed and Courage, Uncompromising Integrity, High Performance, Social Responsibility and One Keysight.
We believe our culture, which fosters employee inclusion, engagement, and innovation, is a competitive advantage. We are committed to maintaining a work environment founded on respect for all, regardless of race, color, age, sex, sexual orientation, gender identity and expression, ethnicity, religion, disability, veteran status, national origin, or any protected class. Our Harassment Policy requires that all who work for Keysight be treated with dignity, respect, and courtesy. Our Keysight SBC governs our dealings with our customers, competitors, suppliers, third-party partners, as well as with our fellow employees, and is available for review on our website. Our employees are responsible for upholding the SBC, and SBC training is required annually for all our employees.
Oversight and Governance
The CAO is responsible for developing and executing the company’s human capital strategy. Our strategy incorporates global policies and programs for leadership and talent development, diversity, equity and inclusion, compensation, benefits, staffing and workforce planning, human resources systems, education, and organization development. The CAO is responsible for developing and integrating the company’s diversity, equity, and inclusion priorities and strategy.
2024 Proxy Statement 21

The CEO and CAO regularly update our board of directors and the Compensation and Human Capital Committee on human capital matters.
Hiring, Retention and Succession Planning
We understand that Science, Technology, Engineering and Math (“STEM”) education is critical to creating a pipeline of future engineers. We provide global support for STEM education through a variety of company-sponsored and employee-led programs, which introduce school-age students to engineering.
Our talent acquisition and Human Resources teams work with business leaders to understand and align on how our business goals and strategies impact our talent needs. The teams use this information to inform recruiting efforts and to build talent pipelines to support growth. In partnership with the marketing team, we have built a strong company brand utilizing multiple communication platforms to better enable us to attract top talent.
We continue to refine and expand our talent acquisition strategies and processes. As part of our talent acquisition strategy, we provide training to recruiters and hiring managers to assist them in recruiting and hiring top talent. We had a global job offer acceptance rate of 86.8 percent in 2023.
Our business leaders are required to periodically evaluate employee contributions to the company and to identify key contributors, as well as those in need of improvement. At least annually, we provide employees with feedback on their performance over the past fiscal year. Working with Human Resources, business leaders develop retention strategies and initiatives to keep critical talent focused and engaged and to minimize attrition. The average tenure of our employees is 12.6 years. Our three-year average employee turnover rate was approximately 7.5 percent and has been lower than the industry average for the past five years.
We continue to develop our leadership capability. We have identified core competencies for leadership positions along with a learning and development framework that can help leaders refine their skills. Succession planning sessions are conducted annually in each business and at many levels in the organization, including the executive level. These reviews provide visibility to top talent, potential leadership gaps, and development plans.
Globally, many of our employees are eligible to retire. These employees often have valuable skills and historical information and knowledge transfer is critical. We have knowledge transfer practices and programs to enable us to retain critical knowledge. In the United States, we have programs specifically designed for retirement-ready employees. We have a retirement planning program that provides a severance payment in exchange for extended notice of retirement. Those who are considered critical talent are given an opportunity to gradually reduce hours leading up to retirement, giving us time to transfer critical information and processes. Once retired, these former employees are given the opportunity to consult with us on a limited basis to provide on-going mentoring and training.
Diversity and Equal Employment Policy
We are an equal opportunity employer, and we are committed to maintaining a diverse and inclusive work environment that is free from harassment and discrimination. The value we place on diversity, equity and inclusion (“DEI”) is a competitive advantage, and it helps us attract and retain the best talent and drive high performance through innovation and collaboration. We benefit from the innovation that results when people with differing experiences, perspectives, and cultures work together.
We have a DEI Director who is responsible for driving strategy and for implementing new and ongoing DEI initiatives. To increase the pool of diverse candidates for open positions, we participate in diversity-focused career fairs and conferences in the United States, Asia, and Europe. We identify diversity recruiting business champions who develop business-specific talent acquisition plans, and we have partnerships with universities worldwide that are aligned with our strategic talent needs, including Historically Black Colleges and Universities in the United States. In an effort to enable employees to be successful, we provide mentoring programs, inclusive benefits, access to employee network groups, and training for every stage of employment.
As of October 31, 2023, women represented 31 percent of our global workforce, and underrepresented minorities represented 44.4 percent of the United States workforce. The percentage of leadership positions (Officer, Senior Vice President, Vice President, Senior Manager, Integrating Manager, Operating Manager and Supervisor) held by women globally was 25.2 percent and the percentage of leadership positions held by underrepresented minorities in the United States was 39.9 percent. At the senior executive level (Officer, Senior Vice President, Vice President), 27.6 percent were women and 31.8 percent were underrepresented minorities. Our Board of Directors has eleven members, three of whom are women, and three are self-identified underrepresented minorities.
22 2024 Proxy Statement

In the rest of the workforce, we seek to expand hiring of women globally and underrepresented minorities in the United States. We established annual hiring goals to improve our workforce diversity. In 2023, 33.9 percent of our global external new hires were women, exceeding our 2023 goal of 33.6 percent. In 2023, 61.1 percent of external new hires in the United States were underrepresented minorities, exceeding our goal of 50.1 percent. For fiscal year 2024, the adjusted hiring goals for global external new women hires is 34.4 percent, and external new underrepresented minorities hires in the United States is 50.1 percent. A metric in our short-term executive compensation program for fiscal year 2024 is tied to the achievement of these goals.
Learning and Development
We believe that learning is a lifelong pursuit that creates a mindset of professional growth and continuous improvement. We prioritize on-the-job learning through stretch assignments, development opportunities, and educational resources. Our employees have access to a wide range of programs, workshops, classes, and resources to help them excel in their careers. Our Keysight University platform offers training and development programs, as well as learning resources. Our Employee Educational Assistance Program provides financial and management support to eligible employees, allowing them to pursue academic degrees related to their field of work.
Many of our employees are required to take annual training courses related to their work, including those pertaining to the environment, data privacy, contributing to an inclusive workplace, export compliance and workplace health and safety. We also have leadership development programs including training for new managers and development through ExecOnline. We hold an annual Keysight Executive Development program with senior leaders to align on strategy and key focus areas for the company.
Compensation and Benefits
We compensate employees with competitive wages and benefit programs designed to meet employee needs. Our compensation and benefit programs are designed to recognize our employees' contributions to value creation and business results. We seek to achieve pay parity across our organization and in 2023 maintained a worldwide women-to-men pay parity of nearly 1:1.
Listening to Employees
We provide multiple avenues for employee input. Our Open-Door Policy provides employees with direct access to any level of management to discuss ideas, get input on career development, and discuss concerns in a constructive manner. The MyVoice program fosters inclusion through engagement surveys on a variety of topics that give us insight on what employees value and helps us identify where to prioritize our efforts. We also created a global Inclusion Council comprised of employees from all functions across the globe to help formulate our inclusion goals and track our progress.
Health, Safety and Wellness
We strive to maintain a best-in-class work environment and provide a safe and healthy workplace for all employees. We accomplish this through strict compliance with applicable laws and regulations regarding workplace safety. Our programs include recognition and control of workplace hazards, ergonomics training, a global travel health program, and robust emergency and disaster recovery plans. We promote the health and wellness of our employees through our Employee Well Being programs, our Employee and Family Assistance Program (which includes twelve free sessions with therapists and mental health coaches per year), and workplace accessibility and accommodations.
2024 Proxy Statement 23

INFORMATION SECURITY

Information security is an important priority for Keysight. Our Borderless Information Security Program applies an enterprise-wide, risk-based approach to information security that has foundations in industry standards and best practices. Our information security operations and procedures provide a comprehensive Information Security Management System (“ISMS”) that enable us to maintain the confidentiality, integrity, and availability of information and systems in our environment.
BORDERLESS INFORMATION SECURITY PROGRAM
The Borderless Information Security Program is focused on the following priorities:
•
Risk Management and Compliance – We have worldwide-operations and are subject to laws and regulatory requirements wherever we conduct business, and we have implemented a variety of processes designed to comply with these requirements. We use an enterprise-wide risk management programs and Information Security Review process designed to identify, assess, document, monitor and report information security risks. Based on this information, we evaluate the likelihood and impact of harmful events and deliver recommendations regarding a response to risks presented.

•
Training and Awareness – Keysight requires employees to take annual security awareness training. We regularly deploy enterprise-wide phishing simulation tests with mandatory follow-up training and education as needed. Our information security policies are based on NIST SP 800-171 and apply enterprise-wide. They are reviewed at least annually and are updated as needed. Additionally, we provide an easy mechanism for employees to report suspicious email messages to the information security team for additional investigation.

•
Security Tools Optimization – We utilize a variety of tools designed to protect our network and systems, including firewalls, intrusion detection and prevention systems, web content filtering protection, anti-virus and malware detection tools, system scans and full disk encryption. We use Security Information and Event Management (“SIEM”) to process logs and events from many systems, devices and applications in the environment. The SIEM correlates input from these sources and creates alerts when suspicious behavior is detected.

•
Third Party Risk – We have processes in place designed to catalogue and review third party access to Keysight networks. Our Internal Audit organization performs audits to help identify potential control weaknesses, compliance concerns or operational inefficiencies in our processes.

•
Data Protection and Asset Management – We maintain an inventory of assets and apply encryption where appropriate on mobile devices and control configurations of those devices. We have documented disaster recovery plans and processes which are regularly reviewed and tested.

•
Security Operations – We have multiple processes in place for detection and response to potential attacks, breaches or disruptions, including the Security Operations Center which is a dedicated, in-house, 24x7 monitoring and response center. Our incident response plan coordinates the activities we take to prepare for, detect, respond to and recover from cybersecurity incidents, which include processes to triage, assess severity for, escalate, contain, investigate, and remediate the incident, as well as to comply with potentially applicable legal obligations and mitigate brand and reputational damage.

GOVERNANCE AND OVERSIGHT
Keysight has a dedicated Chief Information Security Officer (“CISO”) who is responsible for the ISMS, including the legal, physical, and technical controls associated with that system. The CISO and reports directly to the Company’s Chief Information Officer (“CIO”). The CIO is the head of the Company’s global information technology (“IT”) team which has an integrated governance structure consisting of a Senior Executive Committee, a Cyber Executive Committee and Cyber Leaders. The Senior Executive Committee prioritizes the information technology components of strategic business imperatives and oversees IT capability and security programs. The Cyber Executive Committee reviews identified risks, sponsors initiatives to address risk and oversees security and compliance responses. Cyber leaders are management representatives from all functions and lines of business who are responsible for executing programs and initiatives sponsored by the Executive Committee.
24 2024 Proxy Statement

The Audit and Finance Committee, which is comprised entirely of independent directors with information security experience, oversees and monitors the Company’s information security programs. In this past year, Robert Rango received a CERT Certification in Cybersecurity Oversight from Carnegie Mellon University Software Engineering Institute. The CIO meets with the Audit and Finance Committee regularly to report on risks, mitigation, initiatives, compliance and outcomes and the Audit and Finance Committee reports relevant information to the full Board.
AUDIT AND SCORING
We engage with approved third-party companies that audit our regulatory compliance, validate control performance, perform penetration testing and provide impartial risk assessments. Additionally, our information security programs are monitored by Bitsight and Security Scorecard, leading cybersecurity ratings agencies, that continuously monitor and provide security report cards for all companies with an internet presence. We are proud that our Bitsight rating puts us in the “Advanced” category, and we maintained our “A” rating from Security Scorecard as of October 31, 2023. There have been no known information security breaches in Fiscal Years 2021, 2022, or 2023.
INFORMATION SECURITY RISK INSURANCE
Keysight maintains information security risk insurance to offset the costs of an information security breach. The policy is reviewed annually and updated as needed.
CORPORATE GOVERNANCE GUIDELINES

The Board has adopted a set of Corporate Governance Guidelines to assist it in guiding our governance practices. We have reviewed internally, and the Board has reviewed, the provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), the rules of the SEC, and the New York Stock Exchange (“NYSE”) corporate governance listing standards regarding corporate governance policies and processes and we have determined that we are in compliance with the applicable rules and listing standards. These practices are regularly reevaluated by the Nominating and Corporate Governance Committee in light of changing circumstances to ensure that the best interests of Keysight and its stockholders are served. Our Corporate Governance Guidelines are located in the Investor Relations section of our website and can be accessed by clicking on “Governance Policies” in the “Corporate Governance” section of our web page at investor.keysight.com.
COMMUNICATING WITH THE BOARD

Stockholders and other interested parties may communicate with the Board and Keysight’s Chair of the Board by filling out the form at “Contact the Chair” under “Corporate Governance” at investor.keysight.com or by writing to Ronald S. Nersesian, c/o Keysight Technologies, Inc., General Counsel, 1400 Fountaingrove Parkway, Santa Rosa, CA 95403. Our General Counsel will perform a legal review in the normal discharge of his duties to ensure that communications forwarded to the Chair preserve the integrity of the process. Any communication that is relevant to the conduct of our business and is not forwarded will be retained for a reasonable period of time or for as long as legally required and made available to the Chair and any independent director upon request. The independent directors grant the General Counsel discretion to decide which correspondence will be shared with our management and specifically instruct that any personal employee complaints be forwarded to the Human Resources Department.
STOCKHOLDER COMMUNICATION

We recognize the importance of regular and transparent communication with our stockholders. Stockholder communication is essential to our ongoing review of our corporate governance and executive compensation programs and practices. This year, we reached out to stockholders representing over 46% of our outstanding shares to update them on our ESG activities in Fiscal Year 2023, and we invited
2024 Proxy Statement 25

them to meet with our General Counsel and Corporate Secretary, our CAO, and our Director of Investor Relations to discuss ongoing activities as well as other topics of interest to them. In those meetings, we discussed our ongoing efforts related to diversity, equity and inclusion (“DEI”), our commitment to the environment and corporate governance and we listened to their perspectives.
While each of our stockholders had their own perspectives on issues of importance to them, the steps we are taking to achieve our net zero commitment and evaluate Scope 3 science-based targets were of primary interest to many.
Efforts to increase diversity on our Board have been underway for several years and are continuing. We will continue our efforts to attract women and URM Board candidates in future director searches by expanding both our recruiting efforts and the criteria for selection.
We also communicate with stockholders through a number of routine forums, including quarterly earnings presentations, SEC filings, our Annual Report and Proxy Statement, the Annual Meeting, investor meetings, conferences and web communications. We relay stockholder feedback and trends on corporate governance and sustainability developments to our Board and its standing Committees and work with them to enhance our practices and improve our disclosures.
DIRECTOR NOMINATION AND APPOINTMENT PROCESS

The Nominating and Corporate Governance Committee proposes a slate of directors for election by Keysight’s stockholders at each annual meeting and recommends to the Board candidates to fill any vacancies on the Board.
The Nominating and Corporate Governance Committee will consider director candidates recommended for nomination by stockholders, provided that the recommendations are made in accordance with the procedures described in the section entitled “General Information about the Meeting” located at the end of this Proxy Statement. Candidate nominations by stockholders that comply with these procedures will receive the same consideration as other candidates recommended by the Nominating and Corporate Governance Committee.
We hire third-party executive search firms to help identify and facilitate the screening and interview process for non-employee director candidates. To be considered by the Nominating and Corporate Governance Committee, we look for director nominees who have:
•	A reputation for personal and professional integrity and ethics;
•	Soundness of judgment;
•	The ability to make independent, analytical inquiries;
•	The willingness and ability to devote the time required to perform Board activities adequately; and
•	The ability to represent the total corporate interests of Keysight.
In order to identify the best qualified director candidates, our Board search criteria includes not only CEO and public board experience, but executive or high-level management experience as well, and we consciously include diverse candidates in our Board selection process. In addition to these minimum requirements, the Nominating and Corporate Governance Committee will also consider whether the candidate’s skills are complementary to the existing Board members’ skills and experience in technology, manufacturing, finance and marketing, information security, human capital management, environmental matters, international experience and culture, and the Board’s needs for specific operational, management or other expertise. The executive search firm screens the candidates, does reference checks, prepares a biography for each candidate for the Nominating and Corporate Governance Committee to review and helps set up interviews.
The Nominating and Corporate Governance Committee and Keysight’s CEO interview candidates that meet the criteria, and the Nominating and Corporate Governance Committee selects candidates that best suit the Board’s needs.
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BOARD LEADERSHIP STRUCTURE

In Fiscal Year 2023, Keysight’s Board consisted of eleven directors, nine of which are independent. Mr. Nersesian, who was unanimously elected Chair of the Board in November 2019 retired as Executive Chair of the Board in May 2023 and currently serves as Non-Executive Chair. Ms. Nye has served as the Board’s Lead Independent Director since May 2022. The duties of the Chair of the Board, Lead Independent Director and CEO are set forth in the table below:
Chair of the Board	Lead Independent Director	CEO
• Presides over meetings of the Board • Presides over meetings of stockholders • Prepares the agenda for each Board meeting • Prepares the agenda for each stockholder meeting
• Presides over meetings of independent directors at which the Chair is not present

• In conjunction with the Compensation and Human Capital Committee, evaluates the performance of the CEO and reviews CEO compensation

• Guides the Board’s annual self-assessment process and leads the Board in periodic reviews of senior management succession planning

• Reviews and coordinates the agenda for Board meetings in consultation with the Chair

• Acts as liaison between the Chair and the independent directors

• Manages the day-to-day affairs of Keysight, subject to the overall direction and supervision of the Board and its committees

• Consults with and advises the Board and its committees on the business and affairs of Keysight

• Performs such other duties as may be assigned by the Board

The Board believes that the current structure, with an experienced and knowledgeable Chair, our CEO and President, and a strong Lead Independent Director provides the appropriate leadership structure for Keysight and its stockholders.
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BOARD’S ROLE IN RISK OVERSIGHT

The Board’s role in risk oversight is consistent with Keysight’s leadership structure, with management having day-to-day responsibility for identifying, evaluating and managing Keysight’s risk exposure and the Board having the ultimate responsibility for overseeing risk management governance with a focus on Keysight’s most significant risks. The Board is assisted in meeting this responsibility by its committees as described below.
Board of Directors
•	Regularly reviews the strategic plans of Keysight and each of its operating segments
•	Reviews specific risk topics, including risks associated with our capital structure, growth plans, environmental programs (including carbon neutrality commitments) and client relationships
•	Receives regular written reports on enterprise-level risks
•	Receives regular reports from each of the Board’s committees on their areas of risk oversight
•	At least annually, reviews Keysight’s succession plan to ensure Keysight maintains an appropriate succession plan for its senior management
Audit and Finance Committee
•	Reviews internal controls and Keysight’s financial statements with the Chief Financial Officer, Corporate Controller and the external and internal auditors
•	Oversees risks relating to key accounting and reporting policies
•	Receives regular reports from Keysight’s Vice President of Internal Audit regarding enterprise risk management and compliance
•	Meets regularly with the external independent auditors, Chief Financial Officer, General Counsel and internal auditors in executive session
•	Receives regular legal, regulatory, litigation and compliance updates from Keysight’s General Counsel
•	Oversees compliance policies and programs (including the SBC and Director Code of Ethics), compliance statistics and investigations, trainings, certifications, and relevant legal developments
•	Receives regular reports from Keysight’s CIO regarding information security risks and prevention plans
Compensation and Human Capital Committee
•	Oversees risks associated with our compensation policies and practices with respect to both executive compensation and compensation generally
•	Employs an independent compensation consultant to assist in designing and reviewing compensation programs, including the potential risks created by the programs
•	Oversees enterprise-wide human capital management risks, including providing input to the Board on succession planning
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Nominating and Corporate Governance Committee
•	Oversees risks relating to Keysight’s governance structure and other corporate governance matters and processes
•	Evaluates related person transactions and any risks associated therewith
•	Oversees compliance with key corporate governance policies, including the Corporate Governance Guidelines
•	Identifies and makes recommendations regarding director nominees to the Board
THE BOARD’S ROLE IN ENVIRONMENTAL, SOCIAL AND GOVERNANCE OVERSIGHT

Our ESG progress is overseen by our Board and its committees. Members of management representing Environmental Health and Safety, Human Resources, Information Security, and Legal are responsible for reviewing and assessing significant ESG risks that could impact the Company. Management regularly briefs the Board and the relevant committees on ESG topics and the Company’s strategy for addressing those issues.
Board
•	Reviews the Company’s ESG strategy to ensure alignment with the Company’s long-term value creation strategies
•	Evaluates environmental risks, opportunities, strategies and long- and short-term goals (including the Company’s net zero commitments and SBTi targets) and monitors the financial impact on the Company
Audit and Finance Committee
•	Reviews and monitors compliance with environmental laws and regulations
•	Reviews and evaluates risks and opportunities related to information security
Compensation and Human Capital Committee
•	Oversees Company culture including diversity, equity and inclusion initiatives
•	Establishes and measures achievement of ESG metrics in executive compensation programs
•	Monitors pay equity, sets compensation philosophy and oversees executive compensation programs
Nominating and Corporate Governance Committee
•	Periodically evaluates the skills and qualifications of current directors
•	Assists the Board in establishing a pool of director candidates and evaluates their qualifications
•	Periodically reviews corporate governance practices and makes recommendations for changes to the Board
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MAJORITY VOTING FOR DIRECTORS

Our Bylaws provide for majority voting by stockholders regarding director elections. In an uncontested election, any nominee for director shall be elected by a majority of the votes cast with respect to the director. A “majority of the votes cast” means that the number of shares voted FOR a director must exceed 50% of the votes cast with respect to that director. Votes cast shall include votes against in each case and exclude abstentions and broker nonvotes with respect to that director’s election. If a director is not elected due to a failure to receive a majority of the votes cast and his or her successor is not otherwise elected and qualified, the director shall promptly tender his or her resignation following certification of the stockholder vote.
The Nominating and Corporate Governance Committee will consider the tendered resignation and recommend to the Board whether to accept or reject it, or whether other action should be taken. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote. Thereafter the Board will promptly disclose their decision and the rationale behind it in a press release. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.
POLICIES ON BUSINESS ETHICS

We have adopted the SBC that requires all of our business activities to be conducted in compliance with laws, regulations and ethical principles and values. All officers and employees are required to read, understand and abide by the requirements of the SBC and must take annual SBC training. We have also adopted a Director Code of Ethics applicable to Keysight’s directors.
These documents are accessible on Keysight’s website at investor.keysight.com under “Governance Policies.” Any waiver of these codes for directors or executive officers may be made only by the Audit and Finance Committee. We will disclose any amendment to, or waiver from, a provision of the SBC for the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on our website within four business days following the date of the amendment or waiver. In addition, we will disclose any waiver from these codes for the other executive officers and for directors on the website.
DIRECTOR INDEPENDENCE

The majority of our Board is “independent” as defined by the rules of the NYSE and the Corporate Governance Guidelines adopted by the Board. For Fiscal Year 2023, the Board affirmatively determined that James G. Cullen, Charles J. Dockendorff, Richard P. Hamada, Michelle J. Holthaus, Paul A. Lacouture, Jean M. Nye, Joanne B. Olsen, Robert A. Rango and Kevin A. Stephens were independent. The criteria adopted by the Board to assist it in making determinations regarding the independence of its members are consistent with the NYSE listing standards regarding director independence. To be considered independent, the Board has to determine that a director does not have a material relationship with Keysight or its subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with Keysight or its subsidiaries). In assessing independence, the Board considers all relevant facts and circumstances. In particular, when assessing the materiality of a director’s relationship with Keysight or its subsidiaries, the Board considers the issue not just from the standpoint of the director, but also from that of the persons or organizations with which the director has an affiliation. The Board did not identify any such relationships and there are no family relationships among Keysight’s executive officers and directors.
Annually, the Board assesses the independence of directors and based on the recommendation of the Nominating and Corporate Governance Committee, makes a determination as to which members are independent.
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AUDIT AND FINANCE COMMITTEE MEMBER INDEPENDENCE
We have adopted standards for Audit and Finance Committee member independence in compliance with the SEC and NYSE corporate governance listing standards. In affirmatively determining the independence of any director who will serve on the Audit and Finance Committee, the Board must consider all factors specifically relevant to determining whether such director has a relationship to Keysight or any of its subsidiaries which is material to such director’s ability to be independent from management in connection with the duties of an Audit and Finance Committee member, including, but not limited to:
•	The source of compensation of such director, including any consulting, advisory or other compensatory fee paid by Keysight to such director;
•	Whether such director is affiliated with Keysight, a subsidiary of Keysight or an affiliate of a subsidiary of Keysight; and
•	Whether such director serves on more than three reporting company audit committees.
Charles Dockendorff currently serves on the audit committee of four public companies, including Keysight. The Board has considered whether such simultaneous service would impair his ability to effectively serve as the Chair of Keysight’s Audit and Finance Committee. In its analysis, the Board considered the Committee’s demanding roles and responsibilities and the time commitment required by such service. The Board also considered the skills and expertise of Mr. Dockendorff, including his prior experience as a Chief Financial Officer of a number of public companies and the various commitments of his time. After careful consideration, the Board concluded that Mr. Dockendorff’s other audit committee service does not impair his ability to effectively fulfill his responsibilities to Keysight at this time and, therefore, the Board has specifically approved his continuation as Chair of Keysight’s Audit and Finance Committee.
The Board has also determined that each of the members of the Audit and Finance Committee is independent.
COMPENSATION AND HUMAN CAPITAL COMMITTEE MEMBER INDEPENDENCE
Keysight has adopted standards for Compensation and Human Capital Committee member independence in compliance with the SEC and NYSE corporate governance listing standards. In affirmatively determining the independence of any director who will serve on the Compensation and Human Capital Committee, the Board must consider all factors specifically relevant to determining whether such director has a relationship to Keysight or any of its subsidiaries which is material to such director’s ability to be independent from management in connection with the duties of a Compensation and Human Capital Committee member, including, but not limited to:
•	The source of compensation of such director, including any consulting, advisory or other compensatory fee paid by Keysight to such director; and
•	Whether such director is affiliated with Keysight, a subsidiary of Keysight or an affiliate of a subsidiary of Keysight.
The Board has determined that each of the members of the Compensation and Human Capital Committee is independent.
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COMMITTEES OF THE BOARD

The Board has four standing Committees and their composition as of the end of Fiscal Year 2023 is set forth in the table below. The Board held eight meetings during Fiscal Year 2023. Each director, other than Ms. Nye, attended at least 75% of the combined total number of meetings of the Board and all Committees of the Board on which each such director served, during the period for which each such director served. Due to a family emergency, which has since been resolved, Ms. Nye attended 73% of the combined total number of meetings of the Board and all Committees of the Board on which she sat in Fiscal Year 2023. The members of the Committees and the number of Board and committee meetings during Fiscal Year 2023 are identified in the following table.
Committee Memberships (as of October 31, 2023)
Board Member	Board	Audit & Finance Committee	Compensation & Human Capital Committee	Executive Committee	Nominating & Corporate Governance
James G. Cullen	•		(C)[1]		•
Satish C. Dhanasekaran	•
Charles J. Dockendorff	•	(C)			•
Richard P. Hamada	•		•		•
Michelle J. Holthaus	•		•		•
Paul A. Lacouture	•	•			•
Ronald S. Nersesian	•			(C)
Jean M. Nye[2]	•		•	•	(C)
Joanne B. Olsen	•		•		•
Robert A. Rango	•	•			•
Kevin A. Stephens	•	•			•
Number of Meetings in Fiscal Year 2023	8	10	4	0	3
1.
On November 16, 2023, Mr. Cullen stepped down as Chair of the Compensation and Human Capital Committee and the Board unanimously selected Ms. Olsen to replace him as Chair. Mr. Cullen will remain a member of the Compensation and Human Capital Committee.

2.	Lead Independent Director.
Keysight encourages, but does not require, its Board members to attend the annual stockholders meeting. All of Keysight’s then-sitting directors virtually attended the 2023 Annual Meeting.
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RESPONSIBILITIES OF THE AUDIT AND FINANCE COMMITTEE
The Audit and Finance Committee is responsible for the oversight of the quality and integrity of Keysight’s consolidated financial statements, its compliance with legal and regulatory requirements, the qualifications, independence, and performance of its independent registered public accounting firm, the performance of its internal audit function and other significant financial matters. In discharging its duties, the Audit and Finance Committee is expected to:
•	Have the sole authority to appoint, retain, compensate, oversee, evaluate and replace the independent registered public accounting firm to perform audit and non-audit services;
•	Review and approve the scope of annual internal and external audits;
•	Meet independently with Keysight’s internal auditing staff, independent registered public accounting firm and senior management;
•	Review the adequacy and effectiveness of the system of internal control over financial reporting and any significant changes in internal control over financial reporting;
•
Review Keysight’s consolidated financial statements and disclosures including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Keysight’s periodic reports on Form 10-K or Form 10-Q;

•
Establish and oversee procedures for (a) the receipt, retention and treatment of complaints received by Keysight regarding accounting, internal accounting controls or auditing matters, and (b) the confidential anonymous submission by employees of Keysight of concerns regarding questionable accounting or auditing matters;

•	Review, monitor and assess the adequacy and effectiveness of Keysight’s enterprise-wide compliance programs;
•	Review, monitor and assess Keysight’s environmental policies and programs;
•	Review and monitor the adequacy and effectiveness of information security policies and programs;
•	Monitor compliance with Keysight’s SBC;
•	Meet periodically with Keysight’s internal auditing staff to review the results of internal risk assessments conducted by key executives responsible for major businesses and functions in the company;
•	Meet periodically with Keysight’s General Counsel to receive legal, regulatory, litigation and compliance updates; and
•
Review disclosures from Keysight’s independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independence of accountant’s communications with the Audit and Finance Committee.

In accordance with section 407 of the Sarbanes-Oxley Act, the Board identified Charles J. Dockendorff as the Audit and Finance Committee’s “Financial Expert.”
RESPONSIBILITIES OF THE COMPENSATION AND HUMAN CAPITAL COMMITTEE
The Compensation and Human Capital Committee is responsible for determining the compensation of Keysight’s CEO and other executive officers as well as Keysight’s compensation plans, policies and programs as they affect the CEO and other executive officers, human capital management, and providing input to the full Board on matters related to succession planning. In addition, the Compensation and Human Capital Committee:
•	Determines the compensation and the corporate goals and objectives for the performance of the CEO and other executive officers;
•	Reviews and evaluates the performance of the CEO and other executive officers;
•	Supervises and oversees the administration of Keysight’s incentive compensation, variable pay and stock programs, including the impact of such programs on Company risk;
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•	Establishes comparator peer group and compensation targets based on this peer group for Keysight’s NEOs; and
•	Has sole authority to retain and terminate executive compensation consultants.
For more information on the responsibilities and activities of the Compensation and Human Capital Committee, including the Committee’s processes for determining executive compensation, see “Compensation Discussion and Analysis,” “Compensation and Human Capital Committee Report,” and “Executive Compensation” in this Proxy Statement.
The Compensation and Human Capital Committee is aided by an independent compensation consultant, who is selected and retained by the Compensation and Human Capital Committee. The role of the compensation consultant is to advise the Compensation and Human Capital Committee on marketplace trends in executive compensation, management proposals for compensation programs, and executive officer compensation decisions. The compensation consultant also evaluates compensation for non-employee directors and equity compensation programs generally and advises the Compensation and Human Capital Committee about its recommendations to the Board on CEO compensation. To maintain the independence of the firm’s advice, the compensation consultant does not provide any services for Keysight other than those described above. Our Compensation and Human Capital Committee selected Meridian Compensation Partners LLC (“Meridian”) as its independent compensation consultant to provide advice and recommendations on Fiscal Year 2023 executive compensation matters. In the process of selecting the independent compensation consultant, our Compensation and Human Capital Committee considered Meridian’s independence by taking into account the factors prescribed by the NYSE listing rules. Based on this evaluation, the Compensation and Human Capital Committee determined that no conflict of interest existed with respect to Meridian.
RESPONSIBILITIES OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and recommending to the Board the director nominees for the next annual meeting of stockholders and the individuals to fill vacancies occurring between annual meetings of stockholders. It is also responsible for recommending to the Board the appropriate Board size and Committee structure and developing and reviewing corporate governance principles applicable to Keysight. The Nominating and Corporate Governance Committee also administers Keysight’s Related Person Transactions Policy and Procedures (the “Related Person Transactions Policy”). See “Related Person Transactions Policy and Procedures” in this Proxy Statement for more information.
RESPONSIBILITIES OF THE EXECUTIVE COMMITTEE
The Executive Committee meets or takes written action when the Board is not otherwise meeting. The Executive Committee has full authority to act on behalf of the Board, except that it cannot amend Keysight’s Bylaws, recommend any action that requires the approval of the stockholders, fill vacancies on the Board or any Board committee, fix director compensation, amend or repeal any non-amendable or non-repeatable resolution of the Board, declare a distribution to the stockholders except at rates determined by the Board, appoint other Committees or take any action not permitted under Delaware law to be delegated to a committee.
During Fiscal Year 2023, the Executive Committee did not hold any meetings.
COMMITTEE CHARTERS
We have adopted charters for our Audit and Finance Committee, Compensation and Human Capital Committee, and Nominating and Corporate Governance Committee and Executive Committee consistent with applicable rules and standards. Our Committee charters are located under “Governance Policies” in the “Corporate Governance” section of our Investor Relations website at investor.keysight.com.
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COMPENSATION AND HUMAN CAPITAL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation and Human Capital Committee during Fiscal Year 2023 were James G. Cullen (Chair), Richard P. Hamada, Michelle J. Holthaus, Jean M. Nye and Joanne B. Olsen. No member of the Compensation and Human Capital Committee was at any time during Fiscal Year 2023 or at any other time an officer or employee of Keysight, and no member of this committee had any relationship with Keysight requiring disclosure under Item 404 of Regulation S-K. No executive officer of Keysight has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Compensation and Human Capital Committee during Fiscal Year 2023.
Each member of the Compensation and Human Capital Committee is considered independent under Keysight’s Board and Compensation and Human Capital Committee Independence Standards as set forth in Keysight’s Amended and Restated Corporate Governance Guidelines.
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RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES

Keysight’s SBC and Director Code of Ethics require that all employees and directors avoid conflicts of interests that interfere with the performance of their duties or the best interests of Keysight. In addition, we have adopted the written Related Person Transactions Policy that prohibits any of Keysight’s executive officers, directors or any of their immediate family members from entering into a transaction with Keysight, except in accordance with the policy. For purposes of the policy, a “related person transaction” includes any transaction (within the meaning of Item 404(a) of Regulation S-K) involving Keysight and any related person that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Under our Related Person Transactions Policy, the General Counsel must advise the Nominating and Corporate Governance Committee of any related person transaction of which he becomes aware. The Nominating and Corporate Governance Committee must then either approve or reject the transaction in accordance with the terms of the policy. In the course of making this determination, the Nominating and Corporate Governance Committee shall consider all relevant information available to it and, as appropriate, must take into consideration the following:
•	The size of the transaction and the amount payable to the related person;
•	The nature of the interest of the related person in the transaction;
•	Whether the transaction may involve a conflict of interest; and
•
Whether the transaction involved the provision of goods or services to Keysight that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to Keysight as would be available in comparable transactions with or involving unaffiliated third parties.

Under the Related Person Transactions Policy, Company management screens for any potential related person transactions, primarily through the annual circulation of a Directors and Officers Questionnaire (“D&O Questionnaire”) to each member of the Board and each officer of Keysight that is a reporting person under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The D&O Questionnaire contains questions intended to identify related persons and transactions between Keysight and related persons. If a related person transaction is identified, such transaction is brought to the attention of the Nominating and Corporate Governance Committee for its approval, ratification, revision, or rejection in consideration of all of the relevant facts and circumstances.
The Nominating and Corporate Governance Committee must approve or ratify each related person transaction in accordance with the policy. Absent this approval or ratification, no such transaction may be entered into by Keysight with any related person.
In 2014, the Board adopted the Related Person Transactions Policy to provide for standing pre-approval of limited transactions with related persons. Pre-approved transactions include:
•
Any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer or an equivalent), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of (i) $1,000,000, or (ii) 2% of that company’s total annual revenues.

•
Any charitable contribution, grant or endowment by Keysight to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer or an equivalent), a director or a trustee, if the aggregate amount involved does not exceed the lesser of $500,000, or 2% of the charitable organization’s total annual receipts.

Keysight will disclose the terms of related person transactions in its filings with the SEC to the extent required.
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TRANSACTIONS WITH RELATED PERSONS
We purchase services, supplies, and equipment in the normal course of business from many suppliers and sell or lease products and services to many customers. In some instances, these transactions occur with companies with which members of our management or Board have relationships as directors or executive officers. For transactions entered into during Fiscal Year 2023, none exceeded or fell outside of the pre-approved thresholds set forth in our Related Party Transaction Policy.
Since the beginning of Fiscal Year 2023, we did not enter into any financial transaction, arrangement or relationship in which a related person had or will have direct or indirect material interest, in an amount exceeding $120,000, other than equity and other compensation, termination, change of control and other arrangements, which are described under “Executive Compensation,” except for the following:
•
BlackRock, Inc. holds 10.2% of Keysight’s total outstanding equity pursuant to information contained in a Schedule 13G filed with the SEC on August 8, 2023. During Fiscal Year 2023, Keysight purchased from BlackRock Life Limited, a subsidiary of BlackRock, Inc. $77,345.52 of products and/or services, and from BlackRock Investment Management (UK) Ltd., also a subsidiary of BlackRock, Inc. $83,230.48 of products and/or services, for a total amount of $160,576. The transactions with

BlackRock Life Limited and BlackRock Investment Management (UK) Ltd. fell within Keysight’s pre-approved transactions.
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Proposal 2: Ratification of the Independent Registered Public Accounting Firm
The Audit and Finance Committee of the Board has appointed PricewaterhouseCoopers LLP (“PwC”) as Keysight’s independent registered public accounting firm to audit its consolidated financial statements for Fiscal Year 2023. During Fiscal Years 2023 and 2022, PwC served as Keysight’s independent registered public accounting firm and also provided certain tax and other non-audit services. Although Keysight is not required to seek stockholder approval of this appointment, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit and Finance Committee will investigate the reasons for stockholder rejection and will reconsider the appointment.
Representatives of PwC are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.
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FEES PAID TO PRICEWATERHOUSECOOPERS LLP

The following table presents fees for professional audit services rendered to Keysight by PwC for the years ended October 31, 2023 and 2022.
Fee Category	FY2023 ($)	%of Total (%)	FY2022 ($)	% of Total (%)
Audit Fees	5,458,000	98	4,755,000	97
Audit-Related Fees	22,000	0	40,000	1
Tax Fees
Tax compliance/preparation	106,152	2	102,395	2
Other tax services	—	0	—	0
Total tax fees	106,152	2	102,395	2
All Other Fees	11,500	0	11,223	0
Total Fees	5,597,652	100	4,908,618	100
AUDIT FEES
Audit fees consist of fees billed for professional services rendered for the integrated audit of Keysight’s consolidated financial statements and its internal control over financial reporting and review of the interim condensed consolidated financial statements included in quarterly reports. Fees for Fiscal Years 2023 and 2022 also consist of fees billed for services that are normally provided by PwC in connection with statutory reporting and regulatory filings or engagements, and attest services, except those not required by statute or regulation.
AUDIT-RELATED FEES
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Keysight’s consolidated financial statements and are not reported under Audit Fees. These services include accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting.
TAX FEES
Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audits and appeals, customs and duties, mergers and acquisitions and international tax planning.
ALL OTHER FEES
All other fees consist of fees for all other services other than those reported above. These services include a license for specialized accounting research software. Keysight’s intent is to minimize services in this category.
In making its recommendation to ratify the appointment of PwC as Keysight’s independent registered public accounting firm for the Fiscal Year 2023, the Audit and Finance Committee has considered whether services other than audit and audit-related services provided by PwC are compatible with maintaining the independence of PwC.
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AUDIT AND FINANCE COMMITTEE PREAPPROVAL POLICY

The Audit and Finance Committee’s policy is to preapprove all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Preapproval is generally provided for up to one year and any preapproval is detailed as to the particular service or category of services and is subject to a specific budget.
KEYSIGHT’S BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE AUDIT AND FINANCE COMMITTEE’S APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS KEYSIGHT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
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AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that Keysight specifically incorporates the Audit and Finance Committee Report by reference therein.
December 15, 2023
The Audit and Finance Committee of the Board reviewed the quality and integrity of Keysight’s consolidated financial statements contained in the 2023 Annual Report on Form 10-K, its compliance with legal and regulatory requirements, the qualifications and independence of its independent registered public accounting firm, the performance of its internal audit function and independent registered public accounting firm and other significant financial matters. Each of the Audit and Finance Committee members satisfies the definition of independent director and is financially literate as established in the NYSE Listing Standards. In accordance with section 407 of the Sarbanes-Oxley Act, the Board has identified Charles J. Dockendorff as the Audit and Finance Committee’s “Financial Expert.” Keysight operates with a November 1 to October 31 fiscal year. The Audit and Finance Committee met ten times during the Fiscal Year 2023.
The Audit and Finance Committee’s work is guided by a written charter that the Board has approved. The Audit and Finance Committee regularly reviews its charter to ensure that it is meeting all relevant audit committee policy requirements of the SEC, the Public Company Accounting Oversight Board and the NYSE. You can access the latest Audit and Finance Committee charter by clicking on “Governance Policies” in the “Corporate Governance” section of the web page at www.investor.keysight.com or by writing to us at Keysight Technologies, Inc., 1400 Fountaingrove Parkway, Santa Rosa, California 95403, Attention: Investor Relations.
The Audit and Finance Committee has reviewed and discussed with management and PricewaterhouseCoopers,LLP (“PwC”) Keysight’s independent registered public accounting firm, Keysight’s audited consolidated financial statements and Keysight’s internal control over financial reporting. The Audit and Finance Committee has discussed with PwC, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
The Audit and Finance Committee has received and reviewed the written disclosures and the letter from PwC required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence and has discussed with PwC its independence from Keysight. Based on the review and discussions noted above, the Audit and Finance Committee recommended to the Board that Keysight’s audited consolidated financial statements be included in Keysight’s Annual Report on Form 10-K for the Fiscal Year 2023 and be filed with the SEC.
Submitted by:
Audit and Finance Committee
Charles J. Dockendorff, Chair
Paul A. Lacouture
Robert A. Rango
Kevin A. Stephens
2024 Proxy Statement 41

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information, as of January 22, 2024, concerning each person or group known by Keysight, based on filings pursuant to Section 13(d) or (g) under the Exchange Act, to own beneficially more than 5% of the outstanding shares of our Common Stock. As of January 22, 2024, there were 182,762,654 shares of common stock outstanding.
Name and Address of Beneficial Owner	Amount and Nature	Percent of Class
The Vanguard Group Inc. PO Box 2600 V26 Valley Forge, PA 19482-2600	20,876,016(1)	11.68%
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	18,206,902(2)	10.2%
(1)
Based solely on information contained in a Schedule 13G/A filed with the SEC on February 9, 2023, by The Vanguard Group. The Schedule 13G/A indicates that the Vanguard Group has shared voting power with respect to 266,205 shares, sole dispositive power with respect to 20,122,915 shares and shared dispositive power with respect to 753,101 shares

(2)
Based solely on information contained in a Schedule 13G/A filed with the SEC on August 8, 2023, by BlackRock, Inc. The Schedule 13G indicates that BlackRock, Inc. has sole voting power with respect to 16,519,050 shares and sole dispositive power with respect to 18,206,902 shares.

STOCK OWNERSHIP OF DIRECTORS AND OFFICERS

The following table sets forth, as of January 22, 2024, the beneficial ownership of Keysight’s common stock by each director and each of the NEOs included in the “Summary Compensation Table” and the beneficial ownership of Keysight’s common stock by all directors and executive officers as a group.
The number of shares beneficially owned by each entity, person, director or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire as of March 22, 2024 (60 days after January 22, 2024) through the exercise of any vested stock options or the vesting of applicable stock unit awards. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the following table. As of January 22, 2024, there were 182,752,654 shares of common stock outstanding.
42 2024 Proxy Statement

Name of Beneficial Owners	Number of Shares of Common Stock	Number of Shares Subject to Stock Awards(1)	Deferred Stock(2)	Total Shares Beneficially Owned	% of Class
Ronald S. Nersesian	56,045	—	191,023	247,068	*
James G. Cullen	7,681	—	10,522	18,203	*
Satish C. Dhanasekaran	27,118	—	17,845	44,963	*
Charles J. Dockendorff	5,907	—	45,215	51,122	*
Neil P. Dougherty	30,447	—	48,019	78,446	*
Ingrid A. Estrada	74,527	—	14,200	88,727
Soon Chai Gooi	215,528	—	—	215,528	*
Richard P. Hamada	—	—	42,160	42,160	*
Michelle J. Holthaus	4,392	—	—	4,392
Paul A. Lacouture	9,589	—	—	9,589	*
Jean M. Nye	44,645	—	—	44,645	*
Joanne B. Olsen	—	—	9,001	9,001	*
Robert A. Rango	—	—	26,731	26,731	*
Kevin A. Stephens	5,589	—		5,589
Mark A. Wallace	56,820	—	16,625	73,445	*
All directors and executive officers as a group (20 persons)	634,432		421,714	1,056,146	0.60%
*	Less than one percent.
(1)
Includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire as of March 22, 2024 (60 days after January 22, 2024) through the exercise of any vested stock options or the vesting of applicable stock unit awards.

(2)
Represents the number of deferred shares or share equivalents held by Fidelity Management Trust Company under the Keysight Technologies, Inc. 2014 Deferred Compensation Plan (the “Deferred Compensation Plan”) or similar arrangement to which voting or investment power exists.

2024 Proxy Statement 43

DIRECTOR COMPENSATION HIGHLIGHTS
DIRECTOR COMPENSATION HIGHLIGHTS

•	Fees for committee service to differentiate individual pay based on workload.
•	Emphasis on equity in the overall compensation mix.
•	Full-value equity grants under a fixed-value annual grant policy with immediate vesting.
•	A robust stock ownership guideline set at five times the annual cash retainer to support stockholder alignment.
•	Deferral options to facilitate stock ownership.
•	An annual limit on total director compensation.
SUMMARY OF NON-EMPLOYEE DIRECTOR PROGRAM

Keysight’s director compensation program is designed to attract and retain highly qualified non-employee directors and to address the time, effort, expertise, and accountability required of active board membership. Our Compensation and Human Capital Committee believes that annual compensation for non-employee directors should consist of both cash to compensate members for their services on the Board of Directors and its committees, and equity to align the interest of directors and stockholders. The non-employee director’s compensation plan year begins on March 1st and ends on the last day of February of the following calendar year (the “Plan Year”).
Decisions regarding our non-employee director compensation program are approved by the full Board based on recommendations by the Compensation and Human Capital Committee. In making such recommendations, the Compensation and Human Capital Committee takes into consideration the performance of the company, director compensation practices of peer companies and whether such recommendations align with the interests of our stockholders. Like compensation for our executive officers, the Compensation and Human Capital Committee reviews the total compensation of our non-employee directors and each element of our director compensation program annually. At the direction of the Compensation and Human Capital Committee, the Compensation and Human Capital Committee’s independent consultant annually analyzes the competitive position of Keysight’s director compensation program against the peer group used for executive compensation purposes (see “Keysight’s Peer Group” below for more information about the peer group).
In September 2022, Meridian reviewed the competitive position of the compensation for Keysight’s non-employee directors relative to its peers, company performance, and the program adjustments made in the prior year. Meridian found that the compensation of our non-employee directors was generally aligned to our peer group and our performance of the company and recommended no increase to non-employee director compensation for the Plan year beginning on March 1, 2023.
44 2024 Proxy Statement

The compensation to our non-employee directors for Fiscal Year 2023 is set forth below:
	Cash Retainer (1)	Chair Retainer (1)	Equity Grant (2)	Lead Independent Director Premium (3)	Committee Chair Premium (4)	Audit and Finance Committee Member Premium (5)
Non-Employee Director	$100,000	$255,000	$250,000 in value	$50,000	$15,000 - $30,000	$10,000
(1)
Each non-employee director or Chair may elect to defer all or part of their cash compensation to the Keysight Technologies, Inc. Deferred Compensation Plan for Non-Employee Directors (the “Deferred Compensation Plan for Non-Employee Directors”). Any deferred cash compensation is converted into shares of Keysight common stock. In the event that a director does not serve for the entire year, the cash retainer will be pro-rated.

(2)
The stock will be granted on the later of (i) March 1 or (ii) the first trading day after each Annual Meeting. The number of shares underlying the stock grant is determined by dividing $250,000 by the average fair market value of Keysight’s common stock over 20 consecutive trading days up to and including the day prior to the grant date. The stock is fully vested upon grant. Each non-employee director may elect to defer all or part of the equity grant to the Deferred Compensation Plan for Non-Employee Directors.

(3)	The Lead Independent Director receives an additional $50,000 in cash, paid at the beginning of each Plan Year.
(4)
Non-employee directors (including the Lead Independent Director) who served as the Chair of a Board committee received a committee Chair premium in cash, paid at the beginning of each Plan Year. The Audit and Finance Committee Chair received $30,000, the Compensation and Human Capital Committee Chair received $20,000, and the Nominating and Corporate Governance Chair received $15,000.

(5)	Non-employee directors who serve as members of the Audit and Finance Committee (including the Chair) receive an additional $10,000 in cash, paid at the beginning of each Plan Year.
NON-EMPLOYEE DIRECTOR COMPENSATION EARNED DURING FISCAL YEAR 2023
The table below sets forth information regarding the regular compensation earned by each of our non-employee directors during Fiscal Year 2023:
Name	Fees Paid or Earned in Cash ($)	Stock Awards (1) ($)	Total ($)
James G. Cullen	120,000	239,412	359,412
Charles J. Dockendorff	140,000	239,412	379,412
Richard P. Hamada	100,000	239,412	339,412
Michelle J. Holthaus	100,000	239,412	339,412
Paul A. Lacouture	110,000	239,412	349,412
Jean M. Nye	165,000	239,412	404,412
Joanne B. Olsen	100,000	239,412(2)	339,412
Robert A. Rango	110,000	239,412(2)	349,412
Kevin A. Stephens	110,000	239,412	349,412
(1)
Reflects the grant date fair value for stock awards granted in the Fiscal Year 2023 calculated in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718. For information on the valuation assumptions used in our computations, see Note 4 to our consolidated financial statements in our Annual Report on Form 10-K for Fiscal Year 2023.

(2)	Joanne B. Olsen and Robert A. Rango deferred their respective stock award into the Deferred Compensation Plan for non-employee directors.
2024 Proxy Statement 45

NON-EMPLOYEE DIRECTOR REIMBURSEMENT PRACTICE FOR FISCAL YEAR 2023
Non-employee directors are reimbursed for travel and other out-of-pocket expenses in connection with attendance at Board and committee meetings.
NON-EMPLOYEE DIRECTOR COMPENSATION LIMIT
Our stockholders previously approved a limit on the total value of cash and equity compensation that may be paid or granted to a non-employee director during each Fiscal Year. Currently, the maximum amount of total compensation payable to a non-employee director for services in a Fiscal Year may not exceed $750,000, calculated as the sum of (a) the grant date fair value (determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718) of all awards payable in shares and the maximum amount payable pursuant to cash-based awards that may be granted under the 2014 Equity Plan, plus (b) cash compensation in the form of Board and committee retainers and meeting or similar fees. Compensation counts towards this limit for the Fiscal Year in which it is granted or earned by a non-employee director, and not later when distributed, in the event it is deferred.
NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP GUIDELINES
Keysight adopted guidelines to require each non-employee director to own Keysight shares having a value of at least five times the director’s annual board cash retainer (currently $100,000), based on the recommendation of the Compensation and Human Capital Committee’s independent compensation consultant. The shares counted toward the ownership guidelines include shares owned outright and shares of Keysight stock in the non-employee director’s deferred compensation account. These ownership levels must be attained within five years from the date of their initial election or appointment to the Board. As of October 31, 2023, each of our non-employee directors has achieved or is on track to achieve at least the recommended ownership level within the allotted five-year time frame.
46 2024 Proxy Statement

Proposal 3: Advisory Vote on Executive Compensation
Pursuant to Section 14A of the Exchange Act, the stockholders of Keysight are entitled to cast an advisory vote at the 2024 Annual Meeting to approve the compensation of Keysight’s NEOs, as described in the Compensation Discussion and Analysis and the Summary Compensation Table and subsequent tables.
The stockholder vote is an annual advisory vote and is not binding on Keysight or its Board. Although the vote is non-binding, the Compensation and Human Capital Committee and the Board value your opinions and consider the outcome of the vote in establishing Keysight’s compensation philosophy and future compensation decisions. It is expected that the next such advisory vote will occur at the 2024 Annual Meeting.
2024 Proxy Statement 47

Executive Compensation
Our global operations continue to be affected by many external headwinds, including inflationary pressures, rising interest rates, currency movements, increased geopolitical tensions, and trade restrictions. These challenges are also negatively impacting our customers' operations and financial performance. As a result, in Fiscal Year 2023, demand declined as our customers are exercising caution in spending. As we work through these near-term challenges, we are exercising financial diligence and the structural flexibility in our operating model to continue delivering strong financial results. We believe that Keysight’s technology leadership, differentiated first-to-market solutions portfolio, durable and resilient business model driven by the strength of the Keysight Leadership Model, continued customer engagement in new technology innovation spanning diverse applications across global markets, and our culture position us well to weather these macro and industry dynamics and deliver consistent long-term value to our customers.
Our Fiscal Year 2023 accomplishments included:
GAAP Revenue	$5.46B	1% YoY Change
GAAP Net Income	$1.06B	-6% YoY Change
Non-GAAP Net Income(1)	$1.49B	7% YoY Change
GAAP EPS	$5.91 per share	-4% YoY Change
Non-GAAP EPS(1)	$8.33 per share	9% YoY Change
(1)	Reconciliations to comparable GAAP metrics are available at investor.keysight.com under quarterly reports in financial information.
LONG-TERM STOCKHOLDER VALUE CREATION

(1)	Measured using the closing stock price on October 31, 2023, as compared to the closing stock price on October 31, 2018, and October 31, 2020, for the 5-year and 3-year TSR, respectively.
48 2024 Proxy Statement

The fiscal Year 2023 SAY-ON-PAY
The company's most recent Say on Pay proposal received support from 89% of the company’s stockholders.

PAY-FOR-PERFORMANCE ALIGNMENT
Fiscal Year 2021 - Fiscal Year 2023 Long Term Performance Plan PSU Grants: TSR
TSR Relative to S&P 500 Total Return Index for FY21-FY23			Pay-for-Performance Results
Threshold (25% Payout)	Target (100% Payout)	Maximum (200% Payout)
40 percentage points below index	Equals Index	40 percentage points above index
	S&P 500 TSR Total Return Index 35.1%	Keysight TSR 33.8%	1.3 ppts below Index
97.5% Payout
Fiscal Year 2021 - Fiscal Year 2023 Long Term Performance Plan PSU Grants: Non-GAAP OM
Non-GAAP OM Goals for FY21-FY23				Actual OM Achievement
Year	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
	5 points below annual Non-GAAP OM plan	Achievement of annual Non-GAAP OM plan	5 points above annual Non-GAAP OM plan
2021	20.9%	25.9%	30.9%	27.8%
2022	22.5%	27.5%	32.5%	29.3%
2023	24.8%	29.8%	34.8%	30.3%
				128.0% Payout
2024 Proxy Statement 49

COMPENSATION DISCUSSION AND ANALYSIS

NAMED EXECUTIVE OFFICERS
In this Compensation Discussion and Analysis, we discuss our compensation philosophy and executive compensation program, as well as describe and analyze the compensation actions and decisions for our NEOs. As of the end of Fiscal Year 2023, our NEOs and their titles were as follows:
Name	Title
Satish C. Dhanasekaran	President and Chief Executive Officer
Neil P. Dougherty	Executive Vice President and Chief Financial Officer
Ronald S. Nersesian	Former Executive Chair of the Board(1)
Soon Chai Gooi	Senior Vice President, President of Order Fulfilment and Digital Software Solutions
Ingrid A. Estrada	Senior Vice President, Chief People and Administrative Officer and Chief of Staff
Mark A. Wallace	Senior Vice President, Chief Customer Officer
(1)	Mr. Nersesian served as Executive Chair of the Board from April 30, 2022, to May 1, 2023. Mr. Nersesian is now serving as the Non-Executive Chair of the Board.
50 2024 Proxy Statement

COMPENSATION POLICIES AND PRACTICES

Our executive compensation and corporate governance programs are designed to link pay with operational performance and long-term stockholder value while striking a responsible balance between risk and reward. To accomplish these objectives, we adhere to the following policies and practices.
What We Do	What We Don’t Do

• The Compensation and Human Capital Committee is comprised 100% of independent directors

• Retain an independent compensation consultant to the Compensation and Human Capital Committee

• Balance short- and long-term incentives with cash, equity, and fixed and variable pay elements to discourage short-term risk taking at the expense of long-term results

• Measurable ESG metric as a component of our executive short-term incentive plan

• Approximately 60% of the overall equity allocation to executive officers is in the form of performance-based awards

• Approximately 86% of our NEOs’ total target direct compensation is delivered in the form of performance based, at-risk compensation

• Maximum limits on the amount of annual cash incentives and PSUs that may be paid out

• Maintain clawback policies that apply to both cash incentives and equity awards

• Annually assess and mitigate compensation risk

• Solicit an annual advisory vote on executive compensation

• Maintain robust stock ownership guidelines

• No employment agreements providing for multi-year guarantees for salary increases, non-performance-based bonuses, or equity compensation

• No repricing or repurchasing of underwater stock options without stockholder approval

• No dividends or dividend equivalents on unearned awards

• Prohibitions on executive officers engaging in hedging transactions or pledging our securities as collateral for loans

• No single trigger change of control acceleration of vesting for equity awards

• No excessive perquisites

• No golden parachute tax gross-ups

• No discretionary incentives

RESULTS OF 2023 STOCKHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our executive compensation program is well aligned with the interests of our stockholders and is instrumental to achieving our business strategy. In November 2022, the Compensation and Human Capital Committee set Fiscal Year 2023 executive compensation after considering, among other factors, the strong stockholder support (87% approval of votes cast) that our say-on-pay proposal received at its 2022 Annual Meeting of Stockholders.
During the 2023 Annual Meeting of Stockholders, our say-on-pay proposal received 89% approval of the votes cast, which was taken into consideration by the Compensation and Human Capital Committee in determining our executive compensation for Fiscal Year 2024. The Compensation and Human Capital Committee believes that the results of the 2022 and 2023 votes confirm the philosophy of linking our executive compensation to our operating objectives and the enhancement of stockholder value. The Compensation and Human Capital Committee largely retained its approach to executive compensation for Fiscal Year 2023.
2024 Proxy Statement 51

COMPENSATION PHILOSOPHY

The principal objectives of our executive compensation programs are as follows:
Attract and Retain	Pay-for-Performance

Offer a total compensation program that flexibly adapts to changing economic, regulatory, and organizational conditions, and takes into consideration the compensation practices of peer companies based on an objective set of criteria
Provide a significant portion of compensation through variable, performance-based components that are at-risk and based on achievement of designated objectives
Align Executive Interests with our Stockholders	Reward Actual Achievement

Align the interests of our executives with our stockholders by tying a significant portion of their total compensation to Keysight’s overall financial and operating performance and creation of long-term stockholder value.
Compensate for achievement of short-term and long-term company financial, operating and ESG goals and refrain from providing special benefits except in limited circumstances
52 2024 Proxy Statement

ELEMENTS OF FISCAL YEAR 2023 COMPENSATION

This section describes the elements of Fiscal Year 2023 compensation for our executive officers, including NEOs. The key elements and how they relate to our compensation philosophy are summarized in the table below.
Element	Purpose		How this Relates to our Philosophy
Base Salary	•	Attract and retain	•	Provide fixed compensation to attract and retain key executives
STI	•	Pay-for-Performance	•	Establish appropriate short-term performance metrics that the Compensation and Human Capital Committee believes will drive our future growth and profitability
	•	Reward Achievement	•	Reward achievement of short-term performance metrics
	•	Align with our ESG initiatives	•	Portion of bonus payout is tied to achievement of Company ESG initiatives
	•	Align Interests with Stockholders	•	Bonus payout tied to Company performance consistent with FY23 financial plan
	•	Attract and Retain Executives	•	Offer market competitive incentive opportunities
RSUs	•	Attract and Retain Executives	•	Promote retention of our executives through long-term service vesting period
	•	Align Interests with Stockholders	•	Align the interests of executives with those of stockholders by issuing equity awards, the value of which is correlated to our stock price
PSUs	•	Pay-for-Performance	•	Establish appropriate performance metrics that the Compensation and Human Capital Committee believes will drive our future growth and profitability
	•	Reward Achievement	•
Provide meaningful and appropriate incentives for achieving annual and performance period financial goals that the Compensation and Human Capital Committee believes are important for the company’s short- and long-term success

	•	Align Interests with Stockholders	•	Tie payout of awards to TSR performance and profitability
	•	Attract and Retain Executives	•	Service required through the applicable three-year performance period, unless retirement eligible, to encourage retention of our executives
Other Employee Benefits (Termination Agreements)	•	Attract and Retain Executives	•
Intended to ease an NEO's transition due to an unexpected employment termination and to retain and encourage our NEOs to remain focused on our business and the interests of our stockholders if considering strategic alternatives

	•	Align Interests with Stockholders	•	Mitigate any potential employer liability and avoid future disputes or litigation
Retirement Benefits	•	Attract and Retain Executives	•	Retain and encourage our employees, including executives, to remain focused on our business for the long term
2024 Proxy Statement 53

TOTAL TARGET COMPENSATION MIX
As with prior years, a significant majority of our NEOs’ total target direct compensation was delivered in the form of at-risk compensation. The graphics below show the Fiscal Year 2023 total target direct compensation for our CEO, and the other NEOs. In Fiscal Year 2023, approximately 92% of our CEO’s and approximately 86% of our average NEO’s total direct compensation was at-risk, with LTI comprising 81% of our CEO’s and 72% of our average NEO’s total target compensation and STI comprising 11% of our CEO’s and 14% for our average NEO’s total target compensation.

(1)	Mr. Nersesian retired as Executive Chair on May 1, 2023 and is therefore not included in the Average NEO Total Target Compensation Chart, above.
(2)	Short-Term Incentive Plan (“STI”).
(3)	Long-Term Incentive Plan (“LTI”).
Pay Element	Performance Metric	At Risk
Base Salary	—	—
STI 90%-150% of Base Salary	Non-GAAP EPS (70.0%)	Earned based on earnings compared to targets directly tied to the approved financial plan
	Keysight Non-GAAP Revenue Growth (10.0%)	Earned based on revenue achievement on a year-over-year basis
	Keysight Non-GAAP ARR Growth (10.0%)	Earned based on annual recuring revenue achievement on a year-over-year basis, excluding the sale of instruments
	1H Keysight Orders and 2H WWQ (80.0%)(1)	Earned based on global order generation and quota achievement.
	ESG (10.0%)	Earned based on annual results of ESG objectives
LTI: PSUs 60% of target LTI value	3-Year Relative TSR (50.0%)	Earned based on share price performance relative to the S&P 500 Index over a three-year period
	3-Year Average Non- GAAP OM (50.0%)	Earned based on annual profit generation over a three-year period
LTI: RSUs 40% of target LTI value	—	Value directly aligns with value delivered to stockholders
(1)	Orders and WWQ are applicable to Mr. Wallace only.
54 2024 Proxy Statement

BASE SALARY
The Compensation and Human Capital Committee annually reviews base salaries for our executive officers to reflect changes in market conditions or other factors, including changing responsibilities as our executive officers’ positions evolve. Base salaries are set at levels intended to be competitive and commensurate with each executive officer’s position, performance, skills, and experience to attract and retain the best talent.
The base salaries of our NEOs are set annually by the Compensation and Human Capital Committee, with consideration given to the Compensation Factors (as defined in the section entitled “Factors for Determining Compensation”) for each NEO and Keysight’s expected operating budget. Base salary is a fixed component of our NEOs’ compensation and does not vary with Company performance. After reviewing market trends, Company performance and individual performance of our NEOs, the Compensation and Human Capital Committee approved the following adjustments to base salaries, effective December 1, 2022 for Fiscal Year 2023:
NEO	Fiscal Year 2022 Base Salary	Fiscal Year 2023 Base Salary	Percentage (%) of Change
Satish C. Dhanasekaran	$850,000	$900,000	5.9%
Neil P. Dougherty	$650,000	$650,000	0.0%
Ronald S. Nersesian(1)	$1,000,000	$1,000,000	0.0%
Soon Chai Gooi(2)	$456,324	$452,344(3)	0.0%
Ingrid A. Estrada	$550,000	$578,000	5.1%
Mark A. Wallace	$630,000	$655,000	4.0%
(1)	Mr. Nersesian’s base salary reflects salary as Executive Chair. Mr. Nersesian retired as Executive Chair effective May 1, 2023 and serves as the Non-Executive Chair of the Board.
(2)	Mr. Gooi is paid in Malaysian Ringgit, and his 2023 base salary was converted to U.S. dollars based on the currency exchange rate as of October 31, 2023 for reporting purposes.
(3)
Mr. Gooi’s Malaysian Ringgit base salary unchanged in Fiscal Year 2023. The U.S. dollar equivalent change in Mr. Gooi’s base salary reflects the variation in currency exchange rates between the reporting periods.

SHORT-TERM INCENTIVES
The Company’s STI Plan for our NEOs and others in executive and senior manager roles provides semi-annual cash awards contingent upon the achievement of semi-annual financial and annual ESG objectives established by the Compensation and Human Capital Committee shortly after the beginning of each performance period. The payout ranges from 0% to 200%.
Financial objectives are based on the financial plan approved by the Board for that period. Semi-annual financial objectives are chosen instead of annual objectives to account for the cyclical nature and volatility of our markets. Annual ESG objectives are aligned with the Company’s annual CSR initiatives and may vary year-to-year.
The Compensation and Human Capital Committee reviews and approves the short-term incentive plan threshold, target and maximum payouts tied to each objective, benchmarking our internal historical achievement against external market data to ensure alignment with market compensation practices. The short-term cash incentives are tied to financial and ESG objectives with each objective weighted depending on the executive’s role and responsibilities.
After each performance period, the Compensation and Human Capital Committee certifies our actual performance against the objectives and to the extent earned, the cash incentive awards are paid. Performance measures and target performance goals cannot be changed after they are established by the Compensation and Human Capital Committee, but the Compensation and Human Capital Committee may exercise negative discretion to determine the final award payout.
2024 Proxy Statement 55

Financial Objectives for Fiscal Year 2023
For Fiscal Year 2023, we retained non-GAAP EPS as one of the financial objectives for the short-term cash incentives for our NEOs, except our Senior Vice President, Chief Customer Officer, in order to drive the following behaviors:
•	Strengthen line of sight with stockholders
•	Drive leadership to focus on the enterprise rather than at a segment level
•	Create value through growth and cost efficiency
The Compensation and Human Capital Committee believes that non-GAAP EPS is a transparent, operations-based measure, which is computed on the basis of Non-GAAP net income and weighted-average diluted shares. Non-GAAP net income excludes primarily the impacts of amortization of acquisition-related balances, share-based compensation, acquisition, and integration costs, restructuring and related costs, non-recurring items such as goodwill impairment, legal settlement, gain/loss on divestitures and others. Also excluded are tax benefits or expenses that are not directly related to ongoing operations, and which are either isolated or cannot be expected to occur again with any regularity or predictability.
Non-GAAP EPS targets are determined by our semi-annual financial planning process. Management prepares a financial plan, which is reviewed and approved by the Board. The Non-GAAP EPS targets are directly tied to the approved financial plan and do not change during the performance period. The threshold and maximum are designed to account for the cyclical nature and volatility of our markets. Weighted-average diluted shares represent the total number of shares that would be outstanding if all possible sources of conversion are exercised.
Keysight Non-GAAP Revenue Growth remained our second financial objective for the short-term cash incentives for our NEOs, except our Senior Vice President, Chief Customer Officer, for Fiscal Year 2023. Non-GAAP Revenue growth is based on reported Non-GAAP Revenue but includes recognition of acquired deferred revenue that was written down to fair value in purchase accounting and excludes incremental revenue from acquisitions completed within the applicable period.
Keysight Non-GAAP ARR Growth was the third financial objective for the short-term cash incentives for all of our NEOs for Fiscal Year 2023. This objective aligns with our strategy for long-term growth, value creation and strengthens the durability of our business model. Recurring revenue sources include service contracts including KeysightCare and extended warranty, technical support, per-incident repair and calibration services, trade part sales, subscription software and software support contracts.
Keysight Order growth was the primary financial metric for our Senior Vice President, Chief Customer Officer for the first half of Fiscal Year 2023. However, given the rapidly evolving market landscape, we have since reevaluated our approach and changed our primary financial metric for the second half of Fiscal Year 2023 for the Senior Vice President, Chief Customer Officer to WWQ. This strategic shift allows us to respond more effectively to market fluctuations and swiftly adapt our sales strategies across diverse regions. Order growth and WWQ is based on orders, which are recognized in accordance with Company policy that defines how purchase commitments are to be accepted.
ESG Objectives for Fiscal Year 2023
ESG objectives for the STI Award are selected each year by the Compensation and Human Capital Committee based on Keysight’s CSR priorities, which are reported externally on an annual basis. This approach allows Keysight the flexibility to adjust our ESG metrics on an annual basis to align to our culture, values, and long-term business strategy. For Fiscal Year 2023, we selected metrics which align to our DEI strategy including improvement in the percentage of women hired globally and the percentage of URMs hired in the U.S. as well as retention of our current diverse population.
56 2024 Proxy Statement

Short-Term Cash Incentive Design and Measures
For Fiscal Year 2023, our STI plan was designed with a core focus to drive optimal performance on key short-term objectives. The following STI plan design applied for all NEOs.

Fiscal Year 2023 STI Plan Objectives, Achievement and Payout
The following tables describe the threshold, target, and maximum financial measures for the financial objectives of Non-GAAP EPS, Keysight Non-GAAP Revenue growth, Keysight Non-GAAP ARR growth, and Orders/WWQ as well as reporting the achievement percentages, actual results and payout percentage in Fiscal Year 2023. Payouts could have ranged from 0% to 200%.
Non-GAAP EPS(1) (Messrs. Dhanasekaran, Dougherty, Nersesian, Gooi and Ms. Estrada)
H1 FY23						H2 FY23
Threshold	Target	Max	Results	Attainment	Payout	Threshold	Target	Max	Results	Attainment	Payout
$1.95	$3.90	$5.85	$4.14	106.1%	112.0%	$2.25	$4.49	$6.74	$4.19	93.2%	93.0%
Keysight Non-GAAP Revenue Growth(2) (Messrs. Dhanasekaran, Dougherty, Nersesian, Gooi, and Ms. Estrada)
H1 FY23						H2 FY23
Threshold	Target	Max	Results	Attainment	Payout	Threshold	Target	Max	Results	Attainment	Payout
4.1%	8.1%	14.1%	6.3%	78.7%	79.0%	3.8%	7.8%	13.8%	-4.8%	-61.2%	0.0%
Keysight Non-GAAP ARR Growth(3) (All NEOs)
H1 FY23						H2 FY23
Threshold	Target	Max	Results	Attainment	Payout	Threshold	Target	Max	Results	Attainment	Payout
6.0%	10.0%	15.0%	7.2%	72.0%	65.0%	6.0%	10.0%	15.0%	9.2%	92.0%	90.0%
1H Keysight Orders (in millions) and 2H Keysight WWQ (in millions) (Mr. Wallace(4))
H1 FY23						H2 FY23
Threshold	Target	Max	Results	Attainment	Payout	Threshold	Target	Max	Results	Attainment	Payout
$2,764	$3,071	$3,378	$2,612	85.1%	0.0%	$2,592	$2,880	$3,168	$2,571	89.3%	0.0%
(1)
Half-yearly non-GAAP EPS is the sum of reported quarters. Reconciliations to comparable GAAP metrics are available at investor.keysight.com under quarterly reports in financial information. The impact of incremental EPS from acquisitions for the periods reported is not material.

(2)
Reconciliations to comparable GAAP metrics are available at investor.keysight.com under quarterly reports in financial information. The impact of incremental revenue from acquisitions for the periods reported is not material.

(3)
Keysight Non-GAAP ARR is revenue that is likely to continue in the future with some level of volatility. This includes service contracts including KeysightCare and extended warranty, technical support, per-incident repair and calibration services, trade part sales, subscription software and software support contracts.

(4)	Mr. Wallace’s financial objectives for STI achievement were Orders and Keysight Non-GAAP ARR for the first half of FY23 and WWQ and Keysight Non-GAAP ARR for the second half of FY23.
2024 Proxy Statement 57

The following table sets forth the ESG objectives and the achievement of those objectives used to calculate the payout of the ESG component of the STI for our NEOs. Payouts could have ranged from 0% to 200%. Achievement of only one of the new hire targets will result in a 50% payout. New-hire targets for both women and URMs must be achieved for target payout at 100%. A 200% payout is achieved if both new hire objectives and population objectives are met.
	Target	Results	Met Objective for Payout	Payout
Global Women New Hires	33.6%	33.9%	Yes	50.0%
U.S. URM New Hires	50.1%	61.1%	Yes	50.0%
Global Women Population	30.6%	31.0%	Yes	50.0%
U.S. URM Population	37.7%	44.4%	Yes	50.0%
Achieved Payout				200.0%
The following table sets forth the mix and weight of the financial and ESG objectives used to calculate the STI for our NEOs.
Weight Allocation of Performance Objectives
Name	Non-GAAP EPS	Non-GAAP Revenue Growth	Non-GAAP ARR Growth	Keysight Orders/WWQ	ESG
Satish C. Dhanasekaran	70.0%	10.0%	10.0%	N/A	10.0%
Neil P. Dougherty	70.0%	10.0%	10.0%	N/A	10.0%
Ronald S. Nersesian	70.0%	10.0%	10.0%	N/A	10.0%
Soon Chai Gooi	70.0%	10.0%	10.0%	N/A	10.0%
Ingrid A. Estrada	70.0%	10.0%	10.0%	N/A	10.0%
Mark A. Wallace	N/A	N/A	10.0%	80.0%	10.0%
The Compensation and Human Capital Committee set the Fiscal Year 2023 target STI award opportunities as a percentage of base salary for each NEO. Each NEO’s target STI for Fiscal Year 2023 was set between 90% and 150% of base salary, as follows:
Fiscal Year 2023 Target STI Award Opportunities (Expressed as a Percentage of Base Salary)
Name	H1 Financial Target Award	H2 Financial Target Award	Annual ESG Target Award	Total Target STI
Satish C. Dhanasekaran	56.25%	56.25%	12.50%	125.00%
Neil P. Dougherty	45.00%	45.00%	10.00%	100.00%
Ronald S. Nersesian	67.50%	67.50%	15.00%	150.00%
Soon Chai Gooi	40.50%	40.50%	9.00%	90.00%
Ingrid A. Estrada	40.50%	40.50%	9.00%	90.00%
Mark A. Wallace	42.75%	42.75%	9.50%	95.00%
58 2024 Proxy Statement

Fiscal Year 2023 STI Payout Table
The payouts under the STI Plan for Fiscal Year 2023 are provided in the table below and in the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table”. The Compensation and Human Capital Committee determined that the awards earned based on actual performance results for Fiscal Year 2023 fairly reflected the performance of each of our NEOs and did not exercise negative discretion with respect to the awards.
	H1 Financial			H2 Financial			Annual ESG			Total Actual FY23 STI Payouts
	Target Incentive(1)	Actual Payout	Actual Payout	Target Incentive	Actual Payout	Actual Payout	Target Incentive	Actual Payout	Actual Payout
Name	($)	($)	(%)	($)	($)	(%)	($)	($)	(%)	($)	(%)
Satish C. Dhanasekaran	501,588	517,193	103.11	506,250	416,813	82.33	111,986	223,973	200.00	1,157,979	103.41
Neil P. Dougherty	292,500	301,600	103.11	292,500	240,825	82.33	65,000	130,000	200.00	672,425	103.45
Ronald S. Nersesian	675,000	696,000	103.11	3,668	3,020	82.33	74,795	149,589	200.00	848,609	112.63
Soon Chai Gooi(2)	195,699	201,787	103.11	183,250	150,876	82.33	40,722	81,444	200.00	434,107	103.45
Ingrid A. Estrada	232,210	239,435	103.11	234,090	192,734	82.33	51,813	103,626	200.00	535,795	103.45
Mark A. Wallace(3)	278,241	20,095	7.22	280,013	28,001	10.00	62,030	124,060	200.00	172,156	27.75
(1)	Target incentives were pro-rated for the period taking into consideration salary changes.
(2)
Mr. Gooi is paid in Malaysian Ringgit. His target incentive and payout for the first half of Fiscal Year 2023 was converted from U.S. dollars based on the currency exchange rate as of April 30, 2023. His target incentive and payout for the second half of Fiscal Year 2023 was converted from U.S. dollars based on the currency exchange rate as of October 31, 2023.

(3)	Mr. Wallace’s financial objectives for STI achievement were Orders and Keysight Non-GAAP ARR for the first half of FY23 and WWQ and Keysight Non-GAAP ARR for the second half of FY23.
LONG-TERM INCENTIVES
LTI Award Mix for Fiscal Year 2023
We use the following vehicles to ensure that our LTI Program remains balanced, performance-focused, and supportive of program objectives:
•
PSUs granted under our LTI Program support the objectives of linking realized value to the achievement of critical performance objectives and stockholder alignment. Earning PSUs under our LTI Program is based on achievement over a three-year period of returns to stockholders as measured by Keysight’s TSR relative to our peers and Non-GAAP OM as measured against our annual plan target.

•
RSUs are used to keep our executive officers focused on the absolute performance of Keysight’s stock price over time. We believe RSUs encourage behavior and initiatives that support sustained long-term stock price growth and have retentive value.

The mix of LTI awards for our NEOs by value, 60% of which is delivered in performance-based equity and 40% delivered in time-vested shares, places a greater emphasis on at-risk compensation and therefore aligns compensation with long-term stockholder value.
2024 Proxy Statement 59

PSU Performance Measures for Grants Made in Fiscal Year 2023
The Compensation and Human Capital Committee has established rolling three-year performance periods for LTP Plan PSU awards under our LTI Program. For grants made in Fiscal Year 2023, for the performance period beginning November 1, 2022 and ending October 31, 2025, the Compensation and Human Capital Committee selected relative TSR and Non-GAAP OM as the performance measures. Keysight considers relative TSR and Non-GAAP OM to be equally important for long-term performance, balancing internal operational goals with market performance. The target grant of PSUs subject to each performance measure was equal to approximately 50% of the grant date fair value of each NEO’s total PSU grant.
•
TSR. TSR reflects the aggregate change in the 90-day average closing price of our stock relative to the S&P 500 Total Return Index. The beginning average is the 90-day period prior to the performance period and the ending average will be the final 90-day period of the performance period. The Compensation and Human Capital Committee did not establish an absolute TSR target as it believed that performance would be best measured on a relative basis against the S&P 500 Total Return Index.

•
Non-GAAP OM. Non-GAAP OM is an internal financial metric that complements the external market-conditioned metric, TSR. Having an internal financial objective linked directly to our LTI program creates more accountability and line of sight to our financial plan, which focuses on our internal growth and profitability metrics. The performance measure for OM is set at the beginning of each Fiscal Year and achievement is calculated following the completion of the applicable Fiscal Year. Following completion of the three-year performance period, the OM achievement percentage for each Fiscal Year is averaged and used to determine the total number of PSUs that are earned.

Non-GAAP OM excludes, primarily the impacts of amortization of acquisition-related balances, share-based compensation, acquisition and integration costs, restructuring and related costs, non-recurring items such as goodwill impairment, legal settlement, gain/loss on divestitures and others. Because the OM target is set at the beginning of each Fiscal Year, income and expenses related to an acquisition are excluded for the Fiscal Year in which the acquisition occurs but are included in both target and actual results in subsequent years.

PSUs Granted in Fiscal Year 2023
The PSUs are wholly “at risk” compensation as our performance must be at or above the threshold of the TSR and OM targets, as applicable, for the award recipients to earn any shares of our common stock subject to performance metrics.
•
PSUs Based on TSR. The TSR PSUs granted in Fiscal Year 2023 will be measured and paid out based on TSR for the Fiscal Year 2023 through Fiscal Year 2025 performance period. The payout matrix determined by the Compensation and Human Capital Committee for TSR was:

		Payout as a % of Target
Threshold:	40 percentage points below S&P 500 Total Return Index	25%
Target:	Equals S&P 500 Total Return Index	100%
Maximum:	40 percentage points above S&P 500 Total Return Index	200%
60 2024 Proxy Statement

The PSUs will be settled linearly for each level of performance as illustrated below.
PSU Payout Schedule (TSR)

Maximum:
+40 ppts Above Index
>/=40 pps = 200% Payout
Target:
= Index
0 ppts = 100% Payout
Threshold:
-40 ppts Below Index
-40 pps = 25% Payout
<-40 ppts = No Payout
LTPP Payout
(as % of Target Shares)
250%
200%
150%
100%
50%
0%
-40.0%
-30.0%
-20.0%
-10.0%
0.0%
10.0%
20.0%
30.0%
40.0%
S&P 500 Total Return Index Outperformance

•
PSUs Based on OM. The OM PSUs will be measured and paid out based on OM as compared to plan for the Fiscal Years 2023, 2024, and 2025. The payout matrix determined by the Compensation and Human Capital Committee for OM is below.

		Payout as a % of Target
Threshold:	5 points below annual Non-GAAP OM plan	50%
Target:	Achievement of annual Non-GAAP OM plan	100%
Maximum:	5 points above annual Non-GAAP OM plan	200%
The table below sets forth the threshold, target and maximum Non-GAAP OM goals for Fiscal Year 2023 and the actual results for Fiscal Year 2023.
Fiscal Year 2023 Non-GAAP OM Goals
Fiscal Year	Threshold	Target	Max	Results
2023	24.8%	29.8%	34.8%	30.3%
2024 Proxy Statement 61

The OM PSUs will be settled linearly for each level of performance as illustrated below:
PSU Payout Schedule (OM)

Maximum:
34.8% Operating Margin
= / >34.8% = 200% Payout
Target:
29.8% Operating Margin
29.8% = 100% Payout
20%
upside
slope
-10%
downside
slope
Threshold:
24.8% Operating Margin
=24.8% = 50% Payout
<24.8% = No Payout
LTPP Payout
(as % of Target Shares)
250%
200%
150%
100%
50%
0%
24.8%
25.8%
26.8%
27.8%
28.8%
29.8%
30.8%
31.8%
32.8%
33.8%
34.8%
Average Operating Margin %
(3 annual OM achievements averaged at the end of the third year)

Restricted Stock Units Granted in Fiscal Year 2023
The Compensation & Human Capital Committee grants RSU awards for retention purposes as they provide payout opportunity to the NEOs only if they remain employed through the applicable vesting dates or are retirement eligible. The payout opportunity is directly linked with stockholder value and executive efforts over a multi-year time frame. Subject to continued service to the Company through the applicable vesting date or retirement eligibility, RSUs vest in four equal installments beginning on the first anniversary of the grant date.
LTI Granted in Fiscal Year 2023
The target value of the LTI awards granted in Fiscal Year 2023 to each of our NEOs was determined by the Compensation and Human Capital Committee after considering Factors for Determining Compensation. Fiscal Year 2023 Grant values were calculated as follows:
•
To determine the number of PSUs with a TSR metric, we divided 30% of the total target LTI dollar award amount by the product of the 90-day trailing average closing price of our common stock prior to the date of grant multiplied by a Monte-Carlo valuation (the “TSR PSUs”).

•
determine the number of PSUs with an OM metric, we divided 30% of the total target LTI dollar award amount by the 90-day trailing average stock price of our common stock prior to the date of grant (the “OM PSUs”).

•	To determine the number of RSUs, we divided the remaining 40% of the total target LTI dollar award amount by the 90-day trailing average stock price of our common stock prior to the date of grant.
62 2024 Proxy Statement

The following table shows the LTI awards granted to our NEOs in Fiscal Year 2023.
Name	Performance Stock Units (TSR) (#)	Performance Stock Units (OM) (#)	Restricted Stock Units (#)	Total Target Value of Long-Term Incentive Awards ($)
Satish C. Dhanasekaran	12,583	15,729	20,972	8,700,000
Neil P. Dougherty	6,422	8,027	10,703	4,440,000
Ronald S. Nersesian	—	—	27,119	4,500,000
Soon Chai Gooi	5,091	6,364	8,485	3,520,000
Ingrid A. Estrada	3,435	4,293	5,725	2,375,000
Mark A. Wallace	3,564	4,455	5,940	2,464,287
Fiscal Year 2021 − Fiscal Year 2023 LTP Program Payout
In November 2020, the Compensation and Human Capital Committee granted our NEOs LTP awards in the form of PSUs that would be earned, if at all, based on Keysight’s relative TSR and OM for the Fiscal Year 2021 – Fiscal Year 2023 performance period that began on November 1, 2020 and concluded on October 31, 2023.
•
PSUs Payout Based on TSR. Approximately 50% of the grant date value of the PSUs were earned based on Keysight’s TSR performance relative to companies in the S&P 500 Total Return Index. TSR relative performance is measured as the difference in percentage points between Keysight’s TSR and the S&P 500 Total Return Index. The payout matrix for TSR was:

		Payout as a % of Target
Threshold:	40 percentage points below S&P 500 Total Return Index	25%
Target:	Equals S&P 500 Total Return Index	100%
Maximum:	40 percentage points above S&P 500 Total Return Index	200%
On November 15, 2023, the Compensation and Human Capital Committee certified that Keysight’s TSR was 1.3 percentage points below the S&P 500 Total Return Index, which resulted in a 97.5% payout. The table below sets forth the actual TSR metric results for the Fiscal Year 2021 - Fiscal Year 2023 performance period as well as the calculated payout percentage:
Actual Results
Keysight TSR	33.8%
S&P 500 Total Return Index	35.1%
TSR Outperformance vs Total Return Index	-1.3 ppts
Calculated Payout	97.5 % of Target Shares
2024 Proxy Statement 63

•
PSUs Payout Based on OM. Approximately 50% of the grant date value of the PSUs for the Fiscal Year 2021 - Fiscal Year 2023 performance period was earned based on OM. At the end of the performance period, Keysight’s OM payout achievement for each Fiscal Year during the three-year period was averaged with each Fiscal Year weighted equally. The payout matrix for OM was:

		Payout as a % of Target
Threshold:	5 points below annual Non-GAAP OM plan	50%
Target:	Achievement of annual Non-GAAP OM plan	100%
Maximum:	5 points above annual Non-GAAP OM plan	200%
Based on the average of the Fiscal Year 2021 – Fiscal Year 2023 payout percentages shown above, the Compensation and Human Capital Committee, on November 15, 2023, certified that Keysight’s OM achievement for the Fiscal Year 2021 – Fiscal Year 2023 performance period resulted in a 128.0% payout.
The table below sets forth the actual OM metric results for the Fiscal Year 2021 – Fiscal Year 2023 performance period, as well as the calculated average payout percentage:
	FY21 – FY23 Non-GAAP OM Metrics and Results(1)
Fiscal Year	Threshold %	Target %	Max %	Results %	Percentage above Target	Fiscal Year Payout %
2021	20.9	25.9	30.9	27.8	1.9%	138.0
2022	22.5	27.5	32.5	29.3	1.8%	136.0
2023	24.8	29.8	34.8	30.3	0.5%	110.0
Calculated Payout						128.0
(1)
Non-GAAP OM excludes primarily the impacts of amortization of acquisition-related balances, share-based compensation, acquisition and integration costs, restructuring and related costs, non-recurring items such as goodwill impairment, legal settlement, gain/loss on divestitures and others. Because the OM target is set at the beginning of each Fiscal Year, income and expenses related to an acquisition are excluded for the Fiscal Year in which the acquisition occurs but are included in both target and actual results in subsequent years. Reconciliations to comparable GAAP metrics are available on investor.keysight.com under quarterly reports in financial information. The impact of acquisitions for the periods reported is not material.

The following table sets forth for the Fiscal Year 2021 - Fiscal Year 2023 performance period the targeted number of shares granted to our NEOs, the shares earned, and the cash value of the earned shares.
Name	TSR Target Award (in shares)	TSR Payout at 97.5% (in shares)	Non-GAAP OM Target Award (in shares)	Non-GAAP OM Payout at 128.0% (in shares)	Cash Value of Payout In $(1)
Satish C. Dhanasekaran	8,319	8,111	10,923	13,981	2,942,433
Neil P. Dougherty	6,302	6,144	8,275	10,592	2,229,068
Ronald S. Nersesian	29,630	28,889	38,906	49,799	10,480,455
Soon Chai Gooi	5,470	5,333	7,182	9,192	1,934,585
Ingrid A. Estrada	3,829	3,733	5,027	6,434	1,354,143
Mark A. Wallace	4,330	4,221	5,686	7,278	1,531,552
(1)	Reflects the fair market value of the shares based on the closing stock price of Keysight’s common stock on November 15, 2023.
64 2024 Proxy Statement

OTHER BENEFITS

TERMINATION ARRANGEMENTS – SEVERANCE PLAN, CHANGE OF CONTROL SEVERANCE AGREEMENTS AND EQUITY AWARD ACCELERATION
Consistent with the practice of many of our peers, the Compensation and Human Capital Committee has adopted an Officer and Executive Severance Plan (the “Severance Plan”) for our U.S. based officers and executives, which provides for specified severance payments and benefits in cases where the officer is terminated other than for Cause, misconduct, death, or physical or mental incapacity or resigns for Good Reason (each, as defined in the Severance Plan). A more detailed description of the Severance Plan is provided in the “Officer and Executive Severance Plan” section below.
In addition, we have entered into Change of Control Agreements (each, a “Change of Control Agreement”) with our officers designed to provide protection to the officers, so they are not distracted by their personal, professional, and financial situations at a time when we need them to remain focused on their responsibilities, Keysight’s best interests and those of our stockholders. These agreements provide for double-trigger payments and benefits, which means that they are eligible to receive such payments and benefits only in the event of a change of control of Keysight and if the officer is terminated other than for Cause or resigns for Good Reason (each, as defined in the Change of Control Agreement) within a limited period after the change of control. Such benefits will not become payable unless both such events occur. A more detailed description of the Change of Control Agreements with the NEOs is provided in the “Change of Control Severance Agreements” section below.
Additionally, to encourage our employees to remain employed with Keysight through the date of the applicable vesting event, our stock award agreements, including those of our NEOs, provide for certain vesting benefits in the event of death, disability, or retirement or in certain circumstances involving a change in control. A more detailed description of the vesting benefits provided in our stock award agreements is provided in the “Acceleration and Continued Vesting of Equity Awards” section below.
The potential payments that would be received by our NEOs under the Severance Plan and the Change of Control Agreements are disclosed in the “Termination and Change of Control Table” below.
BENEFITS AND LIMITED PERQUISITES
Our global benefits philosophy is to provide our executive officers, including our NEOs, with protection and security through health and welfare, retirement, and life insurance programs.
In addition to these Company-wide benefits, our NEOs are offered Company-paid financial counseling through a third-party service to assist with their personal finances. Providing this service gives our NEOs a better understanding of their compensation and benefits, allowing them to concentrate on their responsibilities and our future success. Our executive officers, including our NEOs, are also offered physical examinations, for which we cover the costs that are not otherwise covered under each of our NEOs’ chosen health plan. We believe that the executive physical is a prudent measure to help maintain the health of our executive officers.
In connection with Mr. Gooi’s relocation from Malaysia to Singapore and his business travel to the U.S. on behalf of Keysight, Mr. Gooi received Company-paid relocation services and tax restoration benefits. Our executive officers also had access to Company drivers to transport them and their families to the airport for personal travel, as do other Company executives.
NON-QUALIFIED DEFERRED COMPENSATION
Our NEOs are eligible to voluntarily defer base salary, short-term cash incentives, and performance shares earned under the LTP Program. The deferrals are made through the Keysight Technologies Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan is a standard management benefit plan offered by many public companies.
The specific benefits and an additional description of plan features are set forth in the section entitled “Non-Qualified Deferred Compensation” below.
2024 Proxy Statement 65

PENSION PLANS
Our pension plans are designed to promote long-term employment retention, support employee career strategies, and provide employee retirement savings. Additional information on the plans for which certain of the NEOs are eligible is set forth below in “Pension Benefits”.
PROCESS FOR DETERMINING EXECUTIVE COMPENSATION

ROLE OF THE COMPENSATION AND HUMAN CAPITAL COMMITTEE
The Compensation and Human Capital Committee reviews and discusses the Board’s evaluation of the CEO and makes recommendations about base salary, annual short-term incentive, and long-term incentive compensation. The Compensation and Human Capital Committee then discusses the compensation recommendations with the independent directors, and the Compensation and Human Capital Committee approves final compensation decisions after this discussion.
ROLE OF THE CHIEF EXECUTIVE OFFICER
For other NEOs, the CEO and CAO consider the performance of each NEO and make recommendations to the Compensation and Human Capital Committee on base salary, annual short-term incentive, and long-term incentive compensation. The Compensation and Human Capital Committee reviews, discusses, modifies, and approves, as appropriate, these compensation recommendations. The CEO and CAO do not make recommendations regarding their own compensation.
COMPENSATION AND HUMAN CAPITAL COMMITTEE RESOURCES AND TOOLS
The Compensation and Human Capital Committee uses several resources and tools to determine compensation, including consultation with the independent compensation consultant, review of competitive market information and tally sheets, which quantify each of the compensation elements for each executive officer, and an evaluation of accumulated outstanding long-term equity awards and deferred compensation.
FACTORS FOR DETERMINING COMPENSATION (“COMPENSATION FACTORS”)
•	Responsibilities and capabilities of each executive officer
•	Competitive market data provided by the independent compensation consultant
•	Tally sheets describing the total compensation received by each executive officer
•	Each executive officer’s self-evaluation and evaluation by the CEO and the CAO
•	Qualitative evaluation of each executive officer’s overall performance by the Compensation and Human Capital Committee or the independent members of the Board
•	Objective assessment of each executive officer’s actual performance against pre-established goals and financial targets
66 2024 Proxy Statement

KEYSIGHT’S PEER GROUP
Compensation Benchmarking Peer Group
As part of its compensation deliberations, the Compensation and Human Capital Committee conducts an annual review of the compensation practices of the competitive market against a group of peer companies. The Compensation and Human Capital Committee annually reviews our peer group to ensure the companies are suitable peers for compensation comparison purposes. In September 2022, the Compensation and Human Capital Committee, with the assistance of the Committee’s independent compensation consultant, approved a compensation peer group for Fiscal Year 2023 compensation decisions. The selection of the peer group was based on the following criteria:
Criteria for Determining the Peer Group for Fiscal Year 2023
•	Revenue between approximately $2.6 billion and $13.2 billion, which were between approximately 0.5 times and 2.5 times our projected Fiscal Year 2023 revenue
•	A market capitalization between approximately $9.6 billion and $86.2 billion, which were between approximately 0.33 times and 3 times our projected Fiscal Year 2023 market capitalization
These criteria resulted in the selection of 28 companies, all members of the Russell 3000 Information Technology Sector, including one new company. The selected companies compete with us either in the same business and capital markets or in the executive talent arena or operate similarly complex business operations with significant global reach. The Compensation and Human Capital Committee used compensation data drawn from the compensation peer group as one of the Compensation Factors considered in setting the compensation of the executive officers.
Keysight’s Peer Group for Fiscal Year 2023
Agilent Technologies	F5 Networks	Juniper Networks	Roper Technologies	Trimble
AMETEK	Fortinet	KLA	Sensata Technologies	VMWare
Arista Networks	Fortive	Motorola Solutions	SS&C Technologies	Workday
Autodesk	Gen Digital (formerly NortonLifeLock)	NetApp	Synopsys	Zebra Technologies
Cadence Design Systems	Hubbell	Palo Alto Networks	Teledyne Technologies*
Ciena Corporation	Intuit	Rockwell Automation	Teradyne
*	Companies added to the Fiscal Year 2023 compensation peer group based on the selection criteria.
For Fiscal Year 2023, we were at or above the median of our compensation peer group based on revenue, market capitalization, and number of employees.
	Revenue as of each company’s most recent four quarters ended on 10/31/2022 (in millions) ($)	Market Capitalization on 10/31/2022 (in millions) ($)	Employees as of 10/31/2022 (#)
25th Percentile	3,802	14,461	10,093
Median	5,328	29,678	14,320
75th Percentile	6,219	44,149	18,125
Keysight Technologies, Inc.(1)	5,271	31,763	14,700
(1)	Fiscal Year 2023 estimates as of 10/31/2022.
2024 Proxy Statement 67

Peer Group for the Long-Term Incentive Program
The Compensation and Human Capital Committee believes that a larger peer group is more appropriate for evaluating TSR performance under Keysight’s LTP Program, as a larger peer group provides a broader index for comparison and better alignment with stockholder investment choices. For the Fiscal Year 2023 – Fiscal Year 2025 performance period, the Compensation and Human Capital Committee selected the S&P 500 Total Return Index for determining and evaluating our relative TSR performance. This index has a strong correlation with Keysight’s stock price, and the Compensation and Human Capital Committee views the S&P 500 as a possible investment alternative to Keysight. The S&P 500 constituent list is maintained by the S&P Index Committee, which is available at standardandpoors.com/indices/main/en/us. Any change in the expanded peer group is solely due to Standard & Poor’s criteria for inclusion in the index.
POLICIES FOR COMPENSATION RISK MITIGATION

RECOUPMENT POLICY
Our Executive Compensation Recoupment Policy (the “Recoupment Policy”) and our Compensation Recovery Policy (the “Recovery Policy,” together the “Clawback Policies”) apply to all executive officers who are subject to Section 16 of the Exchange Act.
The Recoupment Policy applies to grants which were made and vested between October 31, 2014 and October 1, 2023. Under the Recoupment Policy, in the event of (A) a material restatement of financial results (wherein results were incorrect at the time published due to mistake, fraud or other misconduct), or (B) fraud or misconduct by an executive officer, the Compensation and Human Capital Committee will, in the case of a restatement, review all short-term and long-term incentive compensation awards that were paid or awarded to the executive officer, in whole or in part, during the restatement period. In the case of fraud or misconduct, the Compensation and Human Capital Committee will consider actions to remedy the fraud or misconduct, prevent its recurrence, and impose discipline on the wrongdoers, in each case, as it deems appropriate. These actions may include, without limitation and to the extent permitted by governing law, requiring reimbursement of compensation, causing the cancellation of outstanding PSUs, RSUs, stock options, and other equity incentive awards, limiting future awards or compensation, and requiring the disgorgement of profits realized from the sale of shares of our common stock to the extent such profit was, in part or in whole, the result of the fraud or misconduct.
On November 15, 2023, in compliance with Rule 10D-1 of the Exchange Act, the Compensation and Human Capital Committee adopted the Recovery Policy, effective October 2, 2023. The Recovery Policy applies to performance-based incentive compensation received on or after October 2, 2023, and provides for the mandatory recovery from current and former executive officers of erroneously awarded incentive compensation in the event of an accounting restatement of the Company’s financial statements regardless of fault or misconduct. The Compensation and Human Capital Committee also has discretion, under the Recovery Policy, to seek recovery from current and former executive officers of erroneously awarded incentive compensation in the event of a financial misstatement that does not result in a restatement of financial results.
HEDGING AND INSIDER TRADING POLICY
Our Insider Trading Policy expressly bars hedging transactions such as purchasing or writing derivative securities, including puts and calls, and entering into short sales or short positions, with respect to Keysight securities by our executive officers, directors, and other employees. Under our Insider Trading Policy, we prohibit our general managers, executives, executive officers and the members of our Board from pledging our equity securities as collateral for loans, and we prohibit our executive officers, directors and all employees from purchasing or selling our securities while in possession of material, non-public information, or otherwise using such information for their personal benefit and we maintain a quarterly black-out window where applicable individuals may not trade.
Our executive officers and members of our Board are permitted to enter into trading plans that are intended to comply with the requirements of Exchange Act Rule 10b5-1 so they may make predetermined trades of Keysight stock or exercise stock options.
68 2024 Proxy Statement

INDEMNIFICATION AGREEMENTS
These agreements indemnify our executive officers and the members of our Board, as well as those who act as directors and officers of other entities at our request, against expenses, judgments, fines, settlements, and other amounts, actually and reasonably incurred in connection with any proceedings arising out of their services to us and our subsidiaries.
A CULTURE OF OWNERSHIP
Our stock ownership guidelines require our executive officers, including our NEOs, to achieve and maintain a significant equity stake in Keysight to closely align their interests with those of our stockholders. The guidelines provide that our CEO should accumulate and hold, within five years of his appointment to the position, an investment level in our common stock equal to six times his annual base salary. The guidelines further provide that our CFO, COO, and other executive officers should accumulate and hold, within five years from appointment to their respective executive officer positions, an investment level in our common stock equal to the lesser of (1) three times their annual base salary or (2) direct ownership of a certain level of shares of our common stock (40,000 or 80,000 shares).
The investment levels as a multiple of annual base salary or direct ownership guidelines are as follows:
Executive Officer	Multiple of Annual Base Salary	Direct Ownership of Common Stock (# of Shares)
CEO(1)	6X	N/A
CFO/COO	3X	80,000
All Other Executive Officers	3X	40,000
(1)	As of October 31, 2023 (the last trading day of Keysight’s Fiscal Year 2023), Mr. Dhanasekaran held over 6 times base salary in Keysight stock.
The Compensation and Human Capital Committee conducts an annual review to assess compliance with the guidelines. As of the end of Fiscal Year 2023, each of our NEOs met his stock ownership guideline requirement.
COMPENSATION RISK ASSESSMENT
Our independent compensation consultant conducts an annual review of our compensation-related risks. The risk assessment conducted during Fiscal Year 2023 by Meridian concluded that our executive compensation program is well designed to encourage behaviors aligned with the long-term interests of our stockholders and that our programs and policies are not reasonably likely to have a material adverse effect on the Company. Meridian also found our executive compensation programs are well articulated, containing an appropriate balance in fixed versus variable pay, cash, equity, and a mix of financial metrics. Finally, it was determined that there are appropriate policies and practices in place to mitigate compensation-related risk, including stock ownership guidelines, insider-trading prohibitions, Clawback Policies, and independent Compensation and Human Capital Committee oversight of our executive compensation programs.
ACCOUNTING CONSIDERATIONS
We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards (awards to directors are fully vested upon grant). ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the stock award.
2024 Proxy Statement 69

COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Keysight specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
November 15, 2023
Our executive compensation program is administered by the Compensation and Human Capital Committee, which is composed entirely of independent, non-employee directors and is responsible for approving and reporting to our Board of Directors on all elements of compensation for our executive officers. In this regard, the Compensation and Human Capital Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with management. Based on this review and discussion, the Compensation and Human Capital Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” section be included in this Proxy Statement and incorporated by reference into our 2023 Annual Report on Form 10-K.
Submitted by:
Compensation and Human Capital Committee
James G. Cullen, Chair
Richard P. Hamada
Michelle J. Holthaus
Jean M. Nye
Joanne B. Olsen
70 2024 Proxy Statement

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compen- sation(2) ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings(3) ($)	All other Compen- sation(4) ($)	Total ($)
Satish C. Dhanasekaran President and Chief Executive Officer	2023	895,833	—	8,592,791	—	1,157,979	70,599	33,721	10,750,924
	2022	772,917	—	7,651,981	—	1,039,963	—	34,207	9,499,068
	2021	675,000	—	4,227,785	—	997,270	93,869	37,292	6,031,216
Neil P. Dougherty Executive Vice President and Chief Financial Officer	2023	650,000	—	4,385,324	—	672,425	58,295	32,335	5,798,389
	2022	650,000	—	7,251,044	—	732,286	—	34,242	8,667,572
	2021	650,000	—	3,202,700	—	864,301	121,148	34,316	4,872,465
Ronald S. Nersesian(5) Former Executive Chair of the Board	2023	503,846	—	4,517,212	—	848,609	113,883	336,624	6,320,174
	2022	1,000,000	—	17,025,814	—	1,703,325	38,859	38,361	19,806,359
	2021	1,000,000	—	15,058,182	—	2,216,156	249,447	42,625	18,566,410
Soon Chai Gooi(7) Senior Vice President, President, Order Fulfillment and Digital Operations	2023	452,344	—	3,476,590	—	434,107	—	547,697	4,910,738
	2022	456,324	—	4,882,014	—	483,848	—	864,239	6,686,425
	2021	520,411	—	2,779,883	—	694,962	—	1,249,402	5,244,658
Ingrid A. Estrada(6) Senior Vice President, Chief People and Administrative Officer and Chief of Staff	2023	575,667	—	2,345,572	—	535,795	46,524	11,560	3,515,118
	2022	547,917	—	4,076,123	—	555,380	—	10,417	5,189,837
	2021	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Mark A. Wallace Senior Vice President, Chief Customer Officer	2023	652,917	—	2,433,788	—	172,156	58,835	28,328	3,346,024
	2022	627,500	—	4,155,646	—	765,908	—	27,535	5,576,589
	2021	597,917	—	2,200,613	—	1,014,165	105,082	27,135	3,944,912
(1)
Reflects the aggregate grant date fair values of the stock awards, computed in accordance with ASC Topic 718. For information on the valuation assumptions used in our computations, see Note 4 to our consolidated financial statements in our Annual Report on Form 10-K for Fiscal Year 2023. See the “Long-Term Incentive Awards” table below for additional information regarding the grant date fair values of the stock awards.

The table below sets forth the grant date fair value for the PSUs awarded during the fiscal year ended October 31, 2023 based upon (i) the probable outcome of the performance conditions used for financial reporting purposes in accordance with ASC 718 as of the grant date, and (ii) the maximum outcome of performance conditions under the performance-related component at the level of 200% as of the grant date.
Name	Probable Outcome of Performance Conditions Grant Date ($)	Maximum Outcome of Performance Conditions Grant Date ($)
Satish C. Dhanasekaran	5,099,485	10,198,970
Neil P. Dougherty	2,602,525	5,205,051
Ronald S. Nersesian	—	—
Soon Chai Gooi	2,063,243	4,126,486
Ingrid A. Estrada	1,391,959	2,783,917
Mark A. Wallace	1,444,363	2,888,725
(2)	Amounts consist of STI awards earned by our NEOs during Fiscal Year 2023 under the STI Plan.
2024 Proxy Statement 71

(3)
Amounts represent the change in pension value for the Retirement Plan, the Supplemental Benefit Retirement Plan, and the Excess Benefit Retirement Plan, as applicable. Please see the Section “Pension Benefits” below for greater detail regarding how such amounts were calculated. For 2022, this amount was -$105,352 for Mr. Dhanasekaran, -$229,650 for Mr. Dougherty, -$194,635 for Ms. Estrada and -$165,355 for Mr. Wallace.

(4)	Amounts for Fiscal Year 2023 reflected in the “All Other Compensation” table below.
(5)	Reflects compensation earned by Mr. Nersesian's from November 1, 2022 through May 1, 2023 when he retired as Executive Chair of the Board. Mr. Nersesian remains the Non-Executive Chair of the Board.
(6)	Ms. Estrada became an NEO in Fiscal Year 2022.
(7)
Amounts included for Mr. Gooi, with the exception of stock awards, are shown in U.S. Dollars but were paid to him in Malaysian Ringgit. To convert the amounts paid in U.S. Dollars, we used the exchange rate as of the last business day of the applicable Fiscal Year (for Fiscal Year 2023 amounts, an exchange rate of 4.76431 Malaysian Ringgits per U.S. Dollar as of October 31, 2023).

ALL OTHER COMPENSATION

Name	Company Contributions to Defined Contribution Plan ($)	Financial Counseling ($)	Travel Expenses ($)	Relocation Benefits ($)	Tax Restoration Benefits ($)	Club Membership Fees ($)	Employer Contributions to Health Savings Account ($)	Executive Physicals ($)	Other ($)	Total ($)
Satish C. Dhanasekaran	13,200	18,234	987	—	—	—	1,300	—	—	33,721
Neil P. Dougherty	13,200	18,235	—	—	—	—	900	—	—	32,335
Ronald S. Nersesian	6,467	22,205	514	—	—	—	380	—	307,059(1)	336,624
Soon Chai Gooi	131,994	—	27,118	175,879	212,454	252	—	—	—	547,697
Ingrid A. Estrada	11,560	—	—	—	—	—	—	—	—	11,560
Mark A. Wallace	9,400	18,236	—	—	—	—	692	—	—	28,328
(1)
Following Mr. Nersesian’s retirement as Executive Chair of the Board on May 1, 2023, he was awarded a prorated cash retainer and a prorated equity grant for his service as non-executive Chair of the Board in Fiscal Year 2023.

The following table itemizes the full grant date fair value of equity awards granted to our NEOs during Fiscal Year 2023 in accordance with ASC Topic 718 for the “Stock Awards” column of the “Summary Compensation Table”.
72 2024 Proxy Statement

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information regarding grants of plan-based awards to each of our NEOs during Fiscal Year 2023.
		Estimated Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock Awards(4) ($)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Satish C. Dhanasekaran	11/16/2022	250,794	501,588	1,003,177
	11/16/2022	55,993	111,986	223,973
	5/17/2023	253,125	506,250	1,012,500
	11/16/2022				1,309,990	2,619,980	5,239,959		2,619,980
	11/16/2022				619,877	2,479,509	4,959,018		2,479,509
	11/16/2022							20,972	3,493,306
Neil P. Dougherty	11/16/2022	146,250	292,500	585,000
	11/16/2022	32,500	65,000	130,000
	5/17/2023	146,250	292,500	585,000
	11/16/2022				668,529	1,337,057	2,674,115		1,337,057
	11/16/2022				316,367	1,265,470	2,530,940		1,265,470
	11/16/2022							10,703	1,782,799
Ronald S. Nersesian`	11/16/2022	337,500	675,000	1,350,000
	11/16/2022	37,397	74,795	149,589
	5/17/2023	1,834	3,668	7,337
	5/18/2023							1,157	179,559
	11/16/2022							27,119	4,517,212
Soon Chai Gooi	11/16/2022	97,850	195,699	391,398
	11/16/2022	20,361	40,722	81,444
	5/17/2023	91,625	183,250	366,499
	11/16/2022				530,026	1,060,051	2,120,103		1,060,051
	11/16/2022				250,798	1,003,193	2,006,387		1,003,193
	11/16/2022							8,485	1,413,346
Ingrid A. Estrada	11/16/2022	116,105	232,210	464,421
	11/16/2022	25,906	51,813	103,626
	5/17/2023	117,045	234,090	468,180
	11/16/2022				357,543	715,085	1,430,170		715,085
	11/16/2022				169,219	676,875	1,353,749		676,875
	11/16/2022							5,725	953,613
2024 Proxy Statement 73

		Estimated Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock Awards(4) ($)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Mark A. Wallace	11/16/2022	139,121	278,241	556,482
	11/16/2022	31,015	62,030	124,060
	5/17/2023	140,006	280,013	560,025
	11/16/2022				371,035	742,069	1,484,139		742,069
	11/16/2022				175,574	702,294	1,404,589		702,294
	11/16/2022							5,940	989,426
(1)
Reflects the value of the threshold, target and maximum potential STI cash payout established for Fiscal Year 2023 pursuant to Keysight’s Performance-Based Compensation Plan for Covered Employees. The threshold payment is 50%, target is 100% and maximum is 200% of target. Actual payout amounts under this plan are disclosed in the “Summary Compensation Table.” Please see the section “Short-Term Incentives” for greater detail regarding the NEOs’ cash incentive award opportunities, including the applicable performance goals.

(2)
Reflects the value of awards at threshold, target and maximum number of shares that could be earned with respect to PSUs. Actual payout of these awards, if any, will be in the form of Keysight common stock as determined by the Compensation and Human Capital Committee after the end of the performance period, subject to the achievement of applicable performance metrics. On November 16, 2022, each NEO received a grant of TSR PSUs and OM PSUs, which will be paid out, if at all, following the completion of the Fiscal Year 2023 - Fiscal Year 2025 performance period, Each NEO’s TSR PSUs will be measured and paid out based on the performance of Keysight’s common stock as measured against the relative TSR of the S&P 500 Total Return Index. Each NEO’s OM PSUs will be measured and paid out based on annual Non-GAAP OM achievement as compared to annual OM goals. The annual achievement in comparison to target is averaged over the three-year performance period to determine the OM payout for that performance period. Please see the section “Long-Term Incentives” for greater detail regarding the TSR and OM PSU grants made to NEOs in Fiscal Year 2023. Each NEO’s OM PSUs appear above their respective TSR PSUs in this table. PSU awards granted on November 16, 2022, are subject to the applicable NEO being employed through the determination date or retirement eligible.

(3)
Reflects the number of shares subject to time-based RSUs, which vest annually over four years from the grant date, subject to the applicable NEO being employed through the applicable vesting date or being retirement eligible.

(4)	Reflects the aggregate grant date fair values of the RSUs and PSUs, computed in accordance with ASC Topic 718.
74 2024 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the performance-based stock awards and restricted stock units held by our NEOs as of October 31, 2023. None of our NEOs have outstanding stock option awards.
	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units That Have Not Vested ($)(2)	Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(3)	Market or Payout Value of Shares, Units or Other Rights That Have Not Vested ($)(2)
Satish C. Dhanasekaran	11/20/2019(4)	2,183	266,435
	10/1/2020(4)	118	14,402
	11/18/2020(4)	7,283	888,890
	11/17/2021(4)	9,642	1,176,806
	5/18/2022(4)	3,020	368,591
	11/16/2022(4)	20,972	2,559,633
	11/18/2020(5)	13,981	1,706,381
	11/18/2020(6)	8,111	989,948
	11/17/2021(7)			19,284	2,353,612
	11/17/2021(8)			7,417	905,245
	5/18/2022(9)			6,038	736,938
	5/18/2022(10)			2,322	283,400
	11/16/2022(11)			31,458	3,839,449
	11/16/2022(12)			12,583	1,535,755
Total		65,310	7,971,086	79,102	9,654,399
Neil P. Dougherty	11/20/2019(4)	2,183	266,435
	11/18/2020(4)	5,517	673,350
	11/17/2021(4)	6,452	787,467
	11/16/2022(4)	10,703	1,306,301
	11/18/2020(5)	10,592	1,292,754
	11/18/2020(6)	6,144	749,875
	11/17/2021(7)			12,902	1,574,689
	11/17/2021(8)			4,962	605,612
	5/18/2022(13)			22,438	2,738,558
	11/16/2022(11)			16,054	1,959,391
	11/16/2022(12)			6,422	783,805
Total		41,591	5,076,182	62,778	7,662,055
2024 Proxy Statement 75

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units That Have Not Vested ($)(2)	Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(3)	Market or Payout Value of Shares, Units or Other Rights That Have Not Vested ($)(2)
Ronald S. Nersesian	11/20/2019(4)	10,966	1,338,400
	11/18/2020(4)	25,328	3,091,282
	11/17/2021(4)	25,540	3,117,157
	11/16/2022(4)	26,481	3,232,006
	11/18/2020(5)	49,799	6,077,968
	11/18/2020(6)	28,889	3,525,902
	11/17/2021(7)			52,310	6,384,436
	11/17/2021(8)			20,118	2,455,402
Total		167,003	20,382,715	72,428	8,839,838
Soon Chai Gooi	11/20/2019(4)	2,183	266,435
	11/18/2020(4)	4,789	584,497
	11/17/2021(4)	4,821	588,403
	11/16/2022(4)	8,485	1,035,594
	11/18/2020(5)	9,192	1,121,884
	11/18/2020(6)	5,333	650,893
	11/17/2021(7)			9,642	1,176,806
	11/17/2021(8)			3,708	452,561
	5/18/2022(13)			12,822	1,564,925
	11/16/2022(11)			12,728	1,553,452
	11/16/2022(12)			5,091	621,357
Total		34,803	4,247,706	43,991	5,361,101
Ingrid A. Estrada	11/20/2019(4)	1,483	$181,000
	11/18/2020(4)	3,273	$399,470
	11/17/2021(4)	3,498	$426,931
	11/16/2022(4)	5,590	$682,260
	11/18/2020(5)	6,434	$785,270
	11/18/2020(6)	3,733	$455,613
	11/17/2021(7)			7,166	$874,610
	11/17/2021(8)			2,756	$336,370
	5/18/2022(13)			12,822	$1,564,925
	11/16/2022(11)			8,586	$1,047,921
	11/16/2022(12)			3,435	$419,242
Total		24,011	2,930,544	34,765	4,243,068
76 2024 Proxy Statement

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units That Have Not Vested ($)(2)	Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(3)	Market or Payout Value of Shares, Units or Other Rights That Have Not Vested ($)(2)
Mark A. Wallace	11/20/2019(4)	1,703	207,851
	11/18/2020(4)	3,702	451,829
	11/17/2021(4)	3,618	441,577
	11/16/2022(4)	5,800	707,890
	11/18/2020(5)	7,278	888,280
	11/18/2020(6)	4,221	515,173
	11/17/2021(7)			7,410	904,391
	11/17/2021(8)			2,850	347,843
	5/18/2022(13)			12,822	1,564,925
	11/16/2022(11)			8,910	1,087,466
	11/16/2022(12)			3,564	434,986
Total		26,322	3,212,600	35,556	4,339,611
(1)
Amounts reflect unvested RSUs as of the end of Fiscal Year 2023 for each NEO under the LTI Program. Please see the section “Potential Payments Upon Termination or Change in Control” for additional information regarding the treatment of unvested RSUs in connection with certain terminations of service a change in control.

(2)
The market values of the unvested RSUs and PSUs (whether earned but unvested or unearned and unvested) are calculated by multiplying the number of units shown in the table by $122.05, the closing price of Keysight common stock as of October 31, 2023, which was the last business day of Fiscal Year 2023.

(3)
Amounts reflect multiple unearned and unvested PSU awards that are outstanding simultaneously as of the end of Fiscal Year 2023 for each NEO under the LTI Program. Please see the section “Potential Payments Upon Termination or Change in Control” for additional information regarding the treatment of unvested PSUs in connection with certain terminations of service a change in control.

(4)	The RSUs vest at the rate of 25% per year from the grant date, subject to the applicable NEO being employed through each vesting date or retirement eligible.
(5)
Represents PSUs granted in Fiscal Year 2021 that were earned based on Keysight’s Non-GAAP OM for the Fiscal Year 2021 through Fiscal Year 2023 performance period, subject to the applicable NEO being employed through the date that the Compensation and Human Capital Committee determined the payout.

(6)
Represents PSUs granted in Fiscal Year 2021 that were earned based on Keysight’s relative TSR for the Fiscal Year 2021 through Fiscal Year 2023 performance period, subject to the applicable NEO being employed through the date that the Compensation and Human Capital Committee determined the payout.

(7)
On November 17, 2021, each NEO received OM PSUs, which will be paid out, if at all, following the completion of the Fiscal Year 2022 through Fiscal Year 2024 performance period, subject to the applicable NEO being employed through the date that the Compensation and Human Capital Committee determined the payout. Each NEO’s OM PSUs will be measured and paid out based on improving profitability as measured by Non-GAAP OM. The maximum number of OM PSUs that may be earned is shown based on Keysight’s performance through Fiscal Year 2023.

(8)
On November 17, 2021, each NEO received TSR PSUs, which will be paid out, if at all, following the completion of the Fiscal Year 2022 through Fiscal Year 2024 performance period, subject to the applicable NEO being employed through the date that the Compensation and Human Capital Committee determined the payout. Each NEO’s TSR PSUs will be measured and paid out based on the performance of Keysight’s common stock as measured against the TSR of the S&P 500 Total Return Index. The target number of TSR PSUs that may be earned is shown based on Keysight’s performance through Fiscal Year 2023.

(9)
On May, 18, 2022, Mr. Dhanasekaran received OM PSUs in connection with his appointment as President and Chief Executive Officer, which will be paid out, if at all, following the completion of the Fiscal Year 2022 through Fiscal Year 2024 performance period, subject to Mr. Dhanasekaran being employed through the date that the Compensation and Human Capital Committee determined the payout. These OM PSUs will be measured and paid out based on improving profitability as measured by non-GAAP OM. The maximum number of OM PSUs that may be earned is shown based on Keysight’s performance through Fiscal Year 2023.

(10)
On May, 18, 2022, Mr. Dhanasekaran received TSR PSUs in connection with his appointment as President and Chief Executive Officer, which will be paid out, if at all, following the completion of the Fiscal Year 2022 through Fiscal Year 2024 performance period, subject to Mr. Dhanasekaran being employed through the date that the Compensation and Human Capital Committee determined the payout. These TSR PSUs will be measured and paid out based on the performance of Keysight’s common stock as measured against the TSR of the S&P 500 Total Return Index. The target number of TSR PSUs that may be earned is shown based on Keysight’s performance through Fiscal Year 2023.

(11)
On November 16, 2022, each NEO who was employed at the time of grant received OM PSUs, which will be paid out, if at all, following the completion of the Fiscal Year 2023 through Fiscal Year 2025 performance period, subject to the applicable NEO being employed through the date

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that the Compensation and Human Capital Committee determined the payout. Each NEO’s OM PSUs will be measured and paid out based on improving profitability as measured by Non-GAAP OM. The maximum number of PSUs that may be earned is shown based on Keysight’s performance through Fiscal Year 2023. Please see the section “Long-Term Incentives” for greater detail regarding the TSR and OM PSU grants made to NEOs in Fiscal Year 2023.
(12)
On November 16, 2022, each NEO who was employed at the time of grant received TSR PSUs, which will be paid out, if at all, following the completion of the Fiscal Year 2023 through Fiscal Year 2025 performance period. Each NEO’s TSR PSUs will be measured and paid out based on the performance of Keysight’s common stock as measured against the TSR of the S&P 500 Total Return Index. The target number of PSUs that may be earned is shown based on Keysight’s performance through Fiscal Year 2023. Please see the section “Long-Term Incentives” for greater detail regarding the TSR and OM PSU grants made to NEOs in Fiscal Year 2023.

(13)
On May 18, 2022, each NEO (other than Mr. Nersesian and Mr. Dhanasekaran) was granted Stabilization Awards in the form of PSUs, which will be paid out, if at all, based on achievement of a cumulative non-GAAP EPS goal for the three-year performance period beginning on May 1, 2022 and ending on April 30, 2025. The maximum number of Stabilization Award PSUs that may be earned is shown based on Keysight’s performance through Fiscal Year 2023.

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OPTION EXERCISES AND STOCK VESTED

The following table sets forth information on stock option exercises and stock vesting in Fiscal Year 2023 and the value realized on the date of exercise or vesting, if any, by each of our NEOs. In the case of RSUs, the value is based on the closing share price of Keysight’s common stock on the NYSE on the vesting date and, in the case of PSUs based on the closing share price of Keysight’s common stock on the NYSE on the date that the payout is confirmed by the Compensation and Human Capital Committee. None of our NEOs have outstanding stock option awards.
	Stock Awards
Name	Number of Awards Acquired Upon Vesting(1)	Value Realized on Vesting ($)
Satish C. Dhanasekaran	34,623	5,056,671
Neil P. Dougherty	26,622	3,913,446
Ronald S. Nersesian	126,317	18,605,751
Soon Chai Gooi	24,167	3,579,637
Ingrid A. Estrada	16,928	2,508,400
Mark A. Wallace	18,578	2,740,415
(1)
Amounts reflect the shares issued pursuant to PSUs granted in Fiscal Year 2021 pursuant to the LTI Program for the Fiscal Year 2021 through Fiscal Year 2023 performance period that were paid out in Fiscal Year 2024 in addition to restricted stock units that vested during Fiscal Year 2023.

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PENSION BENEFITS

The following table shows the estimated present value of accumulated benefits payable, including benefits payable on retirement to our NEOs under the Keysight Technologies, Inc. Retirement Plan (the “Retirement Plan”), the Deferred Profit-Sharing Plan, the Supplemental Benefit Retirement Plan, and the Excess Benefit Retirement Plan. Years of service and years of credited service under the Retirement Plan include years of service and years of credited service under the Hewlett Packard Retirement Plan and the Agilent Technologies, Inc. Retirement Plan. The present value of accumulated benefit is calculated using the assumptions under Accounting Standards Codification Topic 715: Compensation— Retirement Benefits for the fiscal year end measurement (as of October 31, 2023). The present value is based on a lump sum interest rate of 6.0%. See also Note 12 to Keysight’s consolidated financial statements in its Annual Report on Form 10-K for the Fiscal Year 2023 as filed with the SEC on December 15, 2023.
Name	Plan Name(1)(2)	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Satish C. Dhanasekaran	Retirement Plan	17.8	232,651	—
	Supplemental Benefit Retirement Plan	17.8	172,555	—
Neil P. Dougherty	Retirement Plan	27.3	477,923	—
	Supplemental Benefit Retirement Plan	27.3	262,113	—
Ronald S. Nersesian	Retirement Plan	19.0	—	760,268
	Supplemental Benefit Retirement Plan	19.0	1,532,973	—
Soon Chai Gooi(3)	N/A	—	—	—
Ingrid A. Estrada	Deferred Profit-Sharing Plan	30.0	47,258	—
	Retirement Plan	30.0	632,173	—
	Supplemental Benefit Retirement Plan	30.0	231,159	—
Mark A. Wallace	Deferred Profit-Sharing Plan	30.0	113,773	—
	Retirement Plan	30.0	559,896	—
	Supplemental Benefit Retirement Plan	30.0	224,961	—
(1)
Employees must be at least 65 years of age and older in order to receive the full benefit under the Retirement Plan. Benefit payments from the Retirement Plan received prior to age 65 are reduced for “early” distribution. None of the NEOs are eligible for full benefits under the Retirement Plan.

(2)	To the extent applicable, a portion of each NEO’s Supplemental Benefit Retirement Plan benefits includes accrued benefits in the Excess Benefit Retirement Plan.
(3)
Mr. Gooi does not live in the United States and is not eligible to participate in the Retirement Plan or Supplemental Benefit Retirement Plan but is a participant in the Malaysian Defined Contribution Plan.

RETIREMENT PLAN
The Retirement Plan provides full retirement benefits payable at the later of age 65 or termination to employees who were hired before August 1, 2015. The benefits under the Retirement Plan are based on eligible compensation and years of credited service with Keysight, Agilent (as applicable) and Hewlett Packard (“HP”) (as applicable). No more than 30 years of credited service are used in determining the benefits under the Retirement Plan.
For service beginning on or after November 1, 2009, benefits are determined using the 2009 Benefit Formula (as defined in the Retirement Plan). For service on or before October 31, 2009, Retirement Plan benefits are determined under the 1993 Benefit Formula (as defined in the Retirement Plan).
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The total benefits under the Retirement Plan are equal to the sum of the 2009 Benefit Formula benefits (if any) plus the 1993 Benefit Formula benefits (if any).
2009 Benefit Formula
Benefits are accrued on a monthly basis as a lump sum payable at normal retirement age based on the participant’s pay rate and years of credited service up to a maximum of 30 years as follows:
For participants who have fewer than 15 years of service:
11% × pay rate at the end of the month	PLUS	5% × pay rate pay at the end of the month in excess of 50% of the Social Security Wage Base
For participants who have 15 or more years of service:
14% × pay rate at the end of the month	PLUS	5% × pay rate at the end of the month in excess of 50% of the Social Security Wage Base
No more than 30 years of credited service is considered for purposes of determining the total benefits under the Retirement Plan. If an employee has more than 30 years of credited service before they retire, the 2009 Benefit Formula benefits will be based on their highest consecutive annual 2009 Benefit Formula accruals during their career.
1993 Benefit Formula
Only employees who earned benefits under the Agilent Retirement Plan before November 1, 2009, have benefits under the 1993 Benefit Formula. Benefits under the 1993 Benefit Formula are calculated as of October 31, 2009 and are expressed as an annuity. The 1993 Benefit Formula was frozen, meaning that there were no additional accruals under the 1993 Benefit Formula after October 31, 2009.
The 1993 Benefit Formula provides retirement benefits in the form of lifetime monthly payments beginning at age 65. These benefits are calculated using a formula that is based on the participant’s highest average pay rate, their final average compensation, and their total years of credited service during their career at Agilent and HP (if applicable) through October 31, 2009. The total years of credited service (which includes years of credited service under the HP Retirement Plan as of May 1, 2000) cannot exceed 30 in the 1993 Benefit Formula. The monthly retirement benefits beginning at age 65 (or later if the participant retires after age 65 but before they reach age 70 ½), or for participants that reach age 65 in or after 2021, age 72) are determined as follows:
1.5%	X	Highest Average Pay Rate at October 31, 2009	X	Years of Credited Service at October 31, 2009 not to exceed 30
The Social Security reduction based on 0.6% of the final average compensation recognizes the Company’s contribution through payroll taxes towards Social Security benefits.
0.6%	X	Final Average Compensation at October 31, 2009	X	Years of Credited Service at October 31, 2009 not to exceed 30
Some participants will have Retirement Plan benefits that are comprised of both 2009 Benefit Formula benefits that are calculated as a lump sum payable at age 65 and 1993 Benefit Formula benefits that are calculated as monthly annuity payments beginning at age 65. In this case, the total Retirement Plan benefits payable at age 65 are equal to (a) the value of the accrued benefits under the 2009 Benefit formula plus, (b) the value of the accrued benefits under the 1993 Benefit Formula, both of which must be payable in the same form. By
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using actuarial conversion factors, both the 2009 Benefit Formula and the 1993 Benefit Formula benefits can be converted so that both are paid as either an annuity or a lump sum. The normal form of benefits under the Retirement Plan are either a single life annuity for single participants or a 50% joint and survivor annuity for married participants. Participants may elect to receive payments at any time following termination or retirement in the above forms or as an actuarially equivalent 75% or 100% joint and survivor annuity, or as a one-time lump sum. Payments made prior to normal retirement age will be reduced in accordance with the plan provisions.
Retirement Plan Benefit Reductions If Paid Prior to Age 65
The benefits paid under the 2009 Benefit Formula will be reduced by 5% of compound interest for each year that the benefits are paid before the participant reaches age 65.
The benefits paid under the 1993 Benefit Formula will be paid as set forth below:

Age of Retirement
65 yrs
64 yrs
63 yrs
62 yrs
61 yrs
60 yrs
59 yrs
58 yrs
57 yrs
56 yrs
55 yrs
50.00%
53.33%
56.67%
60.00%
63.33%
66.67%
73.33%
80.00%
86.67%
93.33%
100.00%
% Of Retirement Plan Benefit Payout

If the 1993 Benefit is paid before age 55, an additional reduction is applied. The benefit reduced to 50% at age 55 (as described above), is further reduced based on an actuarial equivalence factor. The actuarial equivalence factor is determined based on the number of months the payment begins before age 55, applicable interest rates and applicable mortality table, and the participant’s life expectancy.
A different calculation is used for Participants who have less than 15 years of service, which may result in a larger reduction to their benefit.
All regular full-time or regular part-time employees who were hired prior to August 1, 2015 automatically became participants in the Retirement Plan on the May 1 or November 1 following the completion of two years of service.
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DEFERRED PROFIT-SHARING PLAN
The Deferred Profit-Sharing Plan is a frozen, tax-qualified defined contribution plan. HP created the Deferred Profit-Sharing Plan to provide its employees benefits with respect to their service with HP prior to November 1, 1993. Agilent and then Keysight replicated the frozen HP Deferred-Profit Sharing Plan to provide a retirement benefit to former HP employees for service with HP prior to November 1, 1993. The benefits under the Deferred Profit-Sharing Plan are used as a floor offset for the Retirement Plan for benefits accrued under the 1993 Benefit Formula but only with respect to service prior to November 1, 1993. There have been no contributions into the plan since October 31, 1993. For the benefits attributable to service after October 31, 1993 under both the 1993 Benefit Formula and the 2009 Benefit Formula, there is no Deferred Profit- Sharing Plan offset.
For service prior to November 1, 1993 (if any), the benefit due is the greater of (i) the benefit defined by the Retirement Plan formula, or (ii) the annuity value of the Deferred Profit-Sharing Plan account balance. Therefore, for service prior to November 1, 1993, the Retirement Plan determines a minimum retirement benefit amount.
The normal form of benefits under the Deferred Profit-Sharing Plan are payable at normal retirement age as either a single life annuity for single participants, or a 50% joint and survivor annuity for married participants. Participants may elect to receive payments at any time following termination or retirement and in the above forms or as 75% or 100% joint and survivor annuity, or as a one-time lump sum.
SUPPLEMENTAL BENEFIT RETIREMENT PLAN AND THE EXCESS BENEFIT RETIREMENT PLAN
The Supplemental Benefit Retirement Plan and the Excess Benefit Retirement Plan (which was frozen December 31, 2004) are unfunded, non-qualified plans. Benefits payable under both plans are equal to the excess of the qualified Retirement Plan amount that would be payable in accordance with the terms of the Retirement Plan, disregarding the benefit and compensation limitations imposed pursuant to sections 415 and 401(a)(17) of the Code.
Participants in the Retirement Plan and/or Deferred Profit-Sharing Plan whose retirement benefits under those tax-qualified plans are limited by Sections 401(a)(17) or 415 of the Code automatically become a participant in the Supplemental Benefit Retirement Plan.
Benefits under the Supplemental Benefit Retirement Plan and the Excess Benefit Retirement Plan are payable upon termination or retirement as follows:
•
In general, accruals prior to January 1, 2005 are paid from the Excess Benefit Retirement Plan in a single lump sum in the January following the Fiscal Year in which the participant takes his qualified Retirement Plan benefit.

•
In general, subject to certain applicable exceptions, accruals after December 31, 2004 are paid from the Supplemental Benefit Retirement Plan based on the date participants retire or terminate. Benefits are paid in January immediately following retirement or termination if termination occurs during the first six months of the year; or in July if termination occurs during the second six months of the year. Participants will receive a benefit in the form of either five annual installments (if the lump sum value is greater than $150,000); or in a single lump sum (if the lump sum value is $150,000 or less).

MALAYSIAN DEFINED CONTRIBUTION PLAN
All employees in Malaysia participate in the government mandatory retirement plan, managed by the Employer Provident Fund (EPF), a government agency. This plan requires contribution from both the employee and the employer. Mr. Gooi participates in this plan with an 11% contribution rate of his eligible compensation. Keysight contributes a fixed contribution rate of 12% of Mr. Gooi’s eligible compensation. In addition, Mr. Gooi also participates in a Company-wide EPF Top-up plan, for which we make contributions equal to 3% of monthly base earnings. No employee contributions are accepted for this plan.
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NON-QUALIFIED DEFERRED COMPENSATION

The Deferred Compensation Plan is available to all active employees on our U.S. payroll with total target cash salary, including the STI Plan, greater than or equal to $330,000 for 2023.
There are four types of earnings that may be deferred under the Deferred Compensation Plan:
•	Up to 100% of annual base pay earnings in excess of the U.S. Internal Revenue Service qualified plan limit of $330,000 for 2023;
•	Up to 95% of cash compensation paid under the STI Plan;
•	Up to 95% of performance-based compensation paid out in accordance with the terms of Keysight’s LTP Program. Awards under this program are paid out in the form of shares of our common stock; and
•	Up to 95% of new executive stock awards.
Deferral elections may be made annually and can be part of overall tax planning for executives. There are several hypothetical investment options available under the Deferred Compensation Plan, which generally mirror the investment choices under the tax-qualified 401(k) Plan. All hypothetical investment choices are made by the participant. Based on market performance, dividends and interest are credited to participants’ hypothetical accounts from the investment funds that the participant has elected.
At the time participation is elected, employees must also elect payout in one of two forms that can commence upon termination or be delayed by an additional one, two-, or three-years following termination:
•	A single lump sum payment; or
•	Annual installments over a five-to-15-year period.
Unless a participant has elected to delay distribution of payments as described above, payouts are distributed to eligible participants in January of the year following termination, if termination occurs during the first six months of the calendar year, or in July of the year following termination where termination occurs during the second half of the calendar year. No early distributions or withdrawals are allowed, except in the event of an unforeseeable emergency, death, or where the participant elected to make an in-service distribution on a fixed date.
Although the Deferred Compensation Plan is unfunded, Keysight has established a rabbi trust as a source of funds to make payments under the Deferred Compensation Plan. The table below provides information on the non-qualified deferred compensation of our NEOs for Fiscal Year 2023 under the Deferred Compensation Plan (“DCP”) and certain fully vested restricted stock units (“DSUs”) that were deferred outside of the DCP.
84 2024 Proxy Statement

Keysight also maintains a frozen Deferred Compensation Plan for deferrals made prior to January 1, 2005, pursuant to the Agilent Deferred Compensation Plan. The frozen Deferred Compensation Plan no longer accepts deferrals but allows the same investment choices and hypothetical investments as the Deferred Compensation Plan.
Name	Plan	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Fiscal Year-End(3) ($)
Satish C. Dhanasekaran	DCP	80,400	—	3,410,984	—	7,792,843
Neil P. Dougherty(4)	DCP	168,106	—	4,348,749	—	9,830,414
	DSUs	—	—	(1,268,739)	—	2,972,162
Ronald S. Nersesian	DCP	224,000	—	34,837,372	—	53,664,713
Soon Chai Gooi(5)	DCP	—	—	—	—	—
Ingrid A. Estrada(6)	DCP	—	—	1,658,174	—	2,648,244
	DSUs	—	—	(317,185)	—	743,040
Mark A. Wallace	DCP	—	—	6,429,406	—	6,429,406
(1)
The amounts include base pay deferrals, short-term cash incentive award deferrals paid under the Performance-Based Compensation Plan, as well as deferrals representing the value of the fully vested shares based on the closing share price of Keysight common stock on the vesting date paid out in accordance with the terms of Keysight’s LTP Program for Fiscal Year 2023. The base pay portion of the amounts reflected above is included in the amount reported as “Salary” in the Summary Compensation Table for Fiscal Year 2023 as follows: for Mr. Dhanasekaran $80,400 and Mr. Nersesian $50,000. The short-term cash incentive award portion of the amounts reflected above is included in the amount reported as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for Fiscal Year 2023 as follows: for Mr. Dougherty $ 168,106; and for Mr. Nersesian $174,000. The amounts reflected above do not include performance shares under the LTI Program based on grants that were made in Fiscal Year 2023 as no deferrals were elected.

(2)
The amounts reflected are not included in the Summary Compensation Table for Fiscal Year 2023. These amounts consist of dividends, interest, and change in market value (including with respect to shares) attributed to each executive officer’s entire account balance during Fiscal Year 2023, which balance may include deferred compensation from previous periods. The amounts do not include the deferred compensation itself. Such earnings were not preferential or above-market.

(3)
The following amounts included in this column for the DCP have also been reported in the Summary Compensation Table as compensation for a prior fiscal year: Mr. Dhanasekaran, $1,344,863 Mr. Dougherty, $2,084,367; and Mr. Nersesian, $1,168,301. The aggregate grant date fair value of the fully vested deferred performance shares under the LTI Program included in this column for the DCP was reported in the Summary Compensation Table as compensation for a prior Fiscal Year: Mr. Dougherty, $806,066 and Mr. Nersesian, $972,945. The DSU amounts included in this column for Mr. Dougherty and Ms. Estrada represent the market value of the shares underlying their DSUs, which were originally granted on November 5, 2014. The aggregate grant date fair value of the DSUs included in this column for Mr. Dougherty was reported in the summary Compensation Table as compensation for a prior Fiscal Year in the amount of $734,943.

(4)
On November 5, 2014, Mr. Dougherty was granted restricted stock units covering 48,701 shares of Keysight common stock, and he elected to defer the settlement of fifty percent (50%) of those shares until his separation from service pursuant to the terms of the Stock Plan (in which case settlement shall occur within 15 days after the 6-month anniversary of such separation (or, if earlier, within 15 days after his death)).

(5)	Mr. Gooi does not live in the United States and is not eligible to participate in the Deferred Compensation Plan.
(6)
On November 5, 2014, Ms. Estrada was granted restricted stock units covering 24,350 shares of Keysight common stock, and she elected to defer the settlement of twenty-five percent (25%) of those shares until her separation from service pursuant to the terms of the Stock Plan (in which case settlement shall occur within 15 days after the 6-month anniversary of such separation (or, if earlier, within 15 days after her death)).

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Set forth below is a description of the plans and agreements that could result in potential payments to our NEOs in the case of their termination of employment and/or a change of control of Keysight.
SEVERANCE PLAN
On March 18, 2015, the Compensation and Human Capital Committee adopted the Keysight Technologies Inc. Officer and Executive Severance Plan (the “Severance Plan”), which provides for severance payments and benefits (“Severance Benefits”) to our executive officers and vice presidents. The Severance Benefits do not apply in connection with a change of control of Keysight if an executive officer or vice president is covered under a Change of Control Severance Agreement or similar arrangement with Keysight. Accordingly, our NEOs who have each entered into a Change of Control Severance Agreement with us would only be entitled to the Severance Benefits in connection with a termination that occurs outside of the change of control context. The Severance Plan replaces any benefits provided by a workforce management program.
In general, in order to qualify for Severance Benefits, the executive officer’s or vice president’s employment must have been terminated either (i) by us other than for “cause”, misconduct, death, or physical or mental incapacity or (ii) by the executive officer or vice president for “good reason” (as these terms are defined in the Severance Plan). In addition to satisfying other conditions set forth in the Severance Plan, to qualify for Severance Benefits, the executive officer or vice president must execute a general release of claims in favor of Keysight and comply with certain post-termination restrictions, including, among other things, not soliciting our employees or the employees of our affiliates for a period of two years, continuing to comply with the terms his or her proprietary information and non-disclosure agreement, not making certain public statements concerning Keysight without first receiving Keysight’s written approval, and not taking actions that could cause Keysight or its employees or agents any embarrassment or humiliation or otherwise cause or contribute to Keysight or any such person being held in disrepute by the general public or Keysight’s employees, clients, or customers.
The Severance Plan provides for: (i) a lump sum cash severance payment, (ii) a pro-rated annual cash incentive award, if any, for the performance period in which the executive officer’s or vice president’s employment terminates, subject to the achievement of the performance goals and other terms and conditions that apply to him or her for that performance period, provided that any individual goals will be deemed to have been earned at target, (iii) 12 months of accelerated vesting of stock awards that are subject only to service-based vesting conditions and are held by executive officers and vice presidents that are not retirement eligible, (iv) waiver of the service-vesting condition for restricted stock unit and/or restricted stock awards that are subject to performance-based vesting conditions, which will remain outstanding subject to the applicable performance conditions, and (v) a lump sum cash payment of $20,000 ($40,000 in the case of our CEO) to pay for the cost of COBRA health benefit continuation coverage or to be used for any other purpose the executive officer or vice president chooses. The amount of the lump sum severance payment in the case of our executive officers, equals 100% (200% in the case of our CEO) of the sum of (i) his or her current annual base salary and (ii) his or her average actual annual cash incentive award percentage as compared to the target percentage paid for the three Fiscal Year prior to the Fiscal Year in which he or she terminates employment, applied to his or her current base salary. For our vice presidents, the amount of the lump sum severance payment equals 100% of his or her annual base salary only and does not take into account his or her cash incentive award.
Further, if the executive officer or vice president is retirement-eligible under the terms of the applicable stock award, the executive officer or vice president will not receive the benefits described above but will instead benefit from the retirement treatment set forth in such award in accordance with its terms and the requirements of Section 409A of the Code. Notwithstanding the foregoing, the Stabilization Awards granted to Messrs. Dougherty, Gooi and Wallace and Ms. Estrada on May 18, 2022 are not eligible for any such acceleration under the Severance Plan.
CHANGE OF CONTROL SEVERANCE AGREEMENTS
As noted above, each of our NEOs has entered into a Change of Control Severance Agreement with us, except Mr. Nersesian is no longer subject to a Change of Control Severance Agreement following his retirement as Executive Chair effective May 1, 2023. Mr. Nersesian now serves as the Non-Executive Chair of the Board.
Under the Change of Control Severance Agreements, if a change of control of Keysight occurs and an NEO is involuntarily terminated without “cause” or voluntarily terminates within three months following the occurrence of an event constituting “good reason”, and such involuntary termination or “good reason” (as these terms are defined in the Change of Control Severance Agreements) event occurs (i) within three months prior to a change of control, (ii) at the time of or within 24 months following the occurrence of a change of control,
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or (iii) at any time prior to a change of control, if such termination is at the request of the acquirer, then the NEO will be entitled to: (i) two times, or with respect to our CEO three times, the sum of his base salary and target cash incentive award, (ii) payment of $80,000 for medical insurance premiums, (iii) full vesting of all outstanding stock options, if any, and stock awards not subject to performance-based vesting, and (iv) a pro-rated cash incentive award under any cash incentive award plan applicable to the NEO, for the performance period in which the NEO’s termination of employment occurs equal to the amount, if any, of the cash incentive award the NEO would have been paid based on the achievement of performance goals under the terms of such cash incentive award plan had the NEO continued employment with Keysight until the end of such performance period. In addition, if the NEO experiences a qualifying termination prior to a change of control and any of his unvested stock awards terminate prior to the change of control before such awards would have otherwise vested on account of the qualifying termination, the NEO will receive a cash payment equal to the value of the shares that would have vested on the date of the change of control less any exercise price. The NEO’s stock awards that are subject to performance-based vesting will be governed by the applicable award agreement. The Change of Control Severance Agreements replace any benefits provided by a workforce management program or the Severance Plan.
As a condition to receiving such severance benefits, an NEO must execute a release of all of his or her rights and claims relating to his or her employment and comply with certain post-termination restrictions, including, among other things, not soliciting our employees or the employees of our affiliates for a period of two years, continuing to comply with the terms his proprietary information and non- disclosure agreement, not making certain public statements concerning Keysight without first receiving the Keysight’s written approval, and not taking actions that could cause Keysight or its employees or agents any embarrassment or humiliation or otherwise cause or contribute to Keysight or any such person being held in disrepute by the general public or Keysight’s employees, clients, or customers.
The Change of Control Severance Agreements with our NEOs do not provide for tax gross-ups of payments subject to the golden parachute excise tax under Section 4999 of the Code. Each Change of Control Severance Agreement instead contains a “better after-tax” provision, which provides that if any of the payments to the NEO constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the NEO, whichever results in the NEO receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code.
ACCELERATION AND CONTINUED VESTING OF EQUITY AWARDS
Under each NEO’s stock award agreements, if an NEO dies or becomes fully disabled, his unvested stock options, if any, or stock awards that are subject only to service-based vesting conditions will fully vest and any performance awards will be earned, if at all, based on the satisfaction of the applicable performance measures and pro-rated if such death or disability occurs within the first 12 months of the vesting period. In addition, under each NEO’s stock award agreements when an NEO retires, his or her stock options, if any, and stock awards that are subject only to service-based vesting conditions continue to vest and any performance awards will be earned, if at all, based on the satisfaction of the applicable performance measures and pro-rated if such retirement occurs within the first 12 months of the vesting period. Currently, Messrs. Gooi and Wallace, and Ms. Estrada are entitled to retirement vesting based on Company-wide equity award agreement eligibility and, effective May 1, 2023, Mr. Nersesian received such retirement vesting treatment for his outstanding awards upon his retirement as Executive Chair. Notwithstanding the foregoing, the Stabilization Awards granted to Messrs. Dougherty, Gooi and Wallace and Ms. Estrada on May 18, 2022 are not eligible for any such death, disability or retirement rights.
In addition, in the event there is a change of control, under the Stock Plan, options or stock awards will fully vest immediately prior to the closing of the transaction unless such awards are assumed, converted, or replaced in full by the successor corporation or a parent or subsidiary of the successor. Stock options and stock awards that are subject only to service-based vesting conditions vest on a “double-trigger” basis in connection with a change of control of Keysight pursuant to the Severance Plan and each NEO’s Change of Control Severance Agreement as discussed above, while each NEO’s performance awards provide that in the event of a change of control, such awards will be paid out at the greater of the target award or the accrued amount of the payout but will be pro-rated if such change of control occurs within the first 12 months of the vesting period.
“CAUSE,” “GOOD REASON” AND “CHANGE OF CONTROL” DEFINITIONS
For purposes of the Severance Plan, “good reason” means a material diminution in an executive officer’s or vice president’s authority, duties or responsibilities resulting in a significant diminution of position without the executive officer’s or vice president’s consent that is not cured by Keysight within 30 days of written notice to Keysight by the executive officer or the vice president of such diminution. “Good reason” will only exist if the executive officer or the vice president notifies Keysight of the occurrence of the events giving rise to such “good reason” within 30 days of their initial occurrence. An executive officer’s or vice president’s authority, duties or responsibilities will not be considered to be significantly diminished so long as the executive officer or the vice president continues to perform substantially the same
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functional role for Keysight as he or she performed immediately prior to the occurrence the events alleged to constitute “good reason” whether in the same location or another location assigned to him or her by Keysight. In addition, an executive officer’s or vice president’s authority, duties or responsibilities will not be considered to be significantly diminished solely by reason of a change to his or her title or compensation or benefits.
For purposes of the Change of Control Severance Agreements, “good reason” means (i) a more than $10,000 reduction of the NEO’s rate of compensation as in effect immediately prior to the effective date of the agreement or in effect immediately prior to the occurrence of a change of control, whichever is greater, other than reductions in base salary that apply broadly to employees of Keysight or reductions due to varying metrics and achievement of performance goals for different periods under variable pay programs; (ii) the failure to provide a package of benefits which, taken as a whole, provides substantially similar benefits to those in which the NEO is entitled to participate in the day prior to the occurrence of the change of control or any action by Keysight which would significantly and adversely affect the NEO’s participation or reduce the NEO’s benefits under any of such plans in existence the day prior to the Change of Control, other than changes that apply broadly to employees of Keysight; (iii) a change in the NEO’s duties, responsibilities, authority, job title, or reporting relationships resulting in a significant diminution of position, (excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith which is remedied by Keysight within 30 days after notice thereof is given by the NEO); (iv) the NEO relocates to a worksite that is more than 35 miles from the NEO’s prior worksite, unless the NEO consents to such relocation; (v) failure or refusal of a successor to Keysight to assume Keysight’s obligations under the Change of Control Service Agreement; or (vi) the material breach by Keysight or any successor to Keysight of any of the material provisions of the NEO’s Change of Control Severance Agreement. The NEO’s duties, responsibilities, authority, job title or reporting relationships will not be considered to be significantly diminished so long as the NEO continues to perform substantially the same functional role for Keysight as the NEO performed immediately prior to the occurrence of the change of control, even if Keysight becomes a subsidiary or division of another entity. In addition, to constitute “good reason”, the NEO must notify Keysight of any event purporting to constitute “good reason” within 60 days following the NEO’s knowledge of its existence, and Keysight will have 30 days in which to correct or remove such “good reason”, or such event will not constitute “good reason”.
For purposes of the Severance Plan and the Change of Control Severance Agreements, “cause” means misconduct, including: (i) conviction of any felony or any crime involving moral turpitude or dishonesty that has a material adverse effect on Keysight’s business or reputation; (ii) repeated unexplained or unjustified absences from Keysight; (iii) refusal or willful failure to act in accordance with any specific directions or orders of Keysight that has a material adverse effect on Keysight’s business or reputation; (iv) a material and willful violation of any state or federal law that would materially injure the business or reputation of Keysight as reasonably determined by the Board; (v) participation in a fraud or act of dishonesty against Keysight which has a material adverse effect on Keysight’s business or reputation; or (vi) intentional, material violation by the NEO of any contract between the NEO and Keysight or any statutory duty of the NEO to Keysight that is not corrected within 30 days after written notice to the officer; provided, however, that “cause” in the case of the Change of Control Severance Agreements also means conduct by the NEO that the Board determines demonstrates gross unfitness to serve, and the NEO’s refusal or willful failure to act in accordance with any written policies of Keysight that has a material adverse effect on Keysight’s business or reputation.
For purposes of the Change of Control Severance Agreements and the Stock Plan, a “Change of Control” means the occurrence of any of the following events: (i) the sale, exchange, lease or other disposition or transfer of all or substantially all of the consolidated assets of Keysight to a person or group which will continue the business of Keysight in the future; (ii) a merger or consolidation involving Keysight in which the stockholders of Keysight immediately prior to such merger or consolidation are not the beneficial owners of more than 75% of the total voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the total voting power of the outstanding voting securities of Keysight immediately prior to such merger or consolidation; or (iii) the acquisition of beneficial ownership of at least 25% of the total voting power of the outstanding voting securities of Keysight by a person or group. For purposes of the Change of Control Severance Agreements, a “Change of Control” also occurs if the incumbent members of the Board as of November 1, 2014 or their successors cease for any reason to constitute at least a majority of the Board.
TERMINATION AND CHANGE OF CONTROL TABLE
For each of our NEOs, the table below estimates the amount of compensation that would be paid in the event of the following:
•	a change of control of Keysight occurs and the NEO experiences a qualifying termination under his Change of Control Severance Agreement;
•	a qualified termination under the Severance Plan;
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•	a voluntary termination by the NEO or an involuntary termination of the NEO with cause by Keysight;
•	the termination of the NEO due to death or disability;
•	the retirement of the NEO;
•	a change of control of Keysight in which stock awards are not assumed, converted, or replaced in full by the successor corporation or a parent or subsidiary of the successor; or
•	a change of control of Keysight in which stock awards are assumed, converted, or replaced in full by the successor corporation or a parent or subsidiary of the successor.
The amounts shown assume that each of the applicable events was effective as of October 31, 2023.
		Involuntary Termination or Resignation for Good Cause in Connection with a Change of Control(1) ($)	Qualifying Termination under Severance Plan(2) ($)	Voluntary Termination or Involuntary Termination with Cause ($)	Death or Disability(3) ($)	Retirement(4) ($)	Change of Control with No Replacement Equity(5) ($)	Change of Control with Replacement Equity(6) ($)
Satish C. Dhanasekaran	Cash Severance	6,075,000	4,651,800	—	—	—	—	—
	Benefit Continuation(7)	80,000	40,000	—	—	—	—	—
	Stock Award Acceleration(8)	5,274,757	1,880,058	—	5,274,757	—	5,274,757	—
	Stock Award Cont’d Vesting(9)	—	—	—	—	—	—	—
	Performance Awards(10)	14,772,182	15,075,128	—	14,772,182	—	15,075,128	—
	Pension Benefits(11)	495,102	495,102	495,102	495,102	495,102	—	—
	Total Termination Benefits:	26,697,041	22,142,088	495,102	20,542,041	495,102	20,349,885	—
Neil P. Dougherty	Cash Severance	2,600,000	1,472,142	—	—	—	—	—
	Benefit Continuation(7)	80,000	20,000	—	—	—	—	—
	Stock Award Acceleration(8)	3,033,553	1,191,940	—	3,033,553	—	3,033,553	—
	Stock Award Cont’d Vesting(9)	—	—	—	—	—	—	—
	Performance Awards(10)	10,939,493	8,355,543	—	8,200,935	—	11,094,101	—
	Pension Benefits(11)	880,756	880,756	880,756	880,756	880,756	—	—
	Total Termination Benefits:	17,533,802	11,920,381	880,756	12,115,244	880,756	14,127,654	—
Ronald S. Nersesian	Cash Severance	—	—	—	—	—	—	—
	Benefit Continuation(7)	—	—	—	—	—	—	—
	Stock Award Acceleration(8)	—	—	—	10,778,846	—	10,778,846	—
	Stock Award Cont’d Vesting(9)	—	—	—	—	10,778,846	—	—
	Performance Awards(10)	—	—	—	20,899,110	20,899,110	20,899,110	—
	Pension Benefits(11)	—	—	—	2,425,684	2,425,684	—	—
	Total Termination Benefits:	—	—	—	34,103,640	34,103,640	31,677,956	—
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		Involuntary Termination or Resignation for Good Cause in Connection with a Change of Control(1) ($)	Qualifying Termination under Severance Plan(2) ($)	Voluntary Termination or Involuntary Termination with Cause ($)	Death or Disability(3) ($)	Retirement(4) ($)	Change of Control with No Replacement Equity(5) ($)	Change of Control with Replacement Equity(6) ($)
Soon Chai Gooi	Cash Severance(12)	1,718,907	—	—	—	—	—	—
	Benefit Continuation(7)	80,000	—	—	—	—	—	—
	Stock Award Acceleration(8)	2,474,930	—	—	2,474,930	—	2,474,930	—
	Stock Award Cont’d Vesting(9)	—	—	—	—	2,474,930	—	—
	Performance Awards(10)	8,093,224	—	—	6,528,299	6,528,299	8,215,796	—
	Pension Benefits(11)	—	—	—	—	—	—	—
	Total Termination Benefits:	12,367,061	—	—	9,003,229	9,003,229	10,690,726	—
Ingrid A. Estrada	Cash Severance	2,196,400	1,236,001	—	—	—	—	—
	Benefit Continuation(7)	80,000	20,000	—	—	—	—	—
	Stock Award Acceleration(8)	1,689,660	—	—	1,689,660	—	1,689,660	—
	Stock Award Cont’d Vesting(9)	—	1,689,660	—	—	1,689,660	—	—
	Performance Awards(10)	6,156,870	4,674,637	—	4,591,945	4,591,945	6,239,562	—
	Pension Benefits(11)	995,758	995,758	995,758	995,758	995,758	—	—
	Total Termination Benefits:	11,118,688	8,616,056	995,758	7,277,363	7,277,363	7,929,222	—
Mark A. Wallace	Cash Severance	2,554,500	1,570,475	—	—	—	—	—
	Benefit Continuation(7)	80,000	20,000	—	—	—	—	—
	Stock Award Acceleration(8)	1,809,147	—	—	1,809,147	—	1,809,147	—
	Stock Award Cont’d Vesting(9)	—	1,809,147	—	—	1,809,147	—	—
	Performance Awards(10)	6,440,086	4,960,966	—	4,875,161	4,875,161	6,525,891	—
	Pension Benefits(11)	1,018,220	1,018,220	1,018,220	1,018,220	1,018,220	—	—
	Total Termination Benefits:	11,901,953	9,378,808	1,018,220	7,702,528	7,702,528	8,335,038	—
(1)
Under the Change of Control Severance Agreements, if a change of control of Keysight occurs and an NEO is involuntarily terminated without cause or voluntarily terminates within three months following the occurrence of an event constituting “good reason”, and such involuntary termination or “good reason” (as defined in the Change of Control Severance Agreements) event occurs (i) within three months prior to a change of control, (ii) at the time of or within 24 months following the occurrence of a change of control, or (iii) at any time prior to a change of control, if such termination is at the request of the acquirer, his or her unvested stock options, if any, and stock awards that are subject only to service-based vesting conditions will fully vest. In addition, pursuant to the terms of each NEO’s performance award agreement, following the end of the performance period (or any earlier performance period termination date in connection with the change of control), performance awards will be paid out at the greater of the target award or the accrued amount of the payout; except that if such change of control occurs during the first 12 months of the NEO’s vesting period, the payout for such performance period shall equal an amount calculated by multiplying (a) the amount determined under the performance award agreement times (b) a fraction, the numerator of which is the number of days from the beginning of the NEO’s vesting period to the date of such change of control, and the denominator of which is the number of days in the 12-month period. For purposes of determining the amounts earned under each NEO’s performance awards, the calculated values are based on the following: (x) for PSUs granted in Fiscal Year 2020, the actual number of PSUs that were earned through Fiscal Year 2023, (y) for PSUs granted in Fiscal Year 2022, the maximum number of PSUs that may be earned based on Keysight’s performance through Fiscal Year 2023, and (z) for PSUs granted in Fiscal Year 2023, the maximum number of PSUs that may be earned based on Keysight’s performance through Fiscal Year 2023 (collectively, the “PSU Calculations”), subject to the pro-ration calculations for an assumed termination within the first 12 months of the NEO’s vesting period for the PSUs granted in Fiscal Year 2023. Because Fiscal Year 2023 cash incentive awards would have been earned, if at all, as of October 31, 2023, we have not included these amounts in this column.

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(2)
Under the Severance Plan, the vesting of stock options, if any, and stock awards which would have occurred during the 12-month period following termination of employment will accelerate; provided, however, if the NEO is retirement-eligible under the terms of the applicable award, the NEO will instead benefit from the retirement treatment set forth in such award agreement. As of October 31, 2023, Messrs. Gooi, and Wallace and Ms. Estrada were retirement-eligible under the terms of their award agreements. Any remaining unvested stock options and stock awards, if any, will be forfeited. Unvested performance stock awards will no longer be subject to any service-based vesting requirements but will only be paid out based on actual performance at the end of the performance period. For purposes of determining the amounts earned under each NEO’s performance awards, the calculated values are based on the PSU Calculations. Notwithstanding the foregoing, the Stabilization Awards granted to Messrs. Dhanasekaran, Dougherty and Wallace and Ms. Estrada on May 18, 2022 are not eligible for any such acceleration under the Severance Plan.

(3)
Each NEO’s stock awards that are subject only to service-based vesting conditions provide that if a NEO dies or becomes disabled, his or her unvested stock options, if any, and stock awards will fully vest. Each NEO’s performance stock awards provide that any unvested awards will no longer be subject to any service-based vesting requirements but will only be paid out based on actual performance at the end of the performance period; except that, if such death or disability occurs during the first 12 months of the vesting period, the payout for such performance period shall equal an amount calculated by multiplying (a) the award determined under the performance award agreement for the full performance period times (b) a fraction, the numerator of which is the number of days from the beginning of the vesting period to the date of such death or disability, and the denominator of which is the number of days in the 12-month period. For purposes of determining the amounts earned under each NEO’s performance awards, the calculated values are based on the PSU Calculations, subject to the pro-ration calculations for an assumed termination within the first 12 months of the NEO’s vesting period for the PSUs granted in Fiscal Year 2023. Notwithstanding the foregoing, the Stabilization Awards granted to Messrs. Dougherty, Gooi and Wallace and Ms. Estrada on May 18, 2022 are not eligible for any such death or disability rights.

(4)
Each NEO’s stock awards that are subject only to service-based vesting provide that if a NEO retires from Keysight, all unvested stock options, if any, and stock awards continue to vest per the original terms of the grant. Each NEO’s performance stock awards provide that any unvested awards will no longer be subject to any service-based vesting requirements but will only be paid out based on actual performance at the end of the performance period; except that, if such retirement occurs during the first 12 months of the vesting period, the payout for such performance period shall equal an amount calculated by multiplying (a) the amount determined under the performance award agreement for the full performance period times (b) a fraction, the numerator of which is the number of days from the beginning of the vesting period to the date of such retirement, and the denominator of which is the number of days in the 12-month period. Effective May 1, 2023, Mr. Nersesian received such retirement vesting treatment for his outstanding awards upon his retirement as Executive Chair. As of October 31, 2023, Messrs. Gooi and Wallace, and Ms. Estrada were eligible for such continued vesting upon retirement. For purposes of determining the amounts earned under each NEO’s performance awards, the calculated values are based on the PSU Calculations, subject to the pro-ration calculations for an assumed termination within the first 12 months of the NEO’s vesting period for the PSUs granted in Fiscal Year 2023. Notwithstanding the foregoing, the Stabilization Awards granted to Messrs. Dougherty, Gooi and Wallace and Ms. Estrada on May 18, 2022 are not eligible for any such retirement rights.

(5)
Under the Stock Plan in the event of a change of control of Keysight, all stock awards granted under the Stock Plan will accelerate if they are not assumed, converted, or replaced in full by the successor corporation or a parent or subsidiary of the successor. Other than with respect to Mr. Nersesian who retired and is receiving the retirement vesting treatment discussed above, we have assumed that the NEOs have not been terminated for purposes of determining the amounts in this column. For purposes of determining the amounts paid out under each NEO’s performance awards, the calculated values are based on the PSU Calculations.

(6)
Under the Stock Plan in the event of a change of control of Keysight, all stock awards granted under the Stock Plan will not accelerate if they are assumed, converted, or replaced in full by the successor corporation or a parent or subsidiary of the successor. We have assumed that the NEOs have not been terminated for purposes of determining the amounts in this column.

(7)
Flat lump sum benefit for healthcare expenses, including additional health plan premium payments that may result from termination in the event of change of control or a qualified termination under the Severance Plan.

(8)
Calculated the acceleration value of the time-based stock awards using $122.05, the closing price of Keysight common stock as of October 31, 2023, which was the last business day of Fiscal Year 2023 (the “Fiscal Year End Price”).

(9)	For purposes of determining the value of the time-based stock awards, we have assumed that the Fiscal Year End Price remains constant through each applicable vesting date.
(10)
To determine the value of performance-based stock awards in scenarios where such awards will continue to vest, we have assumed that the Fiscal Year End Price remains constant through each applicable vesting date. The value of performance-based stock awards that accelerate was calculated using the Fiscal Year End Price. Actual payments at vesting of the performance-based stock awards could be different based on final performance results. The performance period for the PSUs granted in Fiscal Year 2021 concluded on October 31, 2023, but the award remained unvested, subject to the applicable NEO being employed through the date that the Compensation and Human Capital Committee determined the payout.

(11)
For information regarding potential payments upon termination under the Deferred Compensation Plan or other similar arrangement and the Retirement Plan, and the Supplemental Benefit Retirement Plan, in which our NEOs participate, see “Non-Qualified Deferred Compensation” and “Pension Benefits” above.

(12)
The amounts for Mr. Gooi’s Cash Severance are shown in U.S. Dollars but would be payable to him in Malaysian Ringgit. To convert the amount payable in U.S. Dollars, we used the exchange rate as of October 31, 2023, or 4.76431 Malaysian Ringgits per U.S. Dollar.

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PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, Keysight is providing the following information about the relationship of the annual total compensation of its employees to the annual total compensation of Mr. Dhanasekaran, our current President and CEO. To understand this disclosure, we believe that it is important to give context to Keysight’s operations. Keysight’s corporate headquarters is in Santa Rosa, California and has employees in over 30 countries. As a global organization, approximately 65% of Keysight’s employees were located outside of the U.S. as of October 31, 2023. The countries with the largest number of our employees are the United States, Malaysia, India, China, and Germany.
Keysight is engaged in a very competitive industry, and its success depends on its ability to attract, motivate, and retain highly qualified, talented, and creative employees. Consistent with our executive compensation program, Keysight’s global compensation program is designed to be competitive in terms of both the position and the geographic location in which an employee is located. Accordingly, our pay structures vary among our employees based on position, geographic location, and consideration of local competitive market practices.
PAY RATIO
For Keysight’s Fiscal Year 2023:
•	The median of the annual total compensation of all Keysight’s employees, other than those serving in the principal executive officer role was $85,570.
•	Mr. Dhanasekaran’s annual total compensation, as reported in the “Total” column of the “Summary Compensation Table” was $10,750,924.
Based on this information, the ratio of the annual total compensation of Mr. Dhanasekaran to the median of the annual total compensation of all Keysight’s employees other than Mr. Dhanasekaran is estimated to be 125 to 1.
IDENTIFICATION OF MEDIAN EMPLOYEE
We selected October 31, 2023, the last day of fiscal year 2023, as the date on which to determine our median employee. As of that date, Keysight had 15,849 employees. For purposes of identifying the median employee, we considered the aggregate of the following compensation elements for each of our employees, as compiled from Keysight’s internal records as of October 31, 2023:
•	Earned base salary or base wages for the period beginning on November 1, 2022 and ending on October 31, 2023.
•	Target bonuses for fiscal year 2023.
We selected the above compensation elements because they represent Keysight’s principal broad-based compensation elements. For purposes of identifying the median employee, any compensation paid in foreign currencies was converted to U.S. dollars based on the accounting rates as of October 31, 2023. These rates are set on the last workday of each month for the following month using current market rates. For example, the February accounting rate is set using market rates on January 31st. In identifying the median employee, we have considered all employees who joined Keysight through acquisitions during the last fiscal year and we did not make any cost-of-living adjustments or exclude any foreign jurisdictions in accordance with Item 402(u) of Regulation S-K.
In determining the annual total compensation of the median employee, the employee’s compensation was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the Summary Compensation Table with respect to each of Keysight’s NEOs.
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PAY VERSUS PERFORMANCE DISCLOSURE
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the executive compensation actually paid to our named executive officers and certain aspects of our financial performance. For further information concerning our pay for performance philosophy and how we align executive compensation with our performance, please refer to “Executive Compensation – Compensation Discussion and Analysis.”
Mr. Dhanasekaran has served as President and CEO and Principal Executive Officer (“PEO 1”) since May 1, 2022. Prior to that, Mr. Nersesian served as Keysight’s Chair of the Board, President and CEO (“PEO 2”) through April 30, 2022.
PAY VERSUS PERFORMANCE TABLE
Year	Summary Compensation Table Total for First PEO(1)	Compensation Actually Paid to First PEO(2)	Summary Compensation Table Total for Second PEO(1)	Compensation Actually Paid to Second PEO(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2)	Value of Initial Fixed $100 Investment Based On:		Net Income ($M)	Company- Selected Measure: Non-GAAP EPS(5)
							Company TSR(3)	S&P 500 Information Technology(3),(4)
(a)	(b)(1)	(c)(1)	(b)(2)	(c)(2)	(d)	(e)	(f)	(g)	(h)	(i)
Fiscal Year 2023	$10,750,924	$1,202,075	N/A	N/A	$4,716,675	($2,927,770)	$116.38	$153.29	$1,057	$8.33
Fiscal Year 2022	$9,499,068	$10,547,936	$19,806,359	$22,749,122	$6,530,106	$7,590,753	$166.06	$117.16	$1,124	$7.63
Fiscal Year 2021	N/A	N/A	$18,566,410	$54,695,186	$5,023,313	$12,061,622	$171.66	$146.93	$894	$6.23
(1)
The dollar amounts reported in column (b)(1) for the PEO 1 are the amounts of compensation reported in the “Total” column of the Summary Compensation Table for Fiscal Year 2023 and Fiscal Year 2022, as PEO 1 was appointed as our President and Chief Executive Officer on May 1, 2022. The dollar amounts reported in column (b)(2) for the PEO 2 are the amounts of compensation reported in the “Total” column of the Summary Compensation Table for Fiscal Year 2022 and Fiscal Year 2021, as PEO 2 served as our President and Chief Executive Officer through April 30, 2022. The table below sets forth the Non-PEO NEO’s for Fiscal Years 2023, 2022 and 2021.

Year	Non-PEO NEOs
2023	Neil P. Dougherty, Ronald S. Nersesian, Soon Chai Gooi, Ingrid A. Estrada and Mark A. Wallace
2022	Neil P. Dougherty, Soon Chai Gooi, Ingrid A. Estrada and Mark A. Wallace
2021	Satish C. Dhanasekaran, Ronald S. Nersesian, Soon Chai Gooi and Mark A. Wallace
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(2)	Compensation Actually Paid (“CAP”) reflects the exclusions and inclusions for the PEOs and Non-PEO NEOs set forth below.

PEO 1		2023	Fiscal Year 2022	Fiscal Year 2021
Summary Compensation Table Total		$10,750,924	$ 9,499,068	—
-	Grant Date Fair Value of Stock Awards Granted in Fiscal Year	($8,592,791)	($7,651,981)	—
+	Fair Value at Fiscal Year-End of Outstanding Unvested Stock Awards Granted in Fiscal Year	$ 5,177,615	$ 7,809,409	—
+	Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$ 0	$ 0	—
±	Change in Fair Value of Outstanding Unvested Stock Awards Granted in Prior Fiscal Years	($3,643,474)	$ 338,172	—
±	Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($2,463,879)	$ 493,903	—
-	Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$ 0	$ 0	—
+	Value of Dividends Paid During Fiscal Year not Otherwise Included in Fair Value Amounts	$ 0	$ 0	—
-	Change in Pension Value During Fiscal Year	($70,599)	$ 0	—
+	Pension Service Cost During Fiscal Year	$ 44,279	$ 59,365	—
Compensation Actually Paid		$ 1,202,075	$10,547,936	—

PEO 2		2023	Fiscal Year 2022	Fiscal Year 2021
Summary Compensation Table Total		—	$19,806,359	$18,566,410
-	Grant Date Fair Value of Stock Awards Granted in Fiscal Year	—	($17,025,814)	($15,058,182)
+	Fair Value at Fiscal Year-End of Outstanding Unvested Stock Awards Granted in Fiscal Year	—	$15,989,333	$25,677,845
+	Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	$ 165,796	$151,046
±	Change in Fair Value of Outstanding Unvested Stock Awards Granted in Prior Fiscal Years	—	$ 1,144,557	$13,524,233
±	Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	—	$ 2,570,758	$11,946,648
-	Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	$ 0	$0
+	Value of Dividends Paid During Fiscal Year not Otherwise Included in Fair Value Amounts	—	$ 0	$0
-	Change in Pension Value During Fiscal Year	—	($38,859)	($249,447)
+	Pension Service Cost During Fiscal Year	—	$ 136,992	$136,633
Compensation Actually Paid		—	$22,749,122	$54,695,186
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Average Non-PEO Named Executive Officers		2023	Fiscal Year 2022	Fiscal Year 2021
Summary Compensation Table Total		$4,716,675	$6,530,106	$5,023,313
-	Grant Date Fair Value of Stock Awards Granted in Fiscal Year	($3,431,697)	($5,091,207)	($3,102,745)
+	Fair Value at Fiscal Year-End of Outstanding Unvested Stock Awards Granted in Fiscal Year	$2,163,086	$5,503,564	$5,328,179
+	Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$ 33,434	$ 11,575	$5,483
±	Change in Fair Value of Outstanding Unvested Stock Awards Granted in Prior Fiscal Years	($3,484,161)	$ 189,296	$2,535,669
±	Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($2,909,465)	$ 423,277	$2,317,599
-	Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$ 0	$ 0	$0
+	Value of Dividends Paid During Fiscal Year not Otherwise Included in Fair Value Amounts	$ 0	$ 0	$0
-	Change in Pension Value During Fiscal Year	($52,282)	$ 0	($75,077)
+	Pension Service Cost During Fiscal Year	$ 36,640	$ 24,142	$29,201
Average Compensation Actually Paid to Named Executive Officers		($2,927,770)	$7,590,753	$12,061,622
(3)
Dollar values assume $100 was invested for the cumulative period from October 29, 2020 , through the end of the listed fiscal year, in either the Company or the peer group, and reinvestment of the pre-tax value of dividends paid. Historical stock performance is not necessarily indicative of future stock performance.

(4)
For purposes of this disclosure, the peer group used is the S&P Information Technology Index, which we also use in preparing the stock performance graph required by Item 201(e) of Regulation S-K for our Annual Report for the fiscal year ended October 31, 2023.

(5)
“Adjusted Non-GAAP EPS” was determined to be the “most important” financial performance metric used to link performance to CAP for Fiscal Year 2023. A reconciliation to the comparable GAAP financial measure can be found in Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended October 31, 2023, filed with the SEC on December 15, 2023.

Most Important Measures to Determine CAP for the fiscal year ended October 31, 2023
As described in greater detail in the “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation program is designed to reflect our variable “pay-for-performance” philosophy. The performance measures that we use for both our short-term and long-term incentive award programs are selected based on an objective of incentivizing Our CEO and our other NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by us to link executive compensation actually paid to our CEO and our other NEOs, for the most recently completed fiscal year, to our performance are as follows:
•	Non-GAAP EPS,
•	Non-GAAP Revenue Growth
•	Non-GAAP ARR Growth
•	Operating Margin
•	Relative TSR
2024 Proxy Statement 95

The following is a graphic illustration of the connection between pay and performance:

Compensation Actually Paid versus Net Income ($MM)
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
($10.0)
Compensation Actually Paid ($MM)
$1,200.0
$1,000.0
$800.0
$600.0
$400.0
$200.0
$0.0
Net Income ($MM)
$54.70
$894.00
$1,124.00
$1,057.00
$12.06
$0.00
$22.75
$10.55
$7.58
$1.20
($2.93)
2021
2022
2023
CAP - PEO (1)
CAP - PEO (2)
CAP - Other NEOs
Net Income

96 2024 Proxy Statement

KEYSIGHT’S BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF KEYSIGHT’S NAMED EXECUTIVE OFFICERS.
2024 Proxy Statement 97

PROPOSAL 4 – Approval of the Amended and Restated 2014 Equity and Incentive Compensation Plan
Stockholders are being asked to approve the amendment and restatement (the “EICP Amendment”) of the 2014 Equity and Incentive Compensation Plan (“2014 Equity Plan”), as adopted by the Board on November 16, 2023, subject to stockholder approval. The EICP Amendment, if approved by stockholders, will become effective on March 21, 2024.
Stockholder approval of the EICP Amendment is required to (i) allow us to grant awards under the 2014 Equity Plan after it would otherwise expire on November 1, 2024, (ii) increase the number of shares reserved under the 2014 Equity Plan by 6,155,000 shares and (iii) make certain other material changes to the 2014 Equity Plan, as summarized in more detail under the section entitled “Material Changes to the 2014 Equity Plan” below.
The Board believes that it is in the best interests of the Company and our stockholders to approve the EICP Amendment so that we have sufficient shares available to continue to offer equity awards, in order to attract, provide incentives to and retain key personnel and non-employee directors.
If the requisite stockholder approval of the EICP Amendment is not obtained, the EICP Amendment will not take effect and no awards may be granted under the 2014 Equity Plan with respect to the additional shares reserved for issuance under the EICP Amendment. However, in that case, we will continue to grant awards under the 2014 Equity Plan’s existing terms and from the shares available for issuance under the 2014 Equity Plan until its expiration on November 1, 2024, without regard to the EICP Amendment proposed in this Proposal. We will not grant any awards under the changes proposed in this EICP Amendment unless our stockholders approve this Proposal.
Any references to the 2014 Equity Plan below assume the EICP Amendment is approved, unless stated otherwise.
Request for Shares, Dilution and Overhang

Prior to the EICP Amendment, 21,800,000 shares were authorized for issuance pursuant to stock awards under the 2014 Equity Plan. As of December 31, 2023, 2,951,470 shares of common stock remain available for future awards under the 2014 Equity Plan. In order to give the Company the flexibility to responsibly address its future equity compensation needs, the Company is requesting that stockholders approve the EICP Amendment, which will authorize an additional 6,155,000 shares for issuance under the 2014 Equity Plan, so that an overall total of 27,955,000 shares will be reserved under the plan (with 2,951,470 available for issuance as December 31, 2023). This amount represents an overhang of approximately 2.98%, based on outstanding shares of common stock as of December 31, 2023. The Company calculates “overhang” as (a) the total of shares underlying outstanding awards plus shares available for issuance under future equity awards, divided by (b) the total number of shares of common stock outstanding, shares underlying outstanding awards and shares available for issuance under future equity awards.
In determining the number of additional shares to be reserved, we considered, among other things, our three-year burn rate and projected future share usage under the 2014 Equity Plan. The projected future usage of shares for long-term incentive awards under the 2014 Equity Plan was reviewed under scenarios based on a variety of assumptions. Depending on assumptions, the shares to be made available under the 2014 Equity Plan are expected to satisfy the Company’s equity compensation needs through at least the 2029 Annual Meeting. However, the share reserve could last for a longer or shorter period of time based on various factors which cannot be predicted at this time, e.g., growth of our employee population, future grant practices, stock price and prevailing market conditions. The Compensation and Human Capital Committee (the “Committee”) is committed to effectively managing the number of shares reserved for issuance under the 2014 Equity Plan while minimizing stockholder dilution.
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The table below shows our burn-rate relating to equity grants under the 2014 Equity Plan for the last three fiscal years.
Fiscal Year	Options Granted	Full-Value Awards Granted(1)	Weighted Average # of Common Shares Outstanding	Burn Rate(2)
2023	—	880,309	177,625,155	0.496%
2022	—	914,392	180,441,753	0.507%
2021	—	742,796	184,654,707	0.402%
(1)	Includes restricted stock units (“RSUs”) and PSUs.
(2)	Equals Options Granted + Full-Value Awards Granted/Weighted Average # of Common Shares Outstanding
Note Regarding Forecasts and Forward-Looking Statements

We do not as a matter of course make public forecasts as to our total shares outstanding and utilization of various equity awards due to the unpredictability of the underlying assumptions and estimates. In particular, the forecasts set forth in this Proposal 4 include embedded assumptions which are highly dependent on the public trading price of our common stock and other factors, which we do not control. These forecasts also reflect various assumptions regarding our future operations. The inclusion of the forecasts set forth above should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such.

The following awards granted under all equity-based compensation plans sponsored by the Company were outstanding as of December 31, 2023: options with respect to 62,335 shares of common stock in the aggregate with a weighted average exercise price of $31 and a weighted average remaining term of 0.8822 years, and full value awards with respect to 2,186,577 shares of common stock (consisting of RSUs and PSUs, with the number of shares subject to PSUs assuming target performance). Rights under our employee stock purchase plan have been excluded from the above share totals. The closing price of our shares as reported on the NYSE on December 31, 2023 was $159.09 per share.
Material Changes to the 2014 Equity Plan

The EICP Amendment would provide for the following material changes to the 2014 Equity Plan, as well as certain other administrative, clarifying, and conforming changes:

• Share Reserve. The number of shares reserved under the 2014 Equity Plan will be increased by 6,155,000 shares, such that the maximum aggregate number of shares that may be issued under the 2014 Equity Plan will be 27,955,000.

• Incentive Stock Option Limit. The maximum number of shares available for issuance under the 2014 Equity Plan as incentive stock options will be increased by 6,155,000 to 27,955,000 shares.

• No Recycling of Certain Repurchased Shares. The EICP Amendment removes the ability for shares issued pursuant to stock awards under the 2014 Equity Plan that are repurchased by the Company at the original purchase price to become available for future grant under the 2014 Equity Plan.

• One-Year Minimum Vesting Requirement. All awards granted under the 2014 Equity Plan after the Company’s 2024 Annual Meeting of Stockholders must be subject to a minimum one-year vesting period following grant, subject to certain exceptions.

• Prohibition on Promissory Notes. No participant will be permitted to execute a promissory note as partial or full consideration for the purchase of shares.
• Prohibition on Transfer to Third-Party Financial Institutions. Awards under the 2014 Equity Plan may not be transferred for consideration to any third-party financial institution.
• Clarify Performance Criteria. Clarify that performance criteria under the 2014 Equity Plan may include any subjective or
2024 Proxy Statement 99

objective performance criteria established by the Administrator and may be expressed in terms of the performance of a participant.

• Raise the Certain Thresholds for Triggering a Change of Control. Under the 2014 Equity Plan, a change of control will generally include (i) the sale, exchange, lease or other disposition or transfer of all or substantially all of the consolidated assets of the Company; (ii) a merger or consolidation in which the stockholders of the Company immediately prior to such merger or consolidation are not the beneficial owners of a majority (versus greater than 75% prior the EICP Amendment) of the total voting power of the resulting corporation in substantially the same proportion; or (iii) a merger or consolidation in which occurs the acquisition of beneficial ownership of at least a majority (versus 25% prior to the EICP Amendment) of the total voting power of the Company.

• Clarify Treatment of Performance-Based Awards in Connection with Change of Control. In the event there is a change of control, any performance-based award will vest at target performance (or at such other level set forth in the applicable award agreement), unless such awards are assumed, converted or replaced in full. Any performance-based award that is assumed will convert, at an assumed target level of performance (or such other level set forth in the applicable award agreement), into an award that vests based on the remaining terms set forth in the award agreement.

• Removal of Plan Term. Subject to stockholder approval, the 2014 Equity Plan will be effective March 21, 2024 and will continue in effect until terminated by the Administrator. Notwithstanding the foregoing, no incentive stock options may be granted under the 2014 Equity Plan after November 16, 2033.

• Remove 162(m) Provisions. The EICP Amendment removes certain provisions related to 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), that are no longer applicable.

• Compliance with Applicable Law and Company Policies; Compensation Recovery. The 2014 Equity Plan provides that each awardee must comply with applicable law, the Company’s Standards of Business Conduct, and the Company’s corporate policies, as applicable, including without limitation the Company’s Compensation Recovery Policy and such compliance is necessary to earn an award under the 2014 Equity Plan.

Key Terms of the 2014 Equity Plan at a Glance

The following is a summary of the key provisions of the 2014 Equity Plan, as amended and restated and as further described in this Proposal.
No Plan Term:
The 2014 Equity Plan, as amended and restated, was adopted by the Board on November 16, 2023 and, subject to obtaining stockholder approval, will be effective March 21, 2024. The 2014 Equity Plan will continue in effect until terminated by the Administrator. Notwithstanding the foregoing, incentive stock options may not be granted under the 2014 Equity Plan after November 16, 2033.

Eligible Participants:	Employees (including officers) and consultants of the Company and its subsidiaries and affiliates and members of the Company’s Board.
Shares Available for Awards:
27,955,000 shares of common stock are reserved for issuance under the 2014 Equity Plan, subject to adjustment in the event of certain changes in the capitalization of the Company. The EICP Amendment requests an increase of 6,155,000 shares from the 21,800,000 shares previously approved by stockholders.

Award Types:	• incentive stock options (“ISOs”); • nonstatutory stock options (“NSOs”); • SARs; • restricted stock; • restricted stock units (“RSUs”);
• performance shares and performance units;
100 2024 Proxy Statement

• deferred shares; • cash awards; • dividend equivalents; and • converted awards granted in connection with the Company’s separation from Agilent Technologies, Inc. (“Converted Awards”)
Award Term:
The term of each award will be stated in the applicable award agreement. Options and SARs have a term of no longer than 10 years, except that to the extent permitted by Section 409A of the Code, such maximum term may be extended as necessary to allow for exercise of the award following a period during which exercise was prohibited by applicable law. ISOs granted to 10% owners have a term of no longer than five years.

ISO Limits:	All of the 27,955,000 shares reserved for issuance may be issued upon the exercise of ISOs.
One-Year Minimum Vesting Requirement
All awards granted under the 2014 Equity Plan after the Company’s 2024 Annual Meeting of Stockholders must be subject to a minimum one-year vesting period following grant, subject to certain exceptions.

Dividends:	No payment or settlement of dividend equivalents on any stock award until vesting of such award, and no payment of dividend equivalents on unvested awards, options or SARs at any time.
No Repricing without Stockholder Approval:
Any repricing action that would have the effect of reducing the exercise price of an option or SAR, or any action that would permit the exchange of underwater options or SARs for cash or other stock awards.

No Evergreen Provision	Any increase in shares requires obtaining stockholder approval.
No Liberal Share Recycling:
Shares will not be added back to the number of shares available for issuance when (i) shares covered by an award are tendered or withheld in payment of the exercise price or applicable tax withholdings, (ii) shares are not issued as a result of net settlement of an outstanding SAR, or (iii) shares are repurchased on the open market with the proceeds of the option exercise price.

Change of Control:
No “single-trigger” vesting acceleration upon a change of control (vesting may occur only if awards are not assumed or replaced). The 2014 Equity Plan does not contain a liberal definition of change of control.

2014 Equity Plan Grant Practices

The following is a summary of our 2014 Equity Plan grant practices.
CEO Awards:	At least half of the CEO’s awards are performance-based.
Compensation Recovery:
The 2014 Equity Plan provides that each awardee must comply with applicable law, the Company’s SBC, and the Company’s corporate policies, as applicable, including without limitation the Company’s Compensation Recovery Policy and such compliance is necessary to earn an award under the 2014 Equity Plan. The Company’s Compensation Recoupment Policy applies to all executive officers subject to Section 16 of the Securities Exchange Act and, in certain cases, other employees.

Summary of the Plan

The Board adopted the 2014 Equity Plan on July 16, 2014 and amended it on September 29, 2014, January 22, 2015, November 16, 2017, and most recently on November 16, 2023, subject to the approval of our stockholders.
2024 Proxy Statement 101

Below is a summary of the material features of the 2014 Equity Plan and its operation, including material changes to be made by the EICP Amendment. This summary does not purport to be a complete description of all of the provisions of the 2014 Equity Plan. It is qualified in its entirety by reference to the full text of the 2014 Equity Plan. A copy of the 2014 Equity Plan is attached as Appendix A to this Proxy Statement.
Purpose of the 2014 Equity Plan
The purpose of the 2014 Equity Plan is to encourage ownership in the Company by its employees, directors and consultants whose long-term employment by or involvement with the Company is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in the stockholder’s interest and share in the Company’s success.
Number of Authorized Shares
The total number of shares authorized and available for issuance under the 2014 Equity Plan is 27,955,000. Shares issued under the 2014 Equity Plan may be currently authorized but unissued, or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.
Except as described below, shares subject to an award under the 2014 Equity Plan that are forfeited, expire, or become unexercisable without having been exercised in full shall be available for subsequent awards under the 2014 Equity Plan. However, no shares may again be optioned, granted or awarded if such action would cause an ISO to fail to qualify as an incentive stock option under Section 422 of the Code.
Payments of the exercise price or applicable taxes made by delivery of shares to, or withholding of shares by, the Company in satisfaction of a participant’s obligations, shares repurchased on the open market with the proceeds of an option exercise price or shares not issued or delivered as a result of the net settlement of an outstanding SAR, will not result in shares again becoming available for issuance as awards under the 2014 Equity Plan.
Awards granted in assumption of, or in substitution for, awards previously granted by a company acquired by, or merged into, the Company or a subsidiary (“Substitute Awards”) will not reduce the shares authorized for issuance under the 2014 Equity Plan or authorized for grant to a participant in any fiscal year. Further, shares available for grant under stock plans assumed by the Company in an acquisition may be added to the available share reserve under the 2014 Equity Plan for issuance to eligible individuals who were not employed by the Company or any of its subsidiaries or affiliates immediately before the acquisition.
Adjustments upon Changes in Capitalization
In the event of certain changes in the capitalization of the Company, the Board will make proportional and appropriate adjustments to the number, kind and class of shares available for issuance under the 2014 Equity Plan, and the number, class and kind of securities and price per share of securities subject to outstanding awards, so as to prevent dilution or enlargement of rights.
Individual Employee Award Limits
The maximum number of options or SARs under the 2014 Equity Plan that may be granted in any one fiscal year to an individual participant may not exceed 1,875,000 shares. In addition, no participant may be granted stock awards for more than 1,250,000 shares in any fiscal year of the Company. “Stock awards” include deferred shares, restricted stock, RSUs, performance shares and performance units. Notwithstanding the foregoing, in connection with a participant’s initial service, a participant may also be granted options or SARs for up to an additional 1,250,000 shares and may be granted new executive stock awards (performance-based stock awards) for up to an additional 1,250,000 shares. These initial service grants do not count against the annual limits.
Incentive Stock Option Limit
The maximum number of shares that may be granted pursuant to ISOs is 27,955,000.
Non-Employee Director Compensation Limit
Notwithstanding any other provision in the 2014 Equity Plan or in any Company policy regarding non-employee director compensation, the maximum amount of total compensation payable to a non-employee director for services in a fiscal year of the Company may not exceed $750,000, calculated as the sum of (a) the grant date fair value (determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718) of all awards payable in shares and the maximum amount payable pursuant to
102 2024 Proxy Statement

cash-based awards that may be granted under the 2014 Equity Plan, plus (b) cash compensation in the form of Board and committee retainers and meeting or similar fees. Compensation counts towards this limit for the fiscal year in which it is granted or earned by a non-employee director, and not later when distributed, in the event it is deferred.
Administration of the 2014 Equity Plan
The 2014 Equity Plan may be administered by the Board or any committee of members of the Board or other individuals satisfying applicable law appointed by the Board (“Administrator”) and, it is currently the intent of the Board that the 2014 Equity Plan be administered by the Compensation and Human Capital Committee. The Administrator has the power in its discretion to grant awards under the 2014 Equity Plan, to determine the terms of such awards, to interpret the provisions of the 2014 Equity Plan and to take action as it deems necessary or advisable for the administration of the 2014 Equity Plan. Also, the Administrator may adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures, including, without limitation, authority to adopt sub-plans to the 2014 Equity Plan as the Administrator deems desirable, to accommodate foreign tax, securities and other laws, regulations and practice. The Administrator may delegate the day-to-day administration of the 2014 Equity Plan to an officer of the Company and his or her delegates. In addition, the Board or the Compensation and Human Capital Committee may delegate to one or more of our officers the power to approve awards under the 2014 Equity Plan to participants who are not subject to Section 16 of the Securities Exchange Act, as permitted by applicable law.
Eligibility and Participation
Eligibility to participate in the 2014 Equity Plan is limited to employees (including executive officers) and consultants of Keysight and its affiliates and subsidiaries, and members of its Board. Participation in the 2014 Equity Plan is at the discretion of the Administrator. As of December 31, 2023, approximately 14,674 employees, 10 executive officers, 1 consultant (other than non-employee directors) and 10 non-employee directors were eligible to receive awards under the 2014 Equity Plan.
Types of Awards under the 2014 Equity Plan
The 2014 Equity Plan authorizes the Administrator to grant awards, individually or collectively, to participants in any of the following forms, subject to such terms, conditions, and provisions as the Administrator may determine to be necessary or desirable:
•	ISOs;
•	NSOs;
•	SARs;
•	restricted stock;
•	RSUs;
•	performance shares and performance units with performance-based conditions to vesting or exercisability;
•	deferred shares;
•	cash awards; and
•	dividend equivalents.
Minimum Vesting Requirement
All awards granted under the 2014 Equity Plan after the Company’s 2024 Annual Meeting of Stockholders must be subject to a minimum one-year vesting period following grant, with no portion of any award vesting prior to the end of such one-year vesting period, except that up to 5% of the shares available for future distribution under the 2014 Equity Plan following the 2024 Annual Meeting of Stockholders may be granted pursuant to awards without such minimum vesting requirement. Further, this minimum vesting requirement will not prevent the acceleration of vesting (i) pursuant to the terms of the 2014 Equity Plan or (ii) under policies or contracts that provide for acceleration of vesting in connection with a Change of Control or termination of employment or services. In addition, any awards assumed or substituted in connection with an acquisition and awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant or the next Annual Meeting of Stockholders (which is at least 50 weeks after the immediately preceding year’s Annual Meeting of Stockholders) will not be subject to this minimum vesting requirement.
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No Promissory Notes
No participant will be permitted to execute a promissory note as partial or full consideration for the purchase of shares under the 2014 Equity Plan.
Options and SARs
Stock options entitle the option holder to purchase shares at a price established by the Administrator. Options may be either ISOs or NSOs, provided that only employees may be granted ISOs. SARs entitle the SAR holder to receive cash, or shares with a fair market value, or a combination thereof, equal to the positive difference (if any) between the closing price of shares on the NYSE on the last trading day prior to the exercise date and the exercise price.
Exercise Price
The Administrator will determine the exercise price of an option and a SAR at the date of grant, which price, except in the case of Substitute Awards, may not be less than 100% of the fair market value of the underlying shares on the date of grant. In the case of an ISOs granted to an employee who, at the time the ISO is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any subsidiary, the per share exercise price will be no less than 110% of the fair market value per share on the date of grant. The fair market value of our shares on any relevant date under the 2014 Equity Plan is generally the closing price per share on that date on the NYSE.
The 2014 Equity Plan prohibits any repricing, replacement, regrant or modification of stock options or SARs that would reduce the exercise price of the stock options or SARs without stockholder approval, other than in connection with a change in the Company’s capitalization, Substitute Awards or to comply with an exemption under Section 409A of the Code.
Vesting/Expiration of Options
The Administrator may determine the terms under which options and SARs will vest and become exercisable.
Special Limitations on ISOs
To the extent that the aggregate fair market value of the shares with respect to which ISOs are exercisable for the first time by a participant during any calendar year (under all plans of the Company and any subsidiary) exceeds $100,000, such options will be treated as NSOs. For purposes of this limitation, ISOs will be taken into account in the order in which they were granted. The fair market value of the shares shall be determined as of the time the option with respect to such shares is granted.
Exercise of Options
An option holder may exercise his or her option by giving written notice to the Company or a duly authorized agent of the Company stating the number of shares for which the option is being exercised and tendering payment for such shares. The Administrator may, in its discretion, permit payment in the form of cash, check or wire transfer, previously acquired shares (valued at their fair market value on the date of exercise) or consideration under a cashless exercise program, or may permit a net exercise arrangement pursuant to which the number of shares issuable upon exercise is reduced by the largest whole number of shares having an aggregate fair market value that does not exceed the aggregate exercise price, or a combination thereof, or any other method of payment permitted under applicable law.
Exercise of SARs
Upon exercise of a SAR, a participant will be entitled to receive cash, shares or a combination thereof, as specified in the award agreement, having an aggregate fair market value equal to the excess of (i) the closing price of shares on the NYSE on the last trading day prior to the exercise date over (ii) the exercise price of the shares covered by the SAR, multiplied by the number of shares covered by the SAR, or the portion thereof being exercised. However, the Administrator may place limits on the aggregate amount that may be paid upon exercise of a SAR.
Termination of Options and SARs
In the event that a participant’s service with the Company and its subsidiaries and affiliates terminates prior to the expiration of an option or SAR, the Participant’s right to exercise vested options or SARs will be governed by the terms of the applicable award agreement approved by the Administrator.
Stock Awards and Performance Shares
Stock awards, including deferred shares, restricted stock, RSUs, performance shares and performance units, may be issued either alone, in addition to, or in tandem with other awards granted under the 2014 Equity Plan. Stock awards may be denominated in shares or units
104 2024 Proxy Statement

payable in shares (e.g. RSUs), and may be settled in cash, shares, or a combination of cash and shares. Except as otherwise provided by the Administrator and other than as described below under “Dividends and Dividend Equivalents,” a holder of restricted stock or performance stock will become a stockholder and have stockholder rights upon acceptance of the applicable award. A holder of an RSU or performance stock unit will not have stockholder rights until the awards are settled.
Termination of Stock Awards
In the event that a participant’s service with the Company or its subsidiaries terminates prior to the vesting of a stock award, that award will be forfeited unless the terms of the applicable award agreement provide for accelerated or continued vesting. To the extent the participant purchased the stock award, the Company has the right to repurchase the unvested award at the original price paid by the participant.
Cash Incentive Awards
The Administrator may grant “cash incentive awards” under the 2014 Equity Plan, which is the grant of a right to receive a payment of cash that may be contingent on achievement of performance objectives over a specified period established by the Administrator. The grant of cash incentive awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Administrator, including provisions relating to deferred payment. The maximum amount payable to any participant under a cash award for each fiscal year of the Company is $10,000,000.
Performance-Based Compensation
The Administrator may specify that the grant, retention, vesting, or issuance of any award, (whether in the form of a stock option, SAR, restricted stock, RSU, a performance award or a cash award) or the amount to be paid out under any award, be subject to or based on performance objectives or other standards of financial performance and/or personal performance evaluations. Such performance objectives may be based on criteria including, without limitation, sales revenue; gross margin; operating margin; operating income; pre-tax profit; earnings before any or all of the following items: interest, taxes, depreciation or amortization; net income; expenses; the market price of the shares; earnings per share; return on stockholder equity; return on capital; return on net assets; economic value added; market share; customer service; customer satisfaction; safety; total stockholder return; free cash flow; size-adjusted growth in earnings; implementation, completion or attainment of objectives relating to research, development, integration, regulatory, commercial, or strategic milestones; other subjective or objective performance criteria established by the Administrator; or any combination of the above criteria. The criteria on which performance objectives are based may be measured in absolute terms or as compared to any incremental increase or as compared to the result of a peer group or securities or stock market index and may be expressed in terms of overall Company performance, the performance of a subsidiary or affiliate, the performance of a business unit or division of the Company, a subsidiary or affiliate, or the performance of the participant, as determined by the Administrator in its sole discretion.
Dividends and Dividend Equivalents
Holders of stock awards may be entitled to receive cash or stock dividends or cash payments equivalent to dividends (“dividend equivalents”) with respect to the shares subject to the awards, as determined by the Administrator. In all cases dividend equivalents will be subject to the same vesting provisions, including any performance conditions, as the underlying stock awards. In no event will dividend equivalents be paid or settled with respect to any stock award until vesting of such award, and dividends or dividend equivalents will not be paid or settled with respect to unvested awards, options or SARs.
Limited Transferability of Awards
The Administrator retains the authority and discretion to permit an award (other than an ISO) to be transferable as long as such transfers are made by a participant to the participant’s immediate family or trusts established solely for the benefit of one or more members of the participant’s immediate family. Awards may otherwise not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by the beneficiary designation, will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. In no event may any award be transferred for consideration to a third-party financial institution.
Tax Withholding
The Administrator may require a participant to remit, and shall have the right to deduct or withhold an amount sufficient to satisfy any amount required to be withheld in connection with an award. Where shares are withheld to satisfy tax withholding obligations, the number of shares withheld may be determined using rates of up to, but not exceeding, the maximum federal, state, local and/or foreign statutory tax rates applicable in a particular jurisdiction on the date that the amount of tax to be withheld is determined. The Administrator may also provide for the satisfaction of withholding tax obligations by selling shares issued pursuant to an award and withholding from proceeds of the sale, or by such other methods set forth in the award agreement.
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Change of Control
In the event of certain transactions described in the 2014 Equity Plan constituting a change of control or the sale of substantially all of the assets of the Company, all awards will fully vest immediately prior to the closing of the transaction, with any performance-based award vesting at target performance (or at such other level set forth in the applicable award agreement). The foregoing will not apply where such awards are assumed, converted or replaced in full by the successor corporation or a parent or subsidiary of the successor; provided, however, that in the event of a change of control in which one or more of the successor or a parent or subsidiary of the successor has issued publicly traded equity securities, the assumption, conversion, replacement or continuation must be made by an entity with publicly traded securities and must provide that the holders of such assumed, converted, replaced or continued stock options and SARs will be able to acquire such publicly traded securities. Any performance-based award that is assumed will convert, at an assumed target level of performance (or such other level set forth in the applicable award agreement), into an award that vests based on the remaining terms set forth in the award agreement.
In the event of the dissolution or liquidation of the Company, the Administrator in its sole discretion may provide for an option or SAR to be fully vested and exercisable until ten days prior to such transaction, or such shorter reasonable period of time as the Administrator may establish in its discretion. In addition, the Administrator may provide that any restrictions on any award shall lapse prior to the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an award will terminate immediately prior to the consummation of such proposed transaction.
Termination and Amendment of the 2014 Equity Plan
The Administrator may amend, suspend or terminate the 2014 Equity Plan without the consent of stockholders or participants; provided, however, that any amendment to the 2014 Equity Plan will be submitted to the Company’s stockholders for approval if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the shares may then be listed or quoted and the Administrator may otherwise, in its sole discretion, determine to submit other amendments to the 2014 Equity Plan to stockholders for approval. Except in the event of certain changes in the capitalization of the Company, the total number of shares authorized and available for issuance under the 2014 Equity Plan may not be increased by the Company without stockholder approval. Any such amendment, suspension, or termination may not materially and adversely affect the rights of a participant under any award previously granted without such participant’s consent unless deemed necessary by the Administrator to comply with applicable laws.
The 2014 Equity Plan is designed to provide for the grant of awards which are intended to comply with, or be exempt from, Section 409A of the Code and shall be construed, administered and interpreted with that intent. In the event that the Administrator determines that any award may be subject to Section 409A of the Code, the Administrator will have the authority to amend, without the consent of the participant, such award to cause it to be exempt from, or implement such award in a manner intended to avoid the imposition on the employee of tax penalties under Section 409A of the Code.
Compliance with Applicable Law and Company Policies; Compensation Recovery
Each participant must comply with applicable law, the Company’s SBC, and the Company’s corporate policies, as applicable, including without limitation the Company’s Compensation Recovery Policy. Under the 2014 Equity Plan (i) compliance with applicable law, the Company’s SBC, and the Company’s corporate policies, as applicable, will be a pre-condition to earning, or vesting in, any award and (ii) any awards which are subject to the Company’s Compensation Recovery Policy will not be earned or vested, even if already granted, paid or settled, until the Company’s Compensation Recovery Policy ceases to apply to such awards and any other vesting conditions applicable to such awards are satisfied.
Term of the 2014 Equity Plan
Subject to stockholder approval, the EICP Amendment to the 2014 Equity Plan is effective March 21, 2024 and will continue in effect until terminated by the Administrator. Notwithstanding the foregoing, no ISOs may be granted under the EICP Amendment to the 2014 Equity Plan after November 16, 2033.
U.S. Federal Income Tax Consequences

The following is a general summary under current law of the material U.S. federal income tax consequences to participants granted an award under the 2014 Equity Plan. This summary provides an overview of the U.S. federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and non-U.S. income taxes and employment taxes are not
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discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. This summary does not discuss all aspects of federal income taxation that may be relevant in light of a participant’s personal circumstances. This summarized tax information is not tax advice and a participant of an award should rely only on the advice of their legal and tax advisors.
Stock options. There will be no federal income tax consequences to a participant or the Company upon the grant of either an ISO or an NSO under the 2014 Equity Plan. Upon exercise of an NSO, the option holder generally will recognize ordinary income in an amount equal to: (i) the fair market value, on the date of exercise, of the acquired shares, less (ii) the exercise price of the NSO. Provided the Company satisfies applicable reporting requirements, it will be entitled to a tax deduction in the same amount.
Upon the exercise of an ISO, an option holder generally recognizes no immediate ordinary taxable income. Provided that certain holding periods are met, income recognition is deferred until the option holder sells the shares. If the ISO is exercised no later than three months after the termination of the option holder’s employment, and the option holder does not dispose of the shares so acquired within two years from the date the ISO was granted and within one year after the exercise of the ISO, the gain on the sale will generally be treated as long-term capital gain. Certain of these employment requirements are liberalized in the event of an option holder’s death or disability while employed by the Company.
Generally, the Company will not be entitled to any tax deduction for the grant or exercise of an ISO. If, however, the shares are not held for the full term of the holding period outlined above, the gain on the sale of such shares, being the lesser of: (i) the fair market value of the shares on the date of exercise minus the option price, or (ii) the amount realized on disposition minus the exercise price, will be taxed to the participant as ordinary income, and provided the Company satisfies applicable reporting requirements, the Company will be entitled to a deduction in the same amount. The excess of the fair market value of the shares acquired upon exercise of an ISO over the exercise price therefore generally constitutes a tax preference item for purposes of computing the “alternative minimum tax” under the Code.
SARs. There will be no federal income tax consequences to either a participant or the Company upon the grant of a SAR. However, the participant generally will recognize ordinary income upon the exercise of a SAR in an amount equal to the aggregate amount of cash and the fair market value of the shares received upon exercise. Provided the Company satisfies applicable reporting requirements, the Company will be entitled to a deduction equal to the amount included in the participant’s income.
RSUs & Restricted Stock. Except as otherwise provided below, there will be no federal income tax consequences to either a participant or the Company upon the grant of restricted stock or an RSU. When an RSU is settled, the participant will recognize ordinary income in an amount equal to the fair market value of the shares received or, if the RSU is paid in cash, the amount payable. With respect to restricted stock, the participant will recognize ordinary income in an amount equal to the excess, if any that the participant paid for the shares over the fair market value of the shares on the earlier of (i) the date of vesting; and (ii) the date the shares become transferable. Subject to Section 162(m), and the Company satisfying applicable reporting requirements, the Company will be entitled to a corresponding deduction. Notwithstanding the above, a recipient of a restricted stock grant may make an election under Section 83(b) of the Code, within thirty days after the date of the grant, to recognize ordinary income as of the date of grant and the Company will be entitled to a corresponding deduction at that time.
Performance Awards. There will be no federal income tax consequences to a participant or the Company upon the grant of qualifying performance-based compensation awards. Participants will generally recognize taxable income upon the payment of an award, and subject to Section 162(m), the Company generally will be entitled to a deduction equal to the amount includible in the participant’s income.
Golden Parachute Payments. Awards that are granted, accelerated or enhanced upon the occurrence of, or in anticipation of, a change of control may give rise, in whole or in part, to “excess parachute payments” under Section 280G and Section 4999 of the Code. Under these provisions, the participant would be subject to a 20% excise tax on, and the Company would be denied a deduction with respect to, any “excess parachute payments.”
Section 162(m). Section 162(m) generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year.
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New Plan Benefits

No awards have been granted, and no shares have been issued, on the basis of the proposed 6,155,000 share increase under the 2014 Equity Plan. However, as discussed in further detail in the section entitled “Summary of Non-Employee Director Program,” each of our current non-employee directors is entitled to receive a grant of fully vested shares every year on the date of the Annual Meeting for the number of shares equal to $250,000 divided by the average fair market value of Keysight’s common stock over 20 consecutive trading days up to and including the day prior to the grant date. Beginning with the 2024 Annual Meeting, such awards will be granted under the 2014 Equity Plan, as amended and restated. The following table summarizes the aggregate value of the shares that our current non-employee directors as a group will receive if they remain a director following the 2024 Annual Meeting and highlights the fact that none of our executive officers (including our named executive officers) or employees will receive any set benefits or awards that are conditioned upon stockholder approval of the 2014 Equity Plan. All other future awards to directors, executive officers, employees and consultants of Keysight under the 2014 Equity Plan are discretionary and cannot be determined at this time.
Name and Position[1]	Dollar Value	Number of Shares
Satish C. Dhanasekaran President and Chief Executive Officer	—	—
Neil P. Dougherty Executive Vice President and Chief Financial Officer	—	—
Ingrid A. Estrada Senior Vice President, Chief People and Administrative Officer and Chief of Staff	—	—
Soon Chai Gooi Senior Vice President, President, Order Fulfillment and Digital Operations	—	—
Mark A. Wallace Senior Vice President, Chief Customer Officer	—	—
Current Executive Officers as a Group:	—	—
Current Non-Executive Director Group(1)	$250,000	—
Non-Executive Officer Employee Group	—	—
(1)
Assumes the grant date value of each non-employee director’s award will be $250,000. The number of shares will not be determinable until the grant date. See the section entitled “Summary of Non-Employee Director Program” for more information.

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Prior Grants under the 2014 Equity Plan
The following table provides information concerning the number of options and stock awards granted to the following persons and groups since the inception of the 2014 Equity Plan on November 1, 2014 through December 31, 2023, including Converted Awards. No options or awards have been granted under the 2014 Equity Plan to any associate of any of our directors (including nominees) or executive officers.
Name and Position	Options/SARs	Restricted Stock Units(1)
Satish C. Dhanasekaran President and Chief Executive Officer	N/A	325,319
Neil P. Dougherty Executive Vice President and Chief Financial Officer	51,026	386,312
Ingrid A. Estrada Senior Vice President, Chief People and Administrative Officer and Chief of Staff	30,786	270,214
Soon Chai Gooi Senior Vice President, President, Order Fulfillment and Digital Operations	51,881	378,342
Mark A. Wallace Senior Vice President, Chief Customer Officer	19,099	210,763
Current Executive Officers as a Group:	176,736	1,984,432
Current Non-Executive Director Group	283,637	1,737,826.452
Non-Executive Officer Employee Group(2)	296,194	7,640,524
(1)
The total number of shares include shares granted as performance awards and reflects the target number of shares issuable pursuant to such awards. Depending on the Company’s annual achievement of its performance goals, the shares granted as performance awards may or may not be issued in full.

(2)	Excludes anyone who is a current executive officer and any person who was an executive officer.
EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about our equity compensation plans as of October 31, 2023. All outstanding awards relate to our common stock.
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)(2)(3)	2,217,859	$31	22,102,910
Equity compensation plans not approved by security holders	—	—	—
Total	2,217,859	$31	22,102,910
(1)
The number of securities remaining available for future issuance in column (c) includes 18,382,477 shares of common stock authorized and available for issuance under the Keysight Technologies, Inc. Employee Stock Purchase Plan (“ESPP”). The number of shares authorized for issuance under the ESPP is subject to an automatic annual increase of the lesser of one percent of the outstanding common stock of Keysight or an amount determined by the Compensation and Human Capital Committee (subject to an aggregate 75 million shares issuable under the ESPP), which

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automatic increase feature will be removed from the ESPP if it is approved at the 2024 Annual Meeting. The number of securities remaining available for future issuance in column (c) is before the issuance of shares of common stock to participants in consideration of the aggregate participant contribution under the ESPP totaling $31,930,582.786 million as of October 31, 2023.
(2)	The number of securities remaining available for future issuance in column (c) includes 3,720,433 shares of common stock authorized and available for issuance under the 2014 Equity Plan.
(3)
We issue securities under our equity compensation plans in forms that do not require a payment by the recipient to us at the time of exercise or vesting, including restricted stock, RSUs and performance units. Accordingly, the weighted-average exercise price in column (b) does not take these awards into account. The weighted-average exercise price in column (b) also does not include purchase rights outstanding under the ESPP.

For additional information, we encourage you to review the entire text of the 2014 Equity Plan, which is attached as Appendix A to this Proxy Statement.
KEYSIGHT’S BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED 2014 EQUITY AND INCENTIVE COMPENSATION PLAN.
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PROPOSAL 5 - APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
Stockholders are being asked to approve the amendment and restatement of the Employee Stock Purchase Plan (“ESPP”), as adopted by the Board on November 16, 2023, subject to stockholder approval (the “ESPP Amendment”). The ESPP Amendment, if approved by stockholders, will become effective on March 21, 2024.
Stockholder approval of the ESPP Amendment is required to (i) allow us to continue to grant awards under the ESPP, which would otherwise expire on November 1, 2024, by removing the plan term, (ii) remove the evergreen feature providing for annual increases in the number of shares reserved for issuance under the ESPP, and (iii) make certain other changes to the ESPP, as summarized in more detail under the section entitled “Material Changes to the ESPP” below.
Any references to the ESPP below assume the ESPP Amendment is approved, unless stated otherwise.
Rationale for ESPP Amendment

Under the current terms of the ESPP, the ESPP would expire on November 1, 2024. The Board believes that it is in the best interests of the Company and our stockholders to approve the ESPP Amendment, which would remove the term of the ESPP so that we can continue to provide an opportunity for eligible employees of the Company and its designated affiliates and subsidiaries to purchase shares of common stock of the Company and thereby have an additional incentive to contribute to the prosperity of the Company.
In addition, the Board believes that removing the evergreen feature will further align the ESPP with corporate governance best practices. Prior to the ESPP Amendment, the maximum number of shares of common stock authorized for issuance pursuant to the ESPP was 25,000,000 shares, plus an annual increase added on the first day of each fiscal year of the Company beginning in 2015, equal to 1% of the outstanding shares of the Company on such date or a lesser amount determined by the Compensation and Human Capital Committee, provided that the maximum number of shares of common stock authorized for issuance pursuant to the ESPP could not exceed 75,000,000 shares. Since its inception, no shares were added to the ESPP pursuant to the evergreen feature and as of December 31, 2023, 18,074,406 shares of common stock remain available for future purchase rights under the ESPP. If stockholders approve the ESPP Amendment, the number of shares authorized for issuance under the ESPP will not increase.
The ESPP Amendment includes a number of other clarifying and administrative changes as described in the section entitled “Material Changes to the ESPP” below.
If the requisite stockholder approval of the ESPP Amendment is not obtained, the ESPP Amendment will not take effect and the ESPP will expire on November 1, 2024.
Material Changes to the ESPP

The ESPP Amendment would provide for, among other things, the following material changes to the ESPP:

• Removal of Plan Term. Subject to stockholder approval, the ESPP Amendment will be effective March 21, 2024, and will continue in effect until terminated by the Board.
• Removal of Evergreen. The ESPP Amendment removes the evergreen feature providing for annual increases in the number of shares reserved under the ESPP. The number of shares authorized for issuance under the ESPP will not increase.

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• Clarification of Eligible Compensation. The ESPP Amendment clarifies that eligible compensation for purposes of the ESPP includes a participant’s base cash compensation, and to the extent such payments are an integral, recurring part of a participant’s compensation and, therefore, accurately reflect the participant’s “regular compensation,” commissions and shift premiums (or in foreign jurisdictions, equivalent cash compensation, including 13th/14th month payments or similar additional annual wage concepts under local law) paid on account of personal services render to the Company and its designated affiliates and subsidiaries. Eligible compensation excludes payment for overtime, incentive compensation (other than commissions as described above), and bonuses, with any modifications determined by the Compensation and Human Capital Committee.

• Clarification of Date of Termination. The ESPP Amendment clarifies that whether and when a termination of employment has occurred will be determined by the Compensation and Human Capital Committee, in its sole discretion, regardless of any notice period or garden leave required under local law.

• Clarification of Treatment in Connection with Certain Leaves of Absence. The ESPP Amendment clarifies that, subject to applicable law, a participant’s participation in the ESPP will not terminate while the participant is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed 3 months, or if longer, so long as the participant’s right to reemployment upon the expiration of such leave is guaranteed by contract or statute.

• Clarification of Treatment in Connection with Certain Transfers of Employment. The ESPP Amendment clarifies that if a participant transfers employment from the Company or a designated affiliate or subsidiary to an affiliate that is not a designated affiliate or subsidiary participating in either the 423 Component or Non-423 Component (in each case, as defined below) under the ESPP, the participant will immediately cease to participate in the applicable offering period and any contributions made for the offer period in which such transfer occurs will be refunded to the participant without interest, unless required by local law.

ESPP Reflects Governance Best Practices

The ESPP includes provisions that protect our stockholders’ interests and reflect corporate governance best practices.
•	Purchase price is at least 85% of fair market value.
•	Offering periods do not exceed 24 months.
•	The number of shares allocated to the ESPP is less than 10% of our outstanding shares overall.
Summary of the ESPP

The Board adopted the ESPP on July 16, 2014 and amended it on November 16, 2023, subject to the approval of our stockholders.
Below is a summary of the material features of the ESPP and its operation, including material changes to be made by the ESPP Amendment. This summary does not purport to be a complete description of all of the provisions of the ESPP. It is qualified in its entirety by reference to the full text of the ESPP. A copy of the ESPP is attached as Appendix B to this Proxy Statement.
Purpose of the ESPP
The purpose of the ESPP is to provide an opportunity for employees of the Company and its designated affiliates and subsidiaries to purchase shares of Company common stock and thereby have an additional incentive to contribute to the prosperity of the Company.
The ESPP includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). The 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. The Non-423 Component does not qualify as an “employee stock purchase plan” under Section 423 of the Code and purchase rights may be granted thereunder pursuant to rules, procedures or sub-plans adopted by the Board to achieve tax, securities law or other objectives for the Company, its designated affiliates and subsidiaries and/or eligible employees.
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Except as otherwise provided in the ESPP, the Non-423 Component will operate and be administered in the same manner as the 423 Component. Offerings intended to be made under the Non- 423 Component will be designated as such by the Board or the Compensation and Human Capital Committee at or prior to the time of such offering.
Number of Authorized Shares
The total number of shares authorized and available for issuance under the ESPP is 18,074,406. If, on a given purchase date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the ESPP, the Company will make a pro-rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. All or any portion of such maximum number of shares of common stock may be issued under the 423 Component of the ESPP.
Administration
The Board has delegated the Compensation and Human Capital Committee the authority and responsibility for the day-to-day administration of the ESPP, the authority and responsibility specifically provided in the ESPP, and any additional duty, responsibility and authority delegated to the Compensation and Human Capital Committee by the Board, which may include any of the functions assigned to the Board in the ESPP. The Compensation and Human Capital Committee may delegate to one or more individuals who are not members of the Board the day-to-day administration of the ESPP, to the extent permitted under applicable law. The Compensation and Human Capital Committee will have full power and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the ESPP, to interpret the provisions and supervise the administration of the ESPP, to make factual determinations relevant to ESPP entitlements and to take all action in connection with administration of the ESPP as it deems necessary or advisable, consistent with the delegation from the Board. In addition, the Compensation and Human Capital Committee is specifically authorized to adopt rules and procedures regarding eligibility, the definition of eligible compensation, handling of contributions, payment of interest, conversion of local currency, payroll tax, withholding procedures, beneficiary designation requirements, restrictions on shares of Common Stock and handling of stock certificates which vary with local requirements. The Compensation and Human Capital Committee may also adopt rules, procedures and/or sub-plans relating to the operation and administration of the ESPP to accommodate requirements of local law and procedures outside of the United States. To the extent inconsistent with the requirements of Section 423 of the Code, such rules, procedures and/or sub-plans will be considered part of the Non-423 Component of the ESPP.
Decisions of the Board and the Compensation and Human Capital Committee will be final and binding upon all participants. Any decision reduced to writing and signed by a majority of the members of the Compensation and Human Capital Committee will be fully effective as if it had been made at a meeting of the Compensation and Human Capital Committee duly held.
The Company will pay all expenses incurred in the administration of the ESPP. No Board or Compensation and Human Capital Committee member will be liable for any action or determination made in good faith with respect to the ESPP or any option granted thereunder.
Eligibility
Any employee regularly employed by the Company or by any designated affiliate or subsidiary on the first trading day of the offering period or, for new participants, the first trading day of their first purchase period (each, an “Entry Date”) will be eligible to participate in any one or more of the offerings of options to purchase the Company’s common stock under the ESPP with respect to the purchase period commencing on such Entry Date; provided that the Compensation and Human Capital Committee may establish administrative rules requiring that employment commence some minimum period (e.g., one pay period) prior to an Entry Date to be eligible to participate with respect to the purchase period beginning on that Entry Date.
Notwithstanding the foregoing, the Compensation and Human Capital Committee, in its discretion, may determine prior to an Entry Date for all options to be granted on such Entry Date in an offering that the following categories of employees are not eligible to participate in the ESPP: (i) employees who are customarily employed by the Company or a designated affiliate or subsidiary for 20 hours or less per week or for 5 months or less in any calendar year (or such lesser period of time as may be determined by the Compensation and Human Capital Committee in its discretion); (ii) employees who are “highly compensated employees” within the meaning of Code Section 414(q) or employees or who are officers or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each offering in an identical manner to all highly compensated individuals of the designated subsidiary whose employees are participating in that offering; or (iii) employees who do not meet any other eligibility requirements that the Compensation and Human Capital Committee may choose to impose (within the limits permitted by the Code).
Further, eligible employees who are citizens or residents of a non-U.S. jurisdiction may be excluded from participation in the ESPP or an offering if the participation of such employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the
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applicable jurisdiction would cause the ESPP or an offering to violate Section 423 of the Code. An employee may similarly be excluded from participation in an offering under the Non-423 Component of the ESPP if the Compensation and Human Capital Committee determines that participation of such individual is not advisable or practicable for legal or administrative reasons.
An employee may not be granted an option under the ESPP if immediately after such option is granted the employee owns or is considered to own shares of stock, including stock which the employee may purchase by conversion of convertible securities or under outstanding options granted by the Company, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any of its subsidiaries.
Designated affiliates and subsidiaries include any affiliate or subsidiary that has been designated by the Compensation and Human Capital Committee from time to time in its sole discretion as eligible to participate in the ESPP. Only the Company and its subsidiaries may be designated for participation in the 423 Component of the ESPP, and any subsidiary that is designated for participation under the 423 Component will not be designated for participation under the Non-423 Component of the ESPP.
Eligibility to participate in the ESPP is limited to employees (including executive officers) of Keysight and its designated affiliates and subsidiaries. As of December 31, 2023, approximately 14,674 employees (including 10 executive officers) were eligible to receive awards under the ESPP, with 14,674 employees employed by the Company, 0 employees employed by a designated subsidiary of the Company, and 0 employees employed by a designated affiliate of the Company. Nothing contained in the ESPP will be deemed to give any employee the right to be retained in the employ of the Company or any designated affiliate or subsidiary or to interfere with the right of the Company or any designated affiliate or subsidiary to discharge any employee at any time.
Participation
An employee who is eligible to participate in the ESPP may become a participant in the ESPP by completing and submitting, on a date prescribed by the Compensation and Human Capital Committee prior to an applicable Entry Date, a completed payroll deduction authorization and ESPP enrollment form or by following an electronic or other enrollment process as prescribed by the Compensation and Human Capital Committee.
An eligible employee may authorize payroll deductions at the rate of any whole percentage of the employee’s eligible compensation, not to exceed 10% of the employee’s eligible compensation. The Company will maintain a separate bookkeeping account for each participant under the ESPP and the amount of each participant’s contributions will be credited to such account. A participant may not make any additional payments into such account. Statements of account will be given to participants at least annually.
A participant may change such participant’s rate of contributions at any time by filing a new payroll deduction authorization and ESPP enrollment form or by following electronic or other procedures prescribed by the Compensation and Human Capital Committee. If a participant has not followed such procedures to change the rate of contributions, the rate of contributions will continue at the originally elected rate throughout the purchase period and future purchase periods (including purchase periods of subsequent offering periods). In order to comply with Section 423(b)(8) of the Code, the Committee may reduce a Participant’s Contributions to 0% at any time during a purchase period. The Compensation and Human Capital Committee may also limit the nature and/or number of contributions rate changes that may be made by participants during any purchase period and may establish such other conditions or limitations as it deems appropriate for administration of the ESPP.
For purposes of the ESPP, eligible compensation includes an employee’s base cash compensation, and to the extent such payments are an integral, recurring part of an employee’s compensation and, therefore, accurately reflect the employee’s “regular compensation,” commissions and shift premiums (or in foreign jurisdictions, equivalent cash compensation, including 13th/14th month payments or similar additional annual wage concepts under local law) paid on account of personal services rendered by the employee to the Company or designated affiliate or subsidiary. Eligible compensation excludes payments for overtime, incentive compensation (other than commissions as described above), and bonuses, with any modifications determined by the Compensation and Human Capital Committee. The Compensation and Human Capital Committee has the authority to determine and approve all forms of pay to be included as eligible compensation under the ESPP and may change the definition on a prospective basis.
The Compensation and Human Capital Committee may, in its sole discretion, approve other methods of contributions for categories of participants outside the United States, due to local legal requirements, and/or participants on a leave of absence, as well as any procedures to facilitate the administration of such other methods of contribution. No interest will be paid or credited to a participant with respect to such Contributions, except as otherwise required by local law.
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Offering
The ESPP will have offering periods of approximately 6 months duration, which will commence on the first trading day on or after November 1 and May 1. Each of these offering periods will terminate with a purchase date on the last trading day, respectively, on or before April 30 and October 31. Notwithstanding the foregoing, the Compensation and Human Capital Committee will retain the authority to implement consecutive offering periods with a new offering period commencing on the first trading day on or after the date 24 months from the first date of the immediately preceding offering period, or on such other date as the Compensation and Human Capital Committee shall determine, and continuing thereafter for 24 months or until terminated pursuant to the ESPP. The Compensation and Human Capital Committee will also retain the authority to change the duration of offering periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least 5 days prior to the scheduled beginning of the first offering period to be affected thereafter.
Each purchase period under the ESPP will be determined by the Compensation and Human Capital Committee. Unless otherwise determined by the Compensation and Human Capital Committee, the ESPP will operate with successive 6-month purchase periods commencing at the beginning of each fiscal year half (November 1 and May 1) and ending on the purchase date on the last trading day of the purchase period. The Compensation and Human Capital Committee will have the power to change the duration of future purchase periods, without stockholder approval, and without regard to the expectations of any participants.
Each eligible employee who has elected to participate will be granted an option to purchase that number of whole and fractional shares of common stock (not to exceed 5,000 shares) which may be purchased with the contributions accumulated on behalf of such employee during each purchase period at the applicable purchase price, subject to the additional limitation that no employee will be granted an option to purchase common stock under the ESPP at a rate which exceeds $25,000 of the fair market value of such common stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.
Upon the expiration of each purchase period, a participant’s option will be exercised automatically for the purchase of that number of whole and fractional shares of common stock which the accumulated contributions credited to the participant’s account at that time will purchase at the applicable purchase price. Should a pay day occur on a purchase date, a participant will have any contributions made on such day applied to such participant’s account under the current purchase period or offering period.
Purchase Price
Unless the Compensation and Human Capital Committee exercises its discretion to change the manner in which the purchase price is determined, the purchase price will equal 85% of the fair market value of a share of common stock on each purchase date. The Compensation and Human Capital Committee has the right to establish that the purchase price under each option will be the lower of: (i) a percentage (not less than 85%) established by the Compensation and Human Capital Committee (“Designated Percentage”) of the fair market value of the common stock on the Entry Date on which an option is granted, or (ii) the Designated Percentage of the fair market value of the common stock on the purchase date on which the common stock is purchased. The Compensation and Human Capital Committee may change the Designated Percentage with respect to any future offering period, but not below 85%, and the Compensation and Human Capital Committee may determine with respect to any prospective offering period that the option price will be the Designated Percentage of the fair market value of the common stock on the purchase date.
For purposes of the ESPP, fair market value is generally the closing sales price for the common stock on the date of determination if that date is a trading day, or if that day is not a trading day, for the last market trading day prior to the date of determination.
Withdrawal
Under procedures established by the Compensation and Human Capital Committee, a participant may withdraw from the ESPP during a purchase period, by completing and filing a new payroll deduction authorization and ESPP enrollment form with the Company or by following electronic or other procedures prescribed by the Compensation and Human Capital Committee, prior to the fifth business day preceding the applicable purchase date. If a participant withdraws from the ESPP during a purchase period, such participant’s accumulated contributions will be refunded to the participant without interest, unless required by local law. The Compensation and Human Capital Committee may establish rules limiting the timing and frequency with which participants may withdraw and re-enroll in the ESPP and may impose a waiting period on participants wishing to re-enroll following withdrawal.
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Payment and Delivery
As soon as practicable after the exercise of an option, the Company deliver to the participant a record of the common stock purchased and the balance of any amount of contributions credited to the participant’s account not used for the purchase. The Compensation and Human Capital Committee may permit or require that shares be deposited directly with a broker designated by the Compensation and Human Capital Committee or to a designated agent of the Company, and may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures as it deems appropriate to permit tracking of disqualifying dispositions of shares acquired under the 423 Component of the ESPP or for other purposes determined by the Compensation and Human Capital Committee. No participant will have any voting, dividend, or other stockholder rights with respect to shares subject to any option granted under the ESPP until the shares subject to the option have been purchased and delivered to the participant.
Tax Withholding
At the time the option is exercised, the Company or its designee may make such provisions and take such action as it deems necessary or appropriate for the withholding of income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items which the Company or a designated affiliate or subsidiary is required by law or regulation of any governmental authority to withhold. Each participant will be responsible for payment of all individual tax liabilities arising under the ESPP.
Termination of Employment; Leaves of Absence
In the event a participant terminates employment with the Company or any designated affiliate or subsidiary for any reason (including death) prior to the expiration of a purchase period, the participant’s participation in the ESPP will terminate and all amounts credited to the participant’s account will be paid to the participant or, in the case of death, to the participant’s heirs or estate, without interest, except to the extent required by local law. Whether a termination of employment has occurred and the date of such termination will be determined by the Compensation and Human Capital Committee, in its sole discretion, regardless of any notice period or garden leave required under local law.
The Compensation and Human Capital Committee may also establish rules regarding when leaves of absence or changes of employment status will be considered to be a termination of employment, including rules regarding transfer of employment among designated affiliates and subsidiaries, other affiliates and subsidiaries, and the Company. Subject to applicable law, a participant’s participation in the ESPP will not terminate for purposes of the ESPP while the participant is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed 3 months, or if longer, so long as the participant’s right to reemployment upon the expiration of such leave is guaranteed by contract or statute.
Death
A participant may be permitted to file a written designation of beneficiary and thereafter change such designation of beneficiary by written notice. Subject to local legal requirements, in the event of a participant’s death, the Company or its assignee will deliver the applicable shares of common stock and/or cash to the designated beneficiary.
Subject to local law, in the event of the death of a participant and in the absence of a beneficiary validly designated who is living at the time of such participant’s death, the Company will deliver such shares of common stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company may deliver (or cause its assignee to deliver) such shares of common stock and/or cash to the spouse, dependent or relative of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may determine.
The Company and/or the Compensation and Human Capital Committee may decide not to permit such designations by participants in non-U.S. jurisdictions, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).
Transfers of Employment Between Plan Components
If a participant transfers employment from the Company or a designated subsidiary participating in the 423 Component of the ESPP to a designated company participating in the Non-423 Component of the ESPP, and such transfer is not deemed a termination of employment by the Compensation and Human Capital Committee, the participant will remain in the 423 Component offering until the next offering period, provided the participant continues to be eligible to purchase shares under Code Section 423 requirements. If the participant is not eligible under the Code Section 423 requirements, the participant will immediately transfer to the Non-423 Component and may purchase shares under that offering.
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If a participant transfers employment from a designated company in the Non-423 Component to the Company or any designated subsidiary in the 423 Component, and such transfer is not deemed a termination of employment by the Compensation and Human Capital Committee, the participant will continue to participate in the Non-423 Component until the earlier of (i) the end of the current offering period under the Non-423 Component, or (ii) the offering date of the first offering period in which the participant participates following such transfer.
Notwithstanding the foregoing, the Compensation and Human Capital Committee may establish different rules to govern transfers of employment between companies participating in the 423 Component and the Non-423 Component, consistent with the applicable requirements of Section 423 of the Code.
If a participant transfers employment from the Company or a designated company to an affiliate that is not a designated company participating in either the 423 Component or the Non-423 Component, the participant will immediately cease to participate in the offering period and any contributions made for the offering period in which such transfer occurs will be refunded to the participant without interest, unless required by local law.
Recapitalization
If there is any increase or decrease in the number of outstanding shares of common stock or other change affecting the shares of common stock of the Company or their value because of a stock split, stock dividend, other distribution (whether in the form of cash, shares of common stock, other securities or other property) other than a regular cash dividend, combination or other recapitalization of shares subject to options, the Board will, in such manner as it may deem equitable, make such proportional adjustments to (i) the number, class of common stock and kind of securities and the purchase price per share covered by each option under the ESPP that has not yet been exercised, (ii) the maximum number and class of shares of common stock and kind of securities that may be delivered under the ESPP and (iii) the numerical limits on the number or value of shares of common stock that may be issued to a participant as specified in the ESPP, and the Board shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances.
Merger, Liquidation and Other Corporate Transactions
In the event of the proposed liquidation or dissolution of the Company, the offering period will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Board in its sole discretion. In addition, all outstanding options will automatically terminate and the amounts of all contributions will be refunded without interest, except to the extent required by local law, to the participants.
In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, then in the sole discretion of the Board, (i) each option will be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor corporation, (ii) a date established by the Board on or before the date of consummation of such merger, consolidation or sale will be treated as a purchase date, and all outstanding options will be exercised on such date, or (iii) all outstanding options will terminate and the accumulated contributions will be refunded without interest, unless otherwise required by local law, to the participants.
Transferability
Options granted to participants may not be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as detailed in the section entitled “Death” above). Any attempted assignment, transfer, pledge, or other disposition will be null and void and without effect. If a participant in any manner attempts to transfer, assign or otherwise encumber such participant’s rights or interests under the ESPP, other than as permitted by Code Section 423(b)(9), such act will be treated as an election by the Participant to discontinue participation in the ESPP.
Amendment or Termination of the ESPP
The Board or, to the extent delegated authority by the Board, the Compensation and Human Capital Committee may, to the extent permitted by law, terminate or suspend the ESPP, or revise or amend it in any respect whatsoever. Notwithstanding the foregoing, without approval of stockholders, no such revision or amendment may increase the number of shares subject to the ESPP, other than an adjustment in connection with a recapitalization.
In addition, if the Compensation and Human Capital Committee determines that an option granted under the ESPP may be subject to Code Section 409A or that any provision in the ESPP would cause an option under the ESPP to be subject to Code Section 409A, the
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Compensation and Human Capital Committee may amend the terms of the ESPP and/or of an outstanding option granted under the ESPP, or take such other action the Compensation and Human Capital Committee determines is necessary or appropriate, in each case, without the participant’s consent, to exempt any outstanding option or future option that may be granted under the ESPP from or to allow any such options to comply with Code Section 409A. Notwithstanding the foregoing, the Company will have no liability to a participant or any other party if the option to purchase common stock under the ESPP that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Compensation and Human Capital Committee with respect thereto.
Securities Law Requirements; Government Regulations
The Company will not be under any obligation to issue common stock upon the exercise of any option unless and until the Company has determined that: (i) it and the participant have taken all actions required to register the common stock under the Securities Act of 1933, or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the common stock is listed has been satisfied; and (iii) all other applicable provisions of state, federal and applicable foreign law have been satisfied.
The ESPP and the Company’s obligation to sell and deliver shares of its common stock under the ESPP will additionally be subject to the approval of any governmental authority required in connection with the ESPP or the authorization, issuance, sale, or delivery of stock thereunder.
Governing Law
The ESPP will be governed by and construed in accordance with the laws of the state of Delaware, without regard to that state’s choice of law rules.
Term of the ESPP
The ESPP will continue in effect until terminated by the Board.
U.S. Federal Income Tax Consequences

The following is a general summary under current law of the material U.S. federal income tax consequences to participants and the Company with respect to offerings under the ESPP that are intended to comply with Section 423 of the Code. This summary provides an overview of the U.S. federal income tax principles that apply with respect to offerings of the 423 Component of the ESPP and is provided only for general information. Some kinds of taxes, such as state, local and non-U.S. income taxes and employment taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. This summary does not discuss all aspects of federal income taxation that may be relevant in light of a participant’s personal circumstances, and does not address federal income tax consequences of offerings that commence under the Non-423 Component of the ESPP. This summarized tax information is not tax advice and a participant of an award should rely only on the advice of their legal and tax advisors.
Under the provisions of Sections 421 and 423 of the Code, no income will be taxable to a participant under the 423 Component under the ESPP at the time of grant of the option or purchase of shares. However, a participant may become liable for tax upon dispositions of shares acquired under the ESPP, and the tax consequences will depend on how long a participant has held the shares prior to disposition.
If the shares are disposed of (a) more than two years after the date of the beginning of the offering period and (b) more than one year after the stock is purchased in accordance with the ESPP (or if the employee dies while holding the shares), the following tax consequences will apply. The lesser of (a) the excess of fair market value of the shares at the time of such disposition over the purchase price of the shares (the “option price”), or (b) the excess of the fair market value of the shares at the time the option was granted over the option price (which option price will be computed as of the offering date) will be taxed as ordinary income to the participant. Any further gain upon disposition generally will be taxed at long-term capital gain rates. If the shares are sold and the sales price is less than the option price, there is no ordinary income, and the participant has a long-term capital loss equal to the difference. If an employee holds the shares for the holding periods described above, no deduction in respect of the disposition of such shares will be allowed to the Company.
If the shares are sold or disposed of (including by way of gift) before the expiration of either the two year or the one year holding periods described above, the following tax consequences will apply. The amount by which the fair market value of the shares on the date the
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option is exercised (which is the last business day of the offering period, and which is hereafter referred to as the “termination date”) exceeds the option price will be taxed as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be taxed as capital gain and will qualify for long-term capital gain treatment if the shares have been held for more than one year following the exercise of the option. If the shares are sold for an amount that is less than their fair market value as of the termination date, the participant recognizes ordinary income equal to the excess of the fair market value of the shares on the termination date over the option price, and the participant may recognize a capital loss equal to the difference between the sales price and the value of such shares on the termination date. The Company, in the event of an early disposition, will be allowed a deduction for federal income tax purposes equal to the ordinary income realized by the disposing employee.
Currently, the Company is not required to withhold employment or income taxes upon the exercise of options granted under the 423 Component of the ESPP. However, the Internal Revenue Service may issue guidance in the future requiring the Company to withhold employment and/or income taxes upon a purchase of shares under the 423 Component of the ESPP.
New Plan Benefits

The ESPP does not provide for set benefits or amounts of awards and we have not approved any awards that are conditioned on stockholder approval of the ESPP Amendment. Because benefits under the ESPP will depend on employees’ elections to participate and the fair market value of the common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the ESPP Amendment is approved by stockholders.
Prior Grants under the ESPP
The following table provides information concerning the number of shares of common stock purchased under the ESPP by the following persons and groups since the inception of the ESPP on November 1, 2014, through the most recent purchase date. On December 31, 2023, the closing price per share of our common stock was $159.09. No awards have been granted under the ESPP to any associate of any of our directors (including nominees) or executive officers.
Name and Position	Number of Shares
Satish C. Dhanasekaran President and Chief Executive Officer	3,325.632
Neil P. Dougherty Executive Vice President and Chief Financial Officer	4,815.719
Ingrid A. Estrada Senior Vice President, Chief People and Administrative Officer and Chief of Staff	0
Soon Chai Gooi Senior Vice President, President, Order Fulfillment and Digital Operations	4,617.375
Mark A. Wallace Senior Vice President, Chief Customer Officer	4,557.654
Current Executive Officers as a Group:	25,010.038
Current Non-Executive Director Group	1,391.982
Non-Executive Officer Employee Group(1)	6,835,662.98
(1)	Excludes anyone who is a current executive officer and any person who was an executive officer.
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EQUITY COMPENSATION PLAN INFORMATION

Please also refer to the “Equity Compensation Plan Information” section in Proposal 4 of this Proxy Statement for further information about shares, which may be issued upon the exercise of options, warrants and rights granted to employees, consultants, or members of our Board under all of our equity compensation plans as of October 31, 2023.
For additional information, we encourage you to review the entire text of the ESPP, which is attached as Appendix B to this Proxy Statement.
KEYSIGHT’S BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN.
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Proposal 6 Amend the Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting Requirements.
Our Amended and Restated Certificate of Incorporation (the “Restated Certificate”) contains provisions that require a supermajority vote by our stockholders for approval of certain amendments to the Restated Certificate (the “Supermajority Voting Requirements”). After considering stockholder feedback and as part of their ongoing review of our corporate governance, the Board and the Nominating and Corporate Governance Committee have considered the advantages and disadvantages of retaining the Supermajority Voting Requirements, as well as advice from outside experts and advisors regarding matters of corporate governance. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has unanimously approved and declared advisable an amendment to the Restated Certificate to eliminate the Supermajority Voting Requirements, such that future matters, except in accordance with applicable law, would be approved by a majority of the voting power of our then-outstanding shares of capital stock entitled to vote generally in the election of directors (our “Voting Stock”), voting as a single class (the “Restated Certificate Amendment”). The Board recommends that stockholders approve the Restated Certificate Amendment.
The general description of the Restated Certificate Amendment set forth below is only a summary of the amendment and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Restated Certificate Amendment, which is attached to this Proxy Statement as Appendix C.
RESTATED CERTIFICATE AMENDMENT
Currently, Article XII of our Restated Certificate requires the affirmative vote of the holders of at least eighty percent (80%) of our Voting Stock, voting together as a single class, to alter, amend, repeal, or adopt any provisions inconsistent with any of the following provisions:
•	Article VI (regarding the Board, including the number of directors, the Company’s classified board structure, and removal of directors only for cause);
•	Article VII (regarding stockholders’ ability to act by written consent);
•	Article VIII (regarding amendments to our Amended and Restated Bylaws (the “Restated Bylaws”));
•	Article IX (regarding director limitation of liability);
•	Article XI (regarding forum and venue); and
•	Article XII (regarding amendments to the Restated Certificate).
If the Restated Certificate Amendment is approved, our Board intends to cause the Restated Certificate Amendment to be filed with the Secretary of State of the State of Delaware following the 2024 Annual Meeting. In addition, the Board will adopt conforming amendments to the Restated Bylaws, subject to the filing and effectiveness of the Restated Certificate of Amendment implementing the Restated Certificate Amendment. As a result, at future meetings of stockholders, and except in accordance with applicable law, the affirmative vote of the holders of majority of our Voting Stock, voting as a single class, will be required to amend all provisions of the Restated Certificate and Restated Bylaws.
If the Restated Certificate Amendment does not receive the required number of votes, then the Supermajority Voting Requirements will remain, and the conforming amendments to the Restated Bylaws will not be implemented.
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CONSIDERATIONS OF OUR BOARD
Our Board has historically viewed the Supermajority Voting Requirement as benefiting stockholders by promoting stability and continuity so that the Board and management may deliberately develop and implement the best long-term, strategic course for the Company and create value over the long term. While our Board continues to believe that these are important benefits, after dialogue with our stockholders, reviewing current best governance practices, and analyzing the advantages and disadvantages of the Supermajority Voting Provisions, our Board has, upon the recommendation of the Nominating and Corporate Governance Committee, determined it to be in the best interests of the Company and its stockholders to amend the Restated Certificate and Restated Bylaws to eliminate the supermajority voting provisions.
KEYSIGHT’S BOARD RECOMMENDS A VOTE FOR the APPROVAL OF an AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS.
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Proposal 7 — Simple Majority Vote
We received a stockholder proposal from John Chevedden of 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278 (the “Proponent”), who beneficially owns 50 shares of our common stock. The Proponent has requested that we include the following proposal and supporting statement in this Proxy Statement for the 2024 Annual Meeting. The proposal may be voted on at the 2024 Annual Meeting only if properly presented by the Proponent or the Proponent’s qualified representative at the 2024 Annual Meeting.
For the reasons set forth following the Proponent’s proposal, our Board opposes adoption of the proposal and recommends that you vote AGAINST the proposal.

Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This includes making the necessary changes in plain English.
Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.
This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy's. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice. This proposal topic also received overwhelming 98%-support each at the 2023 annual meetings of American Airlines (AAL) and The Carlyle Group (CG).
Simple majority vote would facilitate the adoption of improvements to the governance of Keysight Technologies which has the strong potential to improve the performance of Keysight Technologies. Simple majority vote is a step forward for the Board of Directors, management and shareholders.
It is significant to note that this proposal topic won more than 99% support from the shares that voted at the 2023 Keysight Technologies annual meeting. Unfortunately the 99% vote translated into 79% support from all shares outstanding and it narrowly missed shareholder approval with 79% support. The fact that it came so close begs to questions the competence of the Chair of the Governance Committee, Ms. Jean Nye. There does not seem to be any record that any extra effort was made to obtain the handful of votes needed.
This is all the worse because Ms. Nye is also the lead director which requires competence. This is all the worse since the annual election of each director proposal received 79% support at the 2022 Keysight Technologies annual meeting and it also needed 80% support. This is all the worse given that Keysight Technologies stock has declined a lot from its $206 price in December 2021.
Please vote yes:
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Simple Majority Vote — Proposal 7
BOARD’S STATEMENT IN OPPOSITION TO THE STOCKHOLDER PROPOSAL
The Board recommends that stockholders vote AGAINST this proposal. The Board opposes this stockholder proposal because the Board has already approved the Restated Certificate Amendment that, if approved by the stockholders at the 2024 Annual Meeting, would remove the Supermajority Voting Requirements in the Restated Certificate. Specifically, as described in Proposal 6, the Restated Certificate Amendment replaces the Supermajority Voting Requirements in the Restated Certificate with majority voting requirements that the Board believes is in line with market practice and current best governance practices. The Board believes that the request in this non-binding and advisory stockholder proposal is unnecessary, redundant, and confusing because the stockholder proposal requests that the Board take action that it believes it has already taken, including through its submission of Proposal 6 at the 2024 Annual Meeting, which eliminates the Supermajority Voting Requirements in the Restated Charter.
The board of directors unanimously recommends that you vote AGAINST the proposal and instead approve management’s proposal to adopt the Restated Certificate Amendment set out in Proposal 6.
KEYSIGHT’S BOARD RECOMMENDS A VOTE AGAINST the stockholder proposal: SIMPLE MAJORITY VOTE .
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Frequently Asked Questions
Q:	WHAT IS THE DATE, TIME, AND PLACE OF THE 2024 ANNUAL MEETING?
A:
The 2024 Annual Meeting will be held at Keysight Technologies, Inc.’s Corporate Headquarters at 1400 Fountaingrove Parkway, Santa Rosa, California on March 21, 2024 at 8:00 a.m. Pacific Time. See the attached map for directions and sign in instructions.

A webcast replay of the 2024 Annual Meeting will also be available on our Investor Relations website at investor.keysight.com. Go to “News, Events, Presentations,” select “Prior Presentations and Webcasts,” and then select “Annual Keysight Stockholder Meeting.” The webcast will remain available on this website for six months after the 2024 Annual Meeting.
Q:	WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A PRINTED SET OF PROXY MATERIALS?
A:
In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including this Proxy Statement and our 2023 Annual Report to Stockholders, by providing access to such documents on the internet. Stockholders will not receive printed copies of the proxy materials unless they request them. Commencing on or about February 2, 2024, a Notice will be sent to our stockholders who did not request printed copies of the proxy materials. The Notice instructs you how to access and review the proxy materials on the internet and how to submit your proxy via the internet. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions for requesting such materials in the Notice.

Q:	WHY AM I RECEIVING PROXY MATERIALS?
A:
You are receiving proxy materials because you were an owner of Keysight common stock as of the Record Date. You are invited to attend the 2024 Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Q:	WHAT IS INCLUDED IN THE PROXY MATERIALS?
A:
The proxy materials consist of the Proxy Statement and the 2023 Annual Report to Stockholders. If you requested printed versions of proxy materials by mail, these materials also include the proxy card or voting instruction form.

Q:	WHAT INFORMATION IS CONTAINED IN THESE PROXY MATERIALS?
A:
The information included in this Proxy Statement relates to the proposals to be voted on at the 2024 Annual Meeting, the voting process, the compensation of our directors and highest paid officers, and certain other required information. The information included in our 2023 Annual Report to Stockholders relates to our annual report for our last fiscal year, ended October 31, 2023, which was filed with the SEC and which contains our audited consolidated financial statements, management’s discussion and analysis, risk factors, and certain other required information.

Q:	WHAT PROPOSALS WILL BE VOTED ON AT THE 2024 ANNUAL MEETING?
A:	There are seven proposals scheduled to be voted on at the 2024 Annual Meeting:
•	Election of three directors for a 3-year term;
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•	Ratification of the Audit and Finance Committee’s appointment of PwC as Keysight’s independent registered public accounting firm;
•	Advisory vote to approve the compensation of Keysight’s NEOs;
•	Approval of the Amended and Restated 2014 Equity and Incentive Compensation Plan
•	Approval of the Amended and Restated Employee Stock Purchase Plan;
•	Approval of the Amendment to the Amended and Restated Certificate of Incorporation to Eliminate the Supermajority Voting Requirement; and
•	Advisory vote on Stockholder Proposal: Simple Majority Vote.
Q:	WHAT IS THE KEYSIGHT BOARD’S VOTING RECOMMENDATION?
A:	Keysight’s Board recommends that you vote your shares:
•	FOR each of the director nominees;
•	FOR the ratification of the Audit and Finance Committee’s appointment of PwC as Keysight’s independent registered public accounting firm;
•	FOR the approval of the compensation of Keysight’s NEOs;
•	FOR approval of the Amended and Restated 2014 Equity and Incentive Compensation Plan ;
•	FOR approval of the Amended and Restated Employee Stock Purchase Plan;
•	FOR approval of the Amendment to the Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirement; and
•	AGAINST approval of the advisory vote on Stockholder Proposal: Simple Majority Vote.
Q:	WHAT SHARES OWNED BY ME CAN BE VOTED?
A:
All shares owned by you as of Record Date, whether as a stockholder of record or as a beneficial owner, may be voted. You may cast one vote for each share of common stock that you held on the Record Date. On the Record Date, Keysight had 182,762,654 shares of common stock issued and outstanding.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?
A:
Most stockholders of Keysight hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record
If your shares are registered directly in your name with Keysight’s transfer agent, Computershare, you are considered the stockholder of record with respect to those shares.
As a stockholder of record on the Record Date, you are entitled to receive from Computershare a Notice of Internet Availability of Proxy Materials (the “Notice”), or, if requested, a printed set of proxy materials, directly in your own name. As a stockholder of record, you may grant your voting proxy to the persons named as proxy holders, Ronald S. Nersesian, Keysight’s Chair of the Board, and Jeffrey K. Li, Keysight’s Senior Vice President, General Counsel and Secretary, by submitting your proxy card and voting before the 2024 Annual Meeting. You may vote before the 2024 Annual Meeting by internet, telephone, or mail (if you requested printed copies of the proxy materials), as described below under the heading “How do I vote my shares?”
126 2024 Proxy Statement

Beneficial Owner
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner with respect to those shares, and those shares are considered to be held in “street name.” Your stockbroker, bank, or nominee is considered the stockholder of record with respect to those shares.
As a beneficial owner on Record Date, your stockbroker, bank, or nominee must forward to you a Notice or, if requested, a printed set of proxy materials. As a beneficial owner, you may direct your stockbroker, bank, or nominee to vote your shares by submitting your voting instruction form and voting before the 2024 Annual Meeting, or you may request a legal proxy which will enable you to vote your shares directly. You may vote before the 2024 Annual Meeting by internet, telephone, or mail (if you requested printed copies of the proxy materials), as described below under the heading “How do I vote my shares?”
Q:	HOW DO I REQUEST A LEGAL PROXY?
A:
If you are a Beneficial Owner, your broker, bank, or nominee must provide you with information on how you can request a legal proxy. Most brokers, banks, or nominees allow a stockholder to request a legal proxy either online or by mail. If you have requested a legal proxy online, and you have not received an email with your legal proxy within two business days of your request, you should contact your broker, bank, or nominee. If you have requested a legal proxy by mail, and you have not received it within five business days of your request, you should contact your broker, bank, or nominee.

Please note that once you have requested a legal proxy from your broker, bank, or nominee, you will no longer be able to vote through your broker, bank, or nominee before the Annual Meeting.
Q:	HOW DO I VOTE MY SHARES?
	If you are a Stockholder of Record:	If you are a Beneficial Owner:
By Internet Before the 2024 Annual Meeting* (24 hours a day):	www.envisionreports.com/KEYS	Follow the voting instructions you receive from your stock brokerage firm, bank, or nominee.
In Person During the 2024 Annual Meeting*:
If you choose to vote your shares in person at the Annual Meeting, please bring proof of ownership of Keysight stock on the record date, such as the Notice of Internet Availability of Proxy Materials, or a proxy card as well as proof of identification.

If you choose to vote your shares in person at the Annual Meeting, please bring proof of ownership of Keysight stock on the record date, such as the Notice of Internet Availability of Proxy Materials, legal proxy, voting instruction card provided by your broker, bank or nominee, or a proxy card as well as proof of identification.

By Telephone* (24 hours a day, prior to 1:00 a.m. Central Time on March 21, 2024):	1-800-652-8683	Follow the voting instructions you receive from your stock brokerage firm, bank, or nominee. Telephone voting may not be available through your stock brokerage firm, bank, or nominee.
By Mail:
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Proxy Services, c/o Computershare Investor Services, P.O. Box 43102, Providence, RI 02940-5068.
Follow the voting instructions you receive from your stock brokerage firm, bank, or nominee.
*
While Keysight, Computershare, and Broadridge do not charge you any fees for voting by internet or telephone, there may be related costs from other parties, such as usage charges from internet access providers and telephone companies, for which you are responsible.

2024 Proxy Statement 127

If you want to vote by telephone before the meeting, your votes must be submitted by 1:00 a.m. Central Time, on March 21, 2024. If you want to vote by internet, your votes can be submitted before the 2024 Annual Meeting, or you may submit your vote in person if you attend the live 2024 Annual Meeting. Even if you plan to attend the Annual Meeting, Keysight recommends that you vote your shares in advance so that your vote will be counted if you later decide not to attend the Annual Meeting. Voting prior to the 2024 Annual Meeting, whether by telephone, internet, or mail (if you requested a paper proxy card) will not affect your right to attend the 2024 Annual Meeting.
Q:	CAN I REVOKE MY PROXY OR CHANGE MY VOTE?
A:
You may revoke your proxy card or change your voting instructions prior to the vote at the 2024 Annual Meeting. You may enter a new vote by using the internet or telephone (if available through your broker, bank, or nominee) or by mailing a new proxy card or new voting instruction form bearing a later date (which will automatically revoke your earlier voting instructions) or by attending and voting at the 2024 Annual Meeting. Your attendance at the 2024 Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Q:	WHAT EFFECT DOES VOTING FOR, AGAINST, OR ABSTAIN HAVE ON EACH PROPOSAL?
A:
For Proposal 1 (election of directors), your vote may be cast FOR or AGAINST one or more of the director nominees, or you may ABSTAIN from voting with respect to one or more of the director nominees. Shares voting to ABSTAIN have no effect on the election of directors.

For Proposals 2 (ratification of appointment of the independent registered public accounting firm), 3 (approval of the compensation of Keysight’s NEOs), 4 (approval of the Equity Plan), 5 (approval of ESPP), 6 (elimination of the supermajority requirement), and 7 (advisory vote on Shareholder Proposal: Simple Majority) your vote may be cast FOR or AGAINST or you may ABSTAIN. If you ABSTAIN, it has the same effect as a vote AGAINST Proposals 2, 3, 4, 5, 6, and 7.
Any shares represented by proxies that are marked to ABSTAIN from voting on a proposal will be counted as “present” in determining whether we have a quorum.
Q:	WHAT HAPPENS IF I SUBMIT MY VOTING INSTRUCTION FORM WITH NO VOTING INSTRUCTIONS?
A:
If you are a stockholder of record and you sign your proxy card with no voting instructions (meaning, you choose neither FOR, AGAINST, nor ABSTAIN), your shares will be voted in accordance with the management’s recommendations for such proposal.

If you are a beneficial owner and you sign your voting instruction form with no voting instructions (meaning, you choose neither FOR, AGAINST, nor ABSTAIN), your shares will be treated as follows:
•
On routine matters, your broker, bank, or nominee may, in its discretion, either leave your shares unvoted or vote your shares. Only Proposal 2 (ratification of appointment of the independent registered public accounting firm) is considered a routine matter.

•
On non-routine matters, your bank, broker, or nominee may not vote your shares without your instruction (“broker non-vote”). Proposals 1 (election of directors), 3 (approval of the compensation of Keysight’s NEOs), 4 (approval of the EICP Amendment), 5 (approval of the ESPP Amendment), 6 (Restated Certificate Amendment), and 7 (Supermajority Vote) are considered non-routine matters. A broker non-vote will not be counted for or against Proposals 1, 2, 4, 5, and 7 and will have no effect on the outcome of these matters. A broker non-vote on Proposal 6 will be counted as a vote against this proposal.

Whether you are a stockholder of record or a beneficial owner, if you sign your proxy card or voting instruction form but provide no voting instructions, your shares will be counted as “present” for the purposes of determining a quorum.
Q:	WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?
A:
Proposal 1, Election of Directors: Under our majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the shares present at the 2024 Annual Meeting or represented by proxy, provided sufficient shares are represented for the required quorum. If you own shares through a bank,

128 2024 Proxy Statement

broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal. A “majority of the votes cast” means that the number of votes cast FOR a director must exceed 50% of the votes cast with respect to that director. Abstentions and broker non-votes will not count as a vote FOR or AGAINST a nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast.
Our Board has adopted a policy under which, in uncontested elections, an incumbent director nominee who does not receive the required votes for re-election is expected to tender his or her resignation to our Board. The Nominating and Corporate Governance Committee, or another duly appointed Committee of the Board, will determine whether to accept or reject the tendered resignation generally within 90 days after certification of the election results. Keysight will publicly disclose the Nominating and Corporate Governance Committee’s determination regarding the tendered resignation and the rationale behind the decision in a Current Report on Form 8-K filed with the SEC.
Proposal 2, Ratification of Appointment of the Independent Registered Public Accounting Firm: The ratification of the appointment of PwC as our independent registered public accounting firm requires the affirmative vote of a majority of shares present or represented by proxy at the 2024 Annual Meeting and entitled to vote on the proposal, provided sufficient shares are represented for the required quorum. Abstentions will have the same effect as a vote against this proposal. If you are a stockholder of record and you sign your proxy card but do not provide voting instructions, your shares will be voted in accordance with the management’s recommendations for this proposal. If you are a beneficial owner and you sign your voting instruction form but do not provide voting instructions, your bank, broker, or nominee has the discretion to either vote your shares or leave your shares unvoted for this proposal.
Proposal 3, Advisory Vote on the Compensation of Keysight’s Named Executive Officers: The advisory vote regarding approval of the compensation of Keysight’s NEOs requires the affirmative vote of a majority of shares present or represented by proxy at the 2024 Annual Meeting and entitled to vote on the proposal, provided sufficient shares are represented for the required quorum. Abstentions will have the same effect as votes against this proposal. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker or other holder of record how you wish them to vote your shares so that your vote can be counted on this proposal. Broker non-votes will have no effect on this proposal.
Proposal 4, Approval of an Amendment to Keysight’s 2014 Equity and Incentive Compensation Plan: Approval of the EICP Amendment requires the affirmative vote of a majority of shares present at the 2024 Annual Meeting and entitled to vote on the proposal, provided sufficient shares are represented for the required quorum. Abstentions will have the same effect as votes against this proposal. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker or other holder of record how you wish them to vote your shares so that your vote can be counted on this proposal. Broker non-votes will have no effect on this proposal.
Proposal 5, Approval of an Amendment to Keysight’s Employee Stock Purchase Plan: Approval of the ESPP Amendment requires the affirmative vote of a majority of shares present at the 2024 Annual Meeting and entitled to vote on the proposal, provided sufficient shares are represented for the required quorum. Abstentions will have the same effect as votes against this proposal. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker or other holder of record how you wish them to vote your shares so that your vote can be counted on this proposal. Broker non-votes will have no effect on this proposal.
Proposal 6, Approval of an Amendment to the Amended and Restated Certificate of Incorporation to Eliminate the Supermajority Voting Requirement: The approval of the Restated Certificate Amendment requires the affirmative vote of eighty percent (80%) of the shares outstanding and eligible to vote. Abstentions and broker non-votes will have the same effect as votes against this proposal.
Proposal 7, Advisory vote on Stockholder Proposal: Simple Majority Vote: The Simple Majority Vote advisory proposal requires the affirmative vote of a majority of shares present at the 2024 Annual Meeting and entitled to vote on the proposal, provided sufficient shares are represented for the required quorum. Abstentions will have the same effect as votes against this proposal. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker or other holder of record how you wish them to vote your shares so that your vote can be counted on this proposal. Broker non-votes will have no effect on this proposal.
2024 Proxy Statement 129

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE, PROXY CARD, OR VOTING INSTRUCTION FORM?
A:
It means your shares are registered differently or are in more than one account. For each Notice you receive, please enter your vote on the internet for each control number you have been assigned. If you receive paper copies of proxy materials, please provide voting instructions for all proxy cards and voting instruction forms you receive.

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE 2024 ANNUAL MEETING?
A:	Keysight will announce preliminary voting results at the Annual Meeting and publish preliminary or, if available, final results in a Form 8-K within four business days of the 2024 Annual Meeting.
Q:	WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE 2024 ANNUAL MEETING?
A:
Other than the seven proposals described in this Proxy Statement, Keysight does not expect any matters to be presented for a vote at the 2024 Annual Meeting. If you grant a voting proxy, the persons named as proxy holders, Ronald S. Nersesian, Keysight’s Chair of the Board, and Jeffrey K. Li, Keysight’s Senior Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason, any one or more of Keysight’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:	WHAT IS THE QUORUM REQUIREMENT FOR THE 2024 ANNUAL MEETING?
A:
The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to be voted. Your shares are counted as “present” at the 2024 Annual Meeting if you vote through the internet during the 2024 Annual Meeting or properly submit your proxy card or voting instruction form before the 2024 Annual Meeting. Abstentions and broker non-votes are counted as “present” for the purpose of determining the presence of a quorum. Votes voted by a broker, bank, or nominee who has discretionary voting power and exercises such discretion to vote your shares on a proposal where you did not provide voting instructions are counted as “present” for the purpose of determining the presence of a quorum.

Q:	WHO WILL COUNT THE VOTE?
A:	A representative of Computershare will tabulate the votes and act as the inspector of election.
Q:	IS MY VOTE CONFIDENTIAL?
A:
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Keysight or to third parties except (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote, and (iii) to facilitate a successful proxy solicitation by the Board. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to Keysight’s management.

Q:	WHO IS SOLICITING MY PROXY?
A:
Proxies are being solicited by the Board on behalf of the Company to be used at the 2024 Annual Meeting for the purposes set forth in the foregoing Notice. In addition, we have engaged Georgeson, Inc. (“Georgeson”) to solicit proxies on behalf of the Board.

130 2024 Proxy Statement

Q:	WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE 2024 ANNUAL MEETING?
A:
Keysight will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. Keysight has retained the services of Georgeson to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. Keysight estimates that it will pay Georgeson a fee of $15,000 for its services. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by Keysight’s directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, Keysight may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q:	MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR’S ANNUAL MEETING OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?
A:
Stockholders of record may submit proposals for consideration at future Annual Meetings, including director nominations. If you are a beneficial owner, you can contact the bank or financial institution that holds your shares for information about how to register your shares directly in your name as a stockholder of record.

Stockholder Proposals for Inclusion in the Proxy Materials: In order for a stockholder proposal to be considered for inclusion in Keysight’s Proxy Statement for an Annual Meeting, the written proposal must be received by Keysight not less than 120 calendar days before the date Keysight’s Proxy Statement was released to the stockholders in connection with the previous year’s Annual Meeting and should satisfy the requirements in Keysight’s Bylaws. Keysight’s Proxy Statement in connection with the 2024 Annual Meeting will be released to the stockholders on February 2, 2024, and thus, a written stockholder proposal for inclusion in the proxy materials for the 2025 Annual Meeting must be received by Keysight no later than the close of business on October 5, 2024. Such proposal also must satisfy the requirements in Keysight’s Bylaws and comply with SEC’s regulations regarding the inclusion of stockholder proposals in Keysight-sponsored proxy materials.
Stockholder Proposals for Consideration at the 2024 Annual Meeting, but not for Inclusion in the Proxy Materials: In order for a stockholder proposal to be raised from the floor during an Annual Meeting but not be included in the Proxy Statement, the written notice must be received by Keysight not less than 90 days and not more than 120 days before the first anniversary of the previous year’s Annual Meeting and should satisfy the requirements in Keysight’s Bylaws. Keysight’s 2024 Annual Meeting will take place on March 21, 2024 and thus, a written notice of a stockholder proposal to be considered at the 2025 Annual Meeting, but not included in the proxy materials, must be received by Keysight no earlier than the close of business on November 21, 2024 and no later than the close of business on December 21, 2024. Such notice also must satisfy the requirements in Keysight’s Bylaws and comply with SEC’s regulations regarding the submission of notices to raise a stockholder proposal from the floor during an Annual Meeting.
Nomination of Director Candidates: Keysight’s Bylaws permit stockholders to nominate directors at an Annual Meeting. In order for a stockholder to make a director nomination at an Annual Meeting, the written notice must be received by Keysight not less than 90 days and not more than 120 days before the first anniversary of the previous year’s Annual Meeting and should contain such information as required under Keysight’s Bylaws. Keysight’s 2024 Annual Meeting will take place on March 21, 2024, and thus, a written notice of a stockholder director nomination must be received by Keysight no earlier than the close of business on November 21, 2024 and no later than the close of business on December 21, 2024. Such notice also must satisfy the requirements in Keysight’s Bylaws and comply with SEC’s regulations regarding stockholder director nomination proposals. Stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must comply with the additional requirements of Rule 14a-19(b).
Copy of Bylaw Provisions: You may contact the Keysight Corporate Secretary at Keysight’s corporate headquarters for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Additionally, a copy of Keysight’s Bylaws can be accessed on the Keysight Investor Relations website at investor.keysight.com. Click on “Corporate Governance” and then “Governance Policies” on the right-hand side of the screen.
2024 Proxy Statement 131

Q:	HOW DO I OBTAIN A SEPARATE SET OF PROXY MATERIALS IF I SHARE AN ADDRESS WITH OTHER STOCKHOLDERS?
A:
To reduce expenses, in some cases, we are delivering one set of the proxy materials or, where applicable, one Notice to certain stockholders who share an address, unless otherwise requested by one or more of the stockholders. For stockholders receiving hard copies of the proxy materials, a separate proxy card for each stockholder is included with the proxy materials. For stockholders receiving a Notice, the Notice will instruct you as to how you may access and review all of the proxy materials on the internet. The Notice also instructs you how you may submit your proxy on the internet.

If you are a stockholder of record and you received only one set of the proxy materials or one Notice, you may request separate copies at no additional cost to you by contacting Computershare by email at web.queries@computershare.com or by phone at (877) 373-6374 (toll-free) or +1 (781) 575-2879. If you received a Notice and you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.
If you are a beneficial owner, and you would like to receive additional copies of proxy materials, please notify your broker, bank, or other nominee.
You may receive a copy of Keysight’s Annual Report on Form 10-K for the Fiscal Year 2023, without charge, by sending a written request to Keysight Technologies, Inc., 1400 Fountaingrove Parkway, Santa Rosa, California 95403, Attn: Investor Relations, or by email to investor.relations@keysight.com. The Annual Report on Form 10-K is also available at investor.keysight.com.
Keysight Technologies, Inc.
1400 Fountaingrove Parkway
Santa Rosa, CA 95403
Dated: January 29, 2024
132 2024 Proxy Statement

Other Information
NOTE ABOUT FORWARD LOOKING STATEMENTS

This Proxy Statement includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements may appear throughout this Proxy Statement. These forward-looking statements generally are identified by the words “committed to, “strive” “believe,” “expect,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report our Quarterly Financial statements on Form. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.
WEBSITES REFERENCED IN THIS PROXY STATEMENT

The content of the websites referred to in this Proxy Statement are not incorporated by reference into this Proxy Statement.
2024 Proxy Statement 133

DIRECTIONS TO KEYSIGHT TECHNOLOGIES, INC.

From the South
Take Highway 101 North towards Santa Rosa. Take the Bicentennial Way exit East in Santa Rosa (Exit 491B). Follow Bicentennial Way up the hill and merge with Fountaingrove Parkway and turn right into the Keysight Technologies’ main entrance.

From the North
Take Mendocino Ave/Hopper Ave exit (Exit 492). Turn left on Cleveland Avenue and turn left on Mendocino Overcrossing and merge with Fountaingrove Parkway and turn right into Keysight Technologies’ main entrance.

Parking
Once you have entered the main entrance, follow the sign “Stockholder Meeting Parking” to designated parking area.

Admission to the Annual Meeting will be limited to stockholders. You are entitled to attend the Annual Meeting only if you are a stockholder of record as of the close of business on January 22, 2024, the record date, or hold a valid proxy for the meeting. In order to be admitted to the Annual Meeting, you must present proof of ownership of Keysight stock as of the record date. This can be a brokerage statement or letter from a bank or broker indicating ownership as of January 22, 2024, the Notice of Internet Availability of Proxy Materials, a proxy card, or legal proxy or voting instruction card provided by your broker, bank or nominee. Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of the proof of ownership. Stockholders and proxyholders may also be asked to present a form of photo identification such as a driver’s license or passport. Backpacks, cameras, cell phones with cameras, recording equipment and other electronic recording devices will not be permitted at the Annual Meeting. Keysight reserves the right to inspect any persons or items prior to their admission to the Annual Meeting. Failure to follow the meeting rules or permit inspection will be grounds for exclusion from the Annual Meeting.
134 2024 Proxy Statement

Appendix A
KEYSIGHT TECHNOLOGIES, INC.
2014 EQUITY AND INCENTIVE COMPENSATION PLAN
(As Amended and Restated Effective on March 21, 2024)
1.
Purpose and Background of the Plan. The purpose of this 2014 Equity and Incentive Compensation Plan is to encourage ownership in the Company by key personnel whose long-term employment is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in the stockholders’ interest and share in the Company’s success. The 2014 Equity and Incentive Compensation Plan was originally adopted by the Board on July 16, 2014, subsequently amended and restated by the Board on September 29, 2014 and January 22, 2015 and became effective as of November 1, 2014. The Plan has been further amended and restated by the Board on November 16, 2017 and November 16, 2023, in each case, subject to approval of the stockholders of the Company.

2.	Definitions. As used herein, the following definitions shall apply:
(a)	“Administrator” means the Board or any Committee as shall be administering the Plan, in accordance with Section 4 of the Plan.
(b)	“Affiliate” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.
(c)	“Agilent” means Agilent Technologies, Inc., a Delaware corporation.
(d)
“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(e)	“Award” means a Cash Award, dividend equivalent, SAR, Stock Award, or Option granted, or Converted Award issued, in accordance with the terms of the Plan.
(f)
“Award Agreement” means a written or electronic agreement between the Company and an Awardee (and, in the case of a Converted Award, originally between Agilent and the Awardee) evidencing the terms and conditions of an individual Award. The Award Agreement is subject to the terms and conditions of the Plan.

(g)	“Awardee” means the holder of an outstanding Award.
(h)	“Awardee Eligible to Vest” means the holder of an outstanding Award who is providing Service.
(i)	“Board” means the Board of Directors of the Company.
(j)	“Cash Awards” means cash awards granted pursuant to Section 13 of the Plan.
(k)
“Code” means the United States Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(l)
“Committee” means a committee of one or more Directors or other individuals satisfying Applicable Laws appointed by the Board (or its compensation committee), in accordance with Section 4 of the Plan hereof.

(m)	“Common Stock” means the common stock of the Company.
(n)	“Company” means Keysight Technologies, Inc., a Delaware corporation, or any successor thereto.
(o)
“Consultant” means any consultant or advisor if: (i) the consultant or advisor renders bona fide services to the Company or any Subsidiary or Affiliate; (ii) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or advisor is a natural person.

(p)
“Converted Award” means an Award that is issued to satisfy the automatic adjustment and conversion of awards over Agilent common stock contemplated under Section 4.01 of the Employee Matters Agreement. For the avoidance of doubt, any Converted Award shall be governed by the provisions of the original Award Agreement applicable to such Converted Award.

(q)	“Deferred Share” shall mean the grant of a Stock Award consisting of a contractual right to receive a Share in the future after attainment of the vesting criteria established by the Administrator.
(r)	“Director” means a member of the Board.
(s)
“Employee” means an individual who is providing services as a full time or part time employee of the Company or any Subsidiary or Affiliate for the relevant period, including Officers and Directors, but shall exclude individuals who are classified as (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise. Unless otherwise determined by the Administrator, an Awardee shall not cease to be an Employee in the case of (A) any leave of absence approved by the Company or its Subsidiary or Affiliate, or (B) transfers between locations of the Company or between the Company and/or any Subsidiary or Affiliate. Neither Service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(t)
“Employee Matters Agreement” means that certain Employee Matters Agreement dated August 1, 2014 by and between Agilent and the Company relating to the transfer of employees in connection with the separation of the Company’s business from Agilent’s business, which agreement is incorporated herein by reference.

(u)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(v)
“Fair Market Value” means, as of any date, the quoted closing sales price for the Common Stock as of such date (or if no sales were reported on such date, the closing price on the last preceding day a sale was made) as quoted on the stock exchange or a national market system, with the highest trading volume, as reported in such source as the Administrator shall determine consistent with applicable requirements of Section 409A of the Code.

(w)
“Grant Date” means the date selected by the Administrator, from time to time, upon which Awards are granted to Participants pursuant to this Plan; in the case of a Converted Award, the Grant Date means the grant date applicable to the original award covering Agilent common stock corresponding to the Converted Award.

(x)	“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(y)	“Non-Employee Director” means a Director who is not an Employee.
(z)	“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
(aa)	“NYSE” means the New York Stock Exchange.
(bb)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(cc)
“Option” means a conditional opportunity granted pursuant to the Plan to purchase shares of the Company’s common stock at some point in the future at a price that is established on the Grant Date. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

(dd)	“Participant” means an Employee, Director (including a Non-Employee Director) or Consultant.
(ee)	“Performance Award” means a Stock Award or Cash Award granted pursuant to Section 14.
(ff)
“Performance Criteria” means the following: (i) sales revenue; (ii) gross margin; (iii) operating margin; (iv) operating income; (v) pre-tax profit; (vi) earnings before any or all of the following items: interest, taxes, depreciation or amortization; (vii) net income; (viii) expenses; (ix) the market price of the shares; (x) earnings per share; (xi) return on stockholder equity; (xii) return on capital; (xiii) return on net assets; (xii) economic value added; (xiii) market share; (xiv) customer service; (xv) customer satisfaction; (xvi) safety; (xvii) total stockholder return; (xviii) free cash flow; (xix) size adjusted growth in earnings; (xx) implementation, completion or attainment of objectives relating to research, development, integration, regulatory, commercial, or strategic milestones or (xxi) other subjective or objective performance criteria established by the Administrator; any of which may be measured in absolute terms or as compared to any incremental increase or as compared to the result of a peer group or securities or stock market index, and each of may be expressed in terms of overall Company performance, the performance of a Subsidiary or Affiliate, the performance of a division or a business unit of the Company or a Subsidiary or Affiliate, or the performance of the Participant, as determined by the Administrator in its sole discretion.
(gg)
“Performance Share” means a Share acquired pursuant to a grant of a Stock Award that is subject to vesting based upon the attainment of one or more Performance Criteria or other performance conditions.

(hh)
“Performance Unit” means the grant of a Stock Award consisting of a contractual right to receive a Share based in whole or in part, upon the attainment of one or more Performance Criteria or other performance conditions.

(ii)	“Plan” means this 2014 Equity and Incentive Compensation Plan, as amended and restated, and as may be further amended from time to time.
(jj)
“Restricted Stock” means a Share acquired pursuant to a grant of a Stock Award under Section 12 of the Plan that is subject to certain restrictions as set forth in Section 12 and in the Award Agreement.

(kk)
“Restricted Stock Unit” means the grant of a Stock Award consisting of a contractual right to receive a Share (or the cash equivalent of a Share) in accordance with Section 12 of the Plan and the Award Agreement.

(ll)
“Service” means service as an Employee, Director, Non-Employee Director or Consultant. A Participant’s Service does not terminate when continued service crediting is required by Applicable Law, as determined by the Administrator, in its sole discretion. The Administrator determines which leaves of absence count toward Service, and when Service terminates for all purposes under the Plan. Further, unless otherwise determined by the Administrator, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant provides Service to the Company, a Subsidiary or an Affiliate, or a transfer between entities (the Company or any Subsidiary or Affiliate); provided there is no interruption or other termination of Service.

(mm)	“Share” means a share of the Common Stock, as adjusted in accordance with Section 18 of the Plan.
(nn)	“SAR” means a stock appreciation right granted pursuant to Section 11 of the Plan.
(oo)	“Stock Award” means a right to purchase or receive Common Stock pursuant to an Award described in Section 12, including any such right that is a Converted Award.
(pp)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
3.
Stock Subject to the Plan. Subject to the provisions of Section 18 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 27,955,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. For the avoidance of doubt, any Shares issued pursuant to a Converted Award shall reduce the maximum number of Shares issuable under this Section 3.

If a SAR may be settled in Shares or in cash, then the number of Shares subject to the SAR shall reduce the number of Shares available for grant under the Plan.
If an Award is forfeited, expires or becomes unexercisable without having been exercised in full, the Shares which expire or are forfeited or are not exercised, shall become available for future grant or sale under the Plan. Notwithstanding the foregoing, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code. The following Shares may not again be made available for issuance as Awards under the Plan: (a) Shares not issued or delivered as a result of the net settlement of an outstanding SAR, (b) Shares used to pay the exercise price or withholding taxes related to an outstanding Award, or (c) Shares repurchased on the open market with the proceeds of the option exercise price.
Notwithstanding the foregoing, Shares issued pursuant to awards (including, but not limited to Conversion Options described in Section 4(c)(x)) assumed or issued in substitution of other awards in connection with the acquisition by the Company or a Subsidiary of an unrelated entity shall not reduce the maximum number of Shares issuable under this Section 3. In addition, to the extent the Company assumes Shares originally reserved for issuance under a plan that was previously maintained by an acquired company, those Shares shall be available for Awards under this Plan to eligible individuals who were not employed by the Company or any of its Subsidiaries or Affiliates immediately before such acquisition and such Shares shall not reduce the maximum number of Shares issuable under this Section 3; provided, however, that this sentence shall not apply to any plan which was not previously approved by the stockholders of the acquired company and shall be interpreted and administered in accordance with Applicable Laws.
4.	Administration of the Plan.
(a)
The Board or a Committee appointed by the Board (or its compensation committee) shall be the Administrator. To the extent the Board acts as the Administrator, references herein to “Committee” shall include the Board.

(b)	Procedure.
(i)	Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Participants.
(ii)
Section 162(m). To the extent that the Administrator determines it to be desirable to continue to qualify Awards previously granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered with respect to “covered employees” as defined by Section 162(m) of the Code by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)
Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)
Independent Directors. To the extent necessary to satisfy the rules of the applicable U. S. national securities exchange that is the principal trading market for the Common Stock, the members of the Committee shall qualify as “independent directors.”

(v)
Other Administration. Subject to Applicable Law and the rules of the U.S. national securities exchange that is the principal trading market for the Common Stock, the Board (or its compensation committee) may delegate to a Committee or one or moreofficers of the Company the power to approve Awards to Participants who are not subject to Section 16 of the Exchange Act.

(c)
Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)	to select the Participants to whom Awards may be granted hereunder;
(ii)	to determine the number of shares of Common Stock to be covered by each Award granted hereunder;
(iii)	to approve forms of agreement for use under the Plan;
(iv)
to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when an Award may be exercised (which may or may not be based on Performance Criteria or other performance conditions), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;
(v)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(vi)
to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (B) to adopt sub-plans to the Plan and addenda to Award Agreements as the Administrator deems desirable, to accommodate foreign tax, securities and other laws, regulations and practice;

(vii)	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Award Agreement addenda;
(viii)	to make all determinations whether an individual is an Awardee Eligible to Vest and when such eligibility ceases;
(ix)
to modify or amend each Award, provided, however, that except as set forth in Section 29(a) of the Plan, any such amendment is subject to Section 19(c) of the Plan and may not impair any outstanding Award unless agreed to in writing by the Awardee or deemed necessary by the Administrator in order to comply with Applicable Laws (including as described in Section 22 hereof);

(x)
to authorize conversion or substitution under the Plan of any or all outstanding stock options (the “Conversion Options”) or other equity-based awards held by awardees of an entity acquired by the Company. Any conversion or substitution shall be effective as of the close of the merger or acquisition. Conversion Options may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Options and/or other converted or substituted equity-based awards shall have the same terms and conditions as Options (or other analogous Awards) generally granted by the Company under the Plan;

(xi)	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xii)
to delegate day-to-day administration and operation of the Plan and the authority to make administrative decisions and adopt rules and procedures relating to the operation and administration of the Plan to an officer of the Company and his or her delegates;

(xiii)	to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;
(xiv)	to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder; and
(xv)
to specify in an Award Agreement at the time of the Award, or later pursuant to an amendment of an outstanding Award, that the Participant’s rights, payments and benefits with respect to an Award (including amounts received upon the settlement or exercise of an Award) shall be subject to reduction, cancellation, forfeiture or clawback upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

(d)	Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Awardees.

5.
Eligibility. Awards may be granted or issued to Participants, provided, however, that Incentive Stock Options may be granted only to Employees of the Company or a Subsidiary. A Participant who is subject to taxation in the U.S. and who is a service provider to an Affiliate may be granted Options or SARs only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the Treasury Regulations promulgated under Section 409A of the Code.

6.	Limitations.
(a)
All Awards granted under the Plan after the Company’s 2024 Annual Meeting of Stockholders must be subject to a minimum one-year vesting period following grant, with no portion of any Award vesting prior to the end of such one-year vesting period; provided, however, that up to 5% of the Shares available for future distribution under this Plan following the 2024 Annual Meeting of Stockholders may be granted pursuant to Awards without such minimum vesting requirement and such requirement shall not prevent the acceleration of vesting pursuant to Sections 4 and 19 hereof or under policies or contracts that provide for acceleration of vesting in connection with a Change of Control or termination of employment or services. In addition, any awards assumed or substituted in connection with an acquisition and awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant or the next Annual Meeting of Stockholders (which is at least 50 weeks after the immediately preceding year’s Annual Meeting of Stockholders) shall not be subject to this minimum vesting requirement.

(b)
Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(c)
For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave an Awardee’s employment with the Company shall be deemed terminated for Incentive Stock Option purposes and any Incentive Stock Option held by the Awardee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three (3) months thereafter.

(d)
No Participant shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving a Participant the right to continue in the employ of or service to the Company, its Subsidiaries or Affiliates. Further, the Company, its Subsidiaries and Affiliates expressly reserve the right, at any time, to dismiss a Participant at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

(e)	No Participant will be permitted to execute a promissory note as partial or full consideration for the purchase of Shares.
(f)
The following limitations shall apply to grants of Awards under this Plan (provided that the number of Shares subject to Converted Awards shall be disregarded for purposes of the limitations set forth in this Section 6(f

(i)
No Participant shall be granted, in any fiscal year of the Company, Options or SARs for more than 1,875,000 Shares. No Participant shall be granted in any fiscal year of the Company, Stock Awards for more than 1,250,000 Shares.

(ii)
In connection with his or her initial service, a Participant may be granted Options or SARs for up to an additional 1,250,000 Shares that shall not count against the limit set forth in subsection (i) above.

(iii)
Notwithstanding the provisions of (i) above, an additional 1,250,000 Shares may be granted to a Participant as “New Executive Stock Awards.” New Executive Stock Awards are performance-based Stock Awards that are granted to newly hired executives of the Company.

(iv)
The maximum number of Options which may be granted as Incentive Stock Options under the Plan is 27,955,000 shares. The maximum amount payable to a Participant pursuant to a Cash Award for each fiscal year of the Company shall be $10,000,000.

(v)
Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding compensation payable to a non-employee Director, the sum of the grant date fair value (determined as of the Grant Date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all Awards payable in Shares and the maximum amount that may become payable pursuant to all cash-based Awards that may be granted under the Plan to an individual as compensation for services as a non-employee Director, together with cash compensation paid to the nonemployee Director in the form of Board and Committee retainer, meeting or similar fees, during any fiscal year of the Company shall not exceed $750,000. For avoidance of doubt, compensation shall count towards this limit for the fiscal year in which it was granted or earned, as applicable, and not later when distributed, in the event it is deferred.

(vi)	The limitations in Sections 6(f)(i)-(iv) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 18.
(vii)
If an Option or SAR is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 18), the cancelled Option or SAR will be counted against the limits set forth in subsections (i), (ii) and (iii) above.

(viii)
Other than in connection with a change in the Company’s capitalization (as described in Section 18(a)), a Change of Control (as described in Section 18(c)) or an amendment to an Option or SAR in order to qualify for exemption under or comply with Section 409A of the Code, Options and SARs may not be repriced, replaced, regranted through cancellation or modification without stockholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price of such Option or SAR. In addition, without stockholder approval, Options and SARs having exercise prices per share greater than the Fair Market Value of a Share may not be substituted for or replaced by any other Stock Award or be cancelled in exchange for cash. Nothing in this Section 6(f)(viii) shall be construed to apply to the issuance of an Option that is a Converted Award or the issuance or assumption of an Option or SAR in connection with the acquisition by the Company or a Subsidiary of an unrelated entity provided such actions are taken in a manner that complies with the requirements of Section 409A of the Code.

7.
Term of Plan. Subject to Section 24 of the Plan, the Plan shall continue in effect until terminated under Section 19 of the Plan; provided, however, that no Incentive Stock Options may be granted after November 16, 2033.

8.
Term of Award. The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option or SAR, the maximum term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement except to the extent necessary or desirable to comply with any Applicable Laws. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, the term of the Incentive Stock Option will be five (5) years from the Grant Date or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, to the extent permitted by and in accordance with Section 1.409A-1(b)(5)(v)(C)(1) of the Treasury Regulations promulgated under Section 409A of the Code (if applicable), the Administrator may extend the period of time over which an Option (other than an Incentive Stock Option) or a SAR may be exercised if on the scheduled expiration date of such Option or SAR the Participant’s exercise would violate an applicable federal, state, local or foreign law; provided, however, that during such extended exercise period the Option or SAR may be exercised only to the extent the Option or SAR was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option or SAR first would no longer violate such law.
9.	Option Exercise Price and Consideration.
(a)
Exercise Price. The per share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per Share on the Grant Date. Notwithstanding the foregoing, the per share exercise price for Shares to be issued pursuant to an Option which is a Converted Award or is assumed or substituted for in connection with the acquisition by the Company or a Subsidiary of an unrelated entity may be less than the Fair Market Value of a Share on the date of the conversion, assumption or substitution provided the exercise price is determined in a manner that complies with the requirements of Sections 409A and 424 of the Code, as applicable. Further, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the Grant Date.

(b)
Vesting Period and Exercise Dates. At the time an Option is granted, the Administrator shall determine the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(c)
Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the Grant Date. Acceptable forms of consideration may include:

(i)	cash;
(ii)	check or wire transfer (denominated in U.S. Dollars);
(iii)
other Shares which (A) in the case of Shares acquired upon exercise of an Option, have been owned by the Awardee for more than six (6) months on the date of surrender (to the extent necessary to avoid adverse accounting consequences), and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion;

(iv)	consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;
(v)
a net exercise arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price;

(vi)	any combination of the foregoing methods of payment; or
(vii)	such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.
10.	Exercise of Option.
(a)
Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Award Agreement. An Option shall continue to vest during any authorized leave of absence and such Option may be exercised to the extent vested during such leave, unless otherwise terminated in accordance with its terms. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company or its duly authorized agent receives: (i) an executed exercise agreement, where required by the Administrator or its delegate(s), (ii) full payment for the Shares with respect to which the related Option is exercised, and (iii) with respect to Nonstatutory Stock Options, payment of all applicable withholding taxes due upon such exercise.
Shares issued upon exercise of an Option shall be issued in the name of the Awardee or, if requested by the Awardee, in the name of the Awardee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 18 of the Plan.
(b)
Cessation of Eligibility to Vest. Unless otherwise provided for by the Administrator in the Award Agreement, if an individual ceases to be an Awardee Eligible to Vest, such Awardee’s unvested Option shall terminate immediately. On the date such individual ceases to be an Awardee Eligible to Vest, the Shares covered by the unvested portion of his or her Option shall revert to the Plan.

11.	SARs.
(a)
General. The Administrator may grant SARs to Participants subject to the terms and conditions not inconsistent with the Plan and determined by the Administrator. The terms and conditions shall be provided for in the Award Agreement which may be delivered in writing or electronically. SARs shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Award Agreement.

(b)
Exercise. Upon the exercise of a SAR, in whole or in part, an Awardee shall be entitled to a payment in an amount equal to the difference between the value (as determined solely by the Administrator or its delegate(s) based upon the NYSE closing price of the underlying shares on the trading day prior to the date of exercise) of a fixed number of shares of Common Stock covered by the exercised portion of the SAR on the date of such exercise, over the exercise price of the exercised portion of the SAR on the Grant Date; provided, however, that the Administrator may place limits on the aggregate amount that may be paid upon the exercise of a SAR. The Company’s obligation arising upon the exercise of a SAR will be paid in cash or Shares of Common Stock (or a combination thereof), as determined by the applicable Award Agreement.

(c)
Method of Exercise. A SAR shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company or its duly authorized agent in accordance with the terms of the SAR by the person entitled to exercise the SAR. The SAR shall cease to be exercisable to the extent it has been exercised.

(d)
Cessation of Eligibility to Vest. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Awardee Eligible to Vest, the Awardee’s unvested SAR, shall terminate immediately upon the date such individual ceases to be an Awardee Eligible to Vest.

12.	Stock Awards.
(a)
General. The Administrator may grant Stock Awards including, but not limited to Deferred Shares, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units to Participants. Such Stock Awards may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan. After the Administrator determines that it will offer a Stock Award under the Plan, it shall advise the Awardee in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions related to the offer, including the number of Shares that the Awardee shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Awardee must accept such offer. Unless otherwise provided for by the Administrator, the offer shall be accepted by execution of an Award Agreement in the form determined by the Administrator. The Administrator will require that all Shares subject to a right of repurchase or forfeiture be held in escrow until such repurchase right or risk of forfeiture lapses.

(b)	The grant or vesting of a Stock Award may be made contingent on achievement of performance conditions and may be designated as a Performance Award subject to Section 14.
(c)
Forfeiture. Unless otherwise provided for by the Administrator in the Award Agreement, any unvested Stock Award shall be forfeited immediately after the date upon which an individual ceases to be an Awardee Eligible to Vest. To the extent that the Awardee purchased the Stock Award, the Company shall have a right to repurchase the unvested Stock Award at the original price paid by the Awardee upon the Awardee ceasing to be a Participant for any reason.

(d)
Rights as a Stockholder. Unless otherwise provided for by the Administrator and subject to Section 15, once a Stock Award which is Restricted Stock or Performance Stock is accepted, the Awardee shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her acceptance of such a Stock Award is entered upon the records of the duly authorized transfer agent of the Company. An Awardee of a Restricted Stock Unit or Performance Unit shall not have rights equivalent to those of a stockholder until such Awards are settled and Shares are entered upon the records of the duly authorized transfer agent of the Company.

13.
Cash Awards. Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. After the Administrator determines that it will offer a Cash Award, it shall advise the Awardee in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions related to the Cash Award. The grant or vesting of a Cash Award may be made contingent on achievement of performance conditions and may be designated as a Performance Award subject to Section 14.

14.
Performance Awards. Performance Awards shall be evidenced by Award Agreements in such form as the Administrator shall from time to time establish. The Administrator may grant Performance Awards, including, but not limited to New Executive Stock Awards (as defined in Section 6(f)).

15.
Dividends With Respect to Stock Awards. Subject to the provisions of the Plan and any Award Agreement, the recipient of a Stock Award may, if so determined by the Administrator, be entitled to receive, currently or on a deferred basis, cash or stock dividends, or cash payments in amounts equivalent to cash or stock dividends on Shares (“dividend equivalents”) with respect to the number of Shares covered by the Stock Award, as determined by the Administrator, in its sole discretion, and the Administrator may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Such dividend equivalents shall be subject to the same vesting provisions as the underlying Stock Award and, in the case of an Award subject to performance-based vesting conditions, any dividend equivalents relating to such Award shall be subject to the same performance-based vesting conditions. The applicable Award Agreement evidencing the Stock Award shall provide that such dividend equivalents will be forfeitable to the same extent as the underlying Stock Award. In no event will dividends or dividend equivalents be paid or settled with respect to unvested awards or Options or SARs granted under the Plan.

16.
Non-Transferability of Awards. Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Administrator) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution. The Administrator may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable (a) in the case of a transfer without the payment of any consideration, to any “family member” as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as such may be amended from time to time, and (b) in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act as amended from time to time. Any Award transferred pursuant to the preceding sentence shall remain subject to substantially the same terms applicable to the Award while held by the Participant to whom it was granted, as modified as the Administrator shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms. In addition, an Incentive Stock Option may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance that does not qualify under this Section 16 shall be void and unenforceable against the Company. In no event may any Award be transferred for consideration to a third-party financial institution.

17.
Tax Withholding. The Company or Subsidiary or Affiliate, as appropriate, shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company (or Subsidiary or Affiliate), an amount sufficient to satisfy U.S. federal, state, and local taxes and taxes imposed by jurisdictions outside of the United States (including applicable social security obligations) that are required by law to be withheld, as well as any employer tax liability shifted to a Participant, or to take such other action as may be necessary in the opinion of the Company or Subsidiary or Affiliate, as appropriate, to satisfy obligations for the withholding of taxes. Without limiting the foregoing, the Administrator may allow Awardees to satisfy withholding tax obligations by electing or agreeing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a value (as determined solely by the Administrator or its delegate(s)) sufficient to satisfy the amount required to be withheld; the number of Shares so withheld may be determined using rates of up to, but not exceeding, the maximum federal, state, local and/or foreign statutory tax rates applicable in a particular jurisdiction on the date that the amount of tax to be withheld is to be determined. The value of the Shares to be withheld shall be determined solely by the Administrator or its delegate(s) on the date that the amount of tax to be withheld is to be determined. All elections or agreements by an Awardee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable. Further, the Administrator may provide for the satisfaction of withholding tax obligations by selling Shares issued pursuant to an Award and withholding from proceeds of the sale of such Shares. Additional methods of withholding taxes may be set forth in the Award Agreement.
18.	Adjustments Upon Changes in Capitalization, Dissolution, Change of Control.
(a)
Changes in Capitalization. Subject to any required action by the stockholders of the Company, if any change is made to the Common Stock (or the value of the Common Stock) subject to the Plan, or subject to any Award (including but not limited to the number and kind of securities that may be delivered under the Plan and or Award), which change results from a stock split, reverse stock split, stock dividend, other distribution other than a regular cash dividend, merger, consolidation, reorganization, recapitalization, reincorporation, spinoff, dividend in property other than cash, liquidation dividend, exchange of shares, combination or reclassification of the Common Stock, or any other increase, decrease or change in the number or characteristics of outstanding shares of Common Stock effected without receipt of consideration by the Company), proportional and appropriate adjustments shall be made to the following (i) the class(es), kind and maximum number of securities subject to the Plan, (ii) the numerical limitations set forth in Section 6(f) hereof, , (iii) the class(es), kind and number of securities and price per share of the securities subject to outstanding Awards; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the securities subject to an Award.

(b)
Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Awardee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Option or SAR to be fully vested and exercisable until ten (10) days prior to such transaction, or such shorter administratively reasonable period of time as the Administrator may establish in its discretion. In addition, the Administrator may provide that any restrictions on any Award shall lapse prior to the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed transaction.

(c)
Change of Control. In the event there is a Change of Control, as defined below, all Options and SARs will fully vest immediately prior to the closing of the transaction and all restrictions on Cash Awards or Stock Awards will lapse immediately prior to the closing of the transaction, with any performance-based Award vesting at target performance (or at such other level set forth in the applicable Award Agreement). The foregoing shall not apply where such Options, SARs, Cash Awards and Stock Awards are assumed, converted or replaced in full by the successor corporation or a parent or subsidiary of the successor; provided, however, that in the event of a Change of Control in which one or more of the successor or a parent or subsidiary of the successor has issued publicly traded equity securities, the assumption, conversion, replacement or continuation shall be made by an entity with publicly traded securities and shall provide that the holders of such assumed, converted, replaced or continued stock options and SARs shall be able to acquire such publicly traded securities. Any performance-based Award that is assumed shall convert, at an assumed target level of performance (or such other level set forth in the applicable Award Agreement), into an Award that vests based on the remaining terms set forth in the Award Agreement.
For the purposes of this Section 18(c), “Change of Control” means the occurrence of any of the following events:
(i)
The sale, exchange, lease or other disposition or transfer of all or substantially all of the consolidated assets of the Company to a person or group (as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) which will continue the business of the Company in the future; or

(ii)
A merger or consolidation (or similar form of reorganization) involving the Company in which the stockholders of the Company immediately prior to such merger or consolidation are not the beneficial owners (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of a majority of the total voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the total voting power of the outstanding voting securities of the Company immediately prior to such merger or consolidation; or

(iii)
A merger or consolidation (or similar form of reorganization) involving the Company in which occurs the acquisition of beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of at least a majority of the total voting power of the outstanding voting securities of the Company by a person or group (as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act).

A transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.
The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change of Control has occurred pursuant to the above definition, and the date of the occurrence of such Change of Control and any incidental matters relating thereto.
Notwithstanding the foregoing, to the extent that any amount constituting nonqualified deferred compensation subject to Section 409A of the Code would become payable under the Plan by reason of a Change of Control, such amount shall become payable only if the event constituting a Change of Control would also constitute a change in ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code.
19.	Amendment and Termination of the Plan.
(a)	Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.
(b)
Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment which would increase the maximum number of Shares for which Awards may be granted under this Plan (other than an increase pursuant to Section 18 of this Plan), and otherwise to the extent necessary and desirable to comply with Applicable Laws.

(c)
Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Award, unless deemed necessary by the Administrator in order to comply with Applicable Laws (including as described in Section 22 hereof) or under Section 29(a), or mutually agreed otherwise between the Awardee and the Administrator, which agreement must be in writing and signed by the Awardee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20.	Designation of Beneficiary.
(a)	Unless otherwise determined by the Administrator, an Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to
Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a prior designation of beneficiary, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee. Such designations may be subject to local law and accordingly may be unenforceable in certain jurisdictions.
(b)
Any such permitted designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall, subject to local law, allow the executor or administrator of the estate of the Awardee to exercise the Awardee’s rights under the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise such rights under the Award.

21.
Legal Compliance. Shares shall not be issued pursuant to a Stock Award or the exercise of an Option or SAR unless the Stock Award or the exercise of such Option or SAR and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

22.
Inability to Obtain Authority. To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance shall not have been obtained; further, in such circumstances, the Administrator is authorized to amend or cancel Awards pertaining to such Shares, with or without consideration to the affected Participants.

23.	Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
24.
Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months of November 16, 2023. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

25.	Notice. Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.
26.
Compliance with Applicable Law and Company Policies; Compensation Recovery. For the avoidance of doubt, each Participant must comply with applicable law, the Company’s Standards of Business Conduct, and the Company’s corporate policies, as applicable, including without limitation the Company’s Compensation Recovery Policy. Notwithstanding anything to the contrary herein, (i) compliance with applicable law, the Company’s Standards of Business Conduct, and the Company’s corporate policies, as applicable, will be a pre-condition to earning, or vesting in, any Award under this Plan and (ii) any Awards under this Plan which are subject to the Company’s Compensation Recovery Policy will not be earned or vested, even if already granted, paid or settled, until the Company’s Compensation Recovery Policy ceases to apply to such Awards and any other vesting conditions applicable to such Awards are satisfied.

27.
Governing Law; Forum. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware. Any proceeding arising out of or relating to this Plan may be brought only in the state or federal courts located in the Northern District of California. The Company and the Participants irrevocably submit to the exclusive jurisdiction of such courts in any such proceeding, waive any objection to venue or to convenience of forum, agree that all claims in respect of any proceeding shall be heard and determined only in such courts and agree not to bring any proceeding arising out of or relating to the Plan in any other court, whether inside or outside of the United States
28.
Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. Except for the holding of Restricted Stock in escrow pursuant to Section 12, the Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Awardee with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation, which may be created by this Plan.

29.	Section 409A of the Code.
(a)
This Plan is intended to comply with, or otherwise be exempt from, Section 409A of the Code and shall be construed, administered and interpreted with that intent. Notwithstanding any provision of the Plan to the contrary, in the event that the Administrator determines that any Award may be subject to Section 409A of the Code, the Administrator may, without consent of the Participant, adopt such amendments to the Plan and the applicable written instrument evidencing the Award or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, including amendments or actions that would result in a reduction to the benefits payable under an Award, in each case, without the consent of the Participant, that the Administrator determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section, or mitigate any additional tax, interest, and/or penalties or other adverse tax consequences that may apply under Section 409A of the Code if compliance is not practical. Notwithstanding the foregoing, the Company makes no representation or covenant to ensure that the Awards and the payment are exempt from or compliant with Section 409A of the Code and will have no liability to the Participants or any other party if the Awards or payment of the Awards that are intended to be exempt from, or compliant with, Section 409A of the Code, are not so exempt or compliant or for any action taken by the Administrator with respect thereto.

(b)
Restricted Stock Units, Performance Units and Deferred Shares which are settleable, and Cash Awards which are payable, as a result of a Participant’s termination of Service which constitute a “deferral of compensation” for purposes of Section 409A of the Code shall not be paid unless and until the Participant incurs a “separation from service” for purposes of Section 409A of the Code. In addition, to the extent an Award constituting a deferral of compensation is distributable to a Participant who is a “specified employee” (as defined in Section 409A of the Code) in connection with a separation from service, such Award shall not be distributed to the Participant before the date (the “Delayed Payment Date”) which is the first day of the seventh month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service. All such amounts that would, but for this Section 29(b), become distributable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date. To the extent that the Administrator, in its sole discretion, provides that the settlement, or payment, of an Award may be deferred at the election of a Participant, then any such deferral election shall be subject to such rules and procedures as determined by the Administrator in its sole discretion, and such deferrals shall be structured to comply with the requirements of Section 409A of the Code.

Appendix B
KEYSIGHT TECHNOLOGIES, INC.
EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated Effective
on March 21, 2024)
1.	PURPOSE.
The purpose of this Plan is to provide an opportunity for Employees of Keysight Technologies, Inc. (the “Corporation”) and its Designated Companies to purchase Common Stock of the Corporation and thereby have an additional incentive to contribute to the prosperity of the Corporation. This Plan includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). It is the intention of the Corporation that the 423 Component qualify as an “employee stock purchase plan” under Section 423 of the Code. The Non-423 Component does not qualify as an “employee stock purchase plan” under Section 423 of the Code and options may be granted thereunder pursuant to rules, procedures or sub-plans adopted by the Board to achieve tax, securities law or other objectives for the Corporation, its Designated Companies and/or eligible Employees. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component. Offerings intended to be made under the Non- 423 Component will be designated as such by the Board or the Committee at or prior to the time of such Offering.
2.	DEFINITIONS.
(a)
“Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Corporation or (ii) any entity in which the Corporation has a significant equity interest, in either case as determined by the Board or Committee. An Affiliate that is not also a Subsidiary may be a Designated Company only under the Non-423 Component of the Plan.

(b)	“Board” shall mean the Board of Directors of the Corporation.
(c)	“Code” shall mean the Internal Revenue Code of 1986, of the USA, as amended. Any reference to a Section of the Code herein shall be a reference to any successor or amended Section of the Code.
(d)	“Committee” shall mean the committee appointed by the Board in accordance with Section 15 of the Plan.
(e)	“Common Stock” shall mean the Common Stock of the Corporation, or any stock into which such Common Stock may be converted.
(f)
“Compensation” shall mean an Employee’s base cash compensation, and to the extent such payments are an integral, recurring part of an Employee’s compensation and, therefore, accurately reflect the Employee’s “regular compensation,” commissions and shift premiums (or in foreign jurisdictions, equivalent cash compensation, including 13th/14th month payments or similar additional annual wage concepts under local law) paid on account of personal services rendered by the Employee to the Corporation or a Designated Company, which shall be determined prior to deduction of deferrals of base pay under the Keysight Technologies, Inc. 2014 Deferred Compensation Plan, or any successor plan thereto, but shall exclude payments for overtime, incentive compensation, incentive payments and bonuses, with any modifications determined by the Committee. The Committee shall have the authority to determine and approve all forms of pay to be included in the definition of Compensation and may change the definition on a prospective basis.

(g)
“Contributions” means the payroll deductions or other approved contributions that the Corporation may permit to be made by a Participant as required by applicable laws or determined by the Committee, in its sole discretion, to fund the exercise of options granted pursuant to the Plan.

(h)	“Corporation” shall mean Keysight Technologies, Inc., a Delaware corporation.
(i)	“Designated Affiliate” shall mean an Affiliate that has been designated by the Committee as eligible to participate in the Non-423 Component of the Plan with respect to its Employees.
(j)
“Designated Company” shall mean any Subsidiary or Affiliate that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the

423 Component, only the Corporation and its Subsidiaries may be Designated Companies, provided, however that at any given time, a Subsidiary that is a Designated Company under the 423 Component shall not be a Designated Company under the Non-423 Component.
(k)	“Designated Subsidiary” shall mean a Subsidiary that has been designated by the Committee as eligible to participate in the Plan with respect to its Employees.
(l)
“Employee” shall mean an individual classified as an employee (within the meaning of Code Section 3401(c) and the regulations thereunder) by the Corporation or a Designated Company on the Corporation’s or such Designated Company’s payroll records during the relevant participation period. Employees shall not include individuals classified as independent contractors.

(m)	“Entry Date” shall mean the first Trading Day of the Offering Period or, for new Participants, the first Trading Day of their first Purchase Period.
(n)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
(o)
“Fair Market Value” shall be the closing sales price for the Common Stock (or the closing bid, if no sales were reported) as quoted in The Wall Street Journal or such other source as the Committee deems reliable, on the date of determination if that date is a Trading Day, or if that day is not a trading day, for the last market Trading Day prior to the date of determination. In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Board or Committee.

(p)
“Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. Unless otherwise specified by the Committee, each Offering under the Plan to the Employees of the Corporation or a Designated Subsidiary shall be deemed a separate Offering, even if the dates of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423 2(a)(2) and (a)(3).

(q)
“Offering Period” shall mean the period of up to twenty-four (24) months during which an option granted pursuant to the Plan may be exercised. Notwithstanding the foregoing, unless changed by the Committee, “Offering Period” shall mean a period of approximately six (6) months and Offering Periods shall commence on the first Trading Day on or after November 1 and May 1 of each year and terminate on the last Trading Day, respectively, of the subsequent April and October. The duration and timing of Offering Periods may be changed or modified by the Committee.

(r)	“Participant” shall mean a participant in the Plan as described in Section 5 of the Plan.
(s)	“Plan” shall mean this Keysight Technologies, Inc. Employee Stock Purchase Plan, including both the 423 Component and Non-423 Component, as amended from time to time.
(t)	“Purchase Date” shall mean the last Trading Day of each Purchase Period.
(u)
“Purchase Period” shall mean the period of six (6) months commencing after one Purchase Date and ending with the next Purchase Date. Purchase Periods may run consecutively after the termination of the preceding Purchase Period. Notwithstanding the foregoing, subject to the Committee’s discretion to modify Offering and Purchase Periods, “Purchase Period” shall mean the six (6) month period commencing on the first day of an Offering Period and ending on the last day of such Offering Period.

(v)
“Purchase Price” shall mean eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Purchase Date, provided, however, that the Committee may elect with respect to future Offering Periods to establish the Purchase Price as eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Entry Date or the Purchase Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Committee pursuant to Section 8.4.

(w)	“Shareholder” shall mean a record holder of shares entitled to vote shares of Common Stock under the Corporation’s by-laws.

(x)	“Subsidiary” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, as described in Code Section 424(f).
(y)	“Trading Day” shall mean a day on which U.S. national stock exchanges and the New York Stock Exchange are open for trading.
(z)
“U.S. Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3.	ELIGIBILITY.
Any Employee regularly employed by the Corporation or by any Designated Company on an Entry Date shall be eligible to participate in any one or more of the Offerings of options to purchase the Corporation’s Common Stock under the Plan with respect to the Purchase Period commencing on such Entry Date; provided that the Committee may establish administrative rules requiring that employment commence some minimum period (e.g., one pay period) prior to an Entry Date to be eligible to participate with respect to the Purchase Period beginning on that Entry Date. Notwithstanding the foregoing, an
Employee’s eligibility to participate in the Plan shall be subject to the following limitations:
(a)
the Committee, in its discretion may, from time to time, prior to an Entry Date for all options to be granted on such Entry Date in an Offering, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by U.S. Treasury Regulations Section 1.423-2(e)) that the following categories of Employees are not eligible to participate in the Plan:

(i)
Employees who are customarily employed by the Corporation or a Designated Company for 20 hours or less per week or for five months or less in any calendar year (or such lesser period of time as may be determined by the Committee in its discretion);

(ii)
Employees who are “highly compensated employees” within the meaning of Code Section 414(q) or Employees or who are officers or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Designated Subsidiary whose Employees are participating in that Offering; or

(iii)	Employees who do not meet any other eligibility requirements that the Committee may choose to impose (within the limits permitted by the Code);
(b)
eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens within the meaning of Section 7701(b)(1)(A) of the Code) may be excluded from participation in the Plan or an Offering if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code;

(c)
an Employee may not be granted an option under the Plan if immediately after such option is granted the Employee owns or is considered to own (within the meaning of Code Section 424(d)), shares of stock, including stock which the Employee may purchase by conversion of convertible securities or under outstanding options granted by the Corporation, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of any of its Subsidiaries;

(d)
an Employee may be excluded from participation in an Offering under the Non-423 Component if the Committee determines that participation of such individual is not advisable or practicable for legal or administrative reasons.

All Employees who participate in an Offering shall have the same rights and privileges under the Plan except for differences which may be mandated by local law and which are consistent with U.S. Treasury Regulation Section 1.423-2(f)(4); provided, however, that Employees participating in an Offering under the Non-423 Component need not have the same rights and privileges as other Employees participating in the same Offering under the 423 Component.

4.	OFFERING PERIODS.
The Plan shall have Offering Periods of approximately six (6) months duration which shall commence on the first Trading Day on or after November 1 and May 1. Each of these Offering Periods shall terminate with a Purchase Date on the last Trading Day, respectively, on or before April 30 and October 31. Notwithstanding the foregoing, the Committee shall retain the authority to implement consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after the date twenty-four (24) months from the first date of the immediately preceding Offering Period, or on such other date as the Committee shall determine, and continuing thereafter for twenty-four (24) months or until terminated pursuant to Section 14 hereof.
The Committee shall have the authority to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without Shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.
5.	PARTICIPATION.
5.1
An Employee who is eligible to participate in the Plan in accordance with Section 3 may become a Participant by completing and submitting, on a date prescribed by the Committee prior to an applicable Entry Date, a completed payroll deduction authorization and Plan enrollment form provided by the Corporation or by following an electronic or other enrollment process as prescribed by the Committee. An eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee’s Compensation, not to exceed ten percent (10%) of the Employee’s Compensation. The Committee may, in its sole discretion, approve other methods of contributions for categories of Participants outside the United States, due to local legal requirements, and/or Participants on a leave of absence, as well as any procedures to facilitate the administration of such other methods of contribution. All Contributions may be held by the Corporation and may be used by the Corporation for any corporate purpose, except to the extent required to be segregated due to local legal requirements outside the United States. No interest shall be paid or credited to the Participant with respect to such Contributions, except as otherwise required by local law. The Corporation shall maintain a separate bookkeeping account for each Participant under the Plan and the amount of each Participant’s Contributions shall be credited to such account. A Participant may not make any additional payments into such account.

5.2
Under procedures established by the Committee, a Participant may withdraw from the Plan during a Purchase Period, by completing and filing a new payroll deduction authorization and Plan enrollment form with the Corporation or by following electronic or other procedures prescribed by the Committee, prior to the fifth business day preceding the Purchase Date. If a Participant withdraws from the Plan during a Purchase Period, his or her accumulated Contributions will be refunded to the Participant without interest, unless required by local law. The Committee may establish rules limiting the timing and frequency with which Participants may withdraw and re-enroll in the Plan and may impose a waiting period on Participants wishing to re-enroll following withdrawal.

5.3
A Participant may change his or her rate of Contributions at any time by filing a new payroll deduction authorization and Plan enrollment form or by following electronic or other procedures prescribed by the Committee. If a Participant has not followed such procedures to change the rate of Contributions, the rate of Contributions shall continue at the originally elected rate throughout the Purchase Period and future Purchase Periods (including Purchase Periods of subsequent Offering Periods). In order to comply with Section 423(b)(8) of the Code, the Committee may reduce a Participant’s Contributions to zero percent (0%) at any time during a Purchase Period. The Committee may, in its sole discretion, limit the nature and/or number of Contributions rate changes that may be made by Participants during any Purchase Period, and may establish such other conditions or limitations as it deems appropriate for Plan administration.

6.	TERMINATION OF EMPLOYMENT.
In the event a Participant terminates employment with the Corporation or any Designated Company for any reason (including death) prior to the expiration of a Purchase Period, the Participant’s participation in the Plan shall terminate and all amounts credited to the Participant’s account shall be paid to the Participant or, in the case of death, to the Participant’s heirs or estate, without interest, except to the extent required by local law. Whether a termination of employment has occurred and the date of such termination shall be determined by the Committee, in its sole discretion, regardless of any notice period or garden leave required under local law. The Committee may also establish rules regarding when leaves of absence or changes of employment status will be considered to be a termination of employment, including rules regarding transfer of employment among Designated Companies, Subsidiaries, Affiliates and the Corporation, and the Committee may establish termination of employment procedures for this Plan which are independent of similar rules established under other benefit plans of the Corporation and its Subsidiaries and Affiliates. However, for purposes of this section and subject to applicable law, a Participant’s participation in the Plan shall not terminate for purposes of the Plan while the Participant is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed three months, or if longer, so long as the Participant’s right to reemployment upon the expiration of such leave is guaranteed by contract or statute
7.	TRANSFER OF EMPLOYMENT BETWEEN PLAN COMPONENTS.
If a Participant transfers employment from the Corporation or a Designated Subsidiary participating in the 423 Component of the Plan to a Designated Company participating in the Non-423 Component, and such transfer is not deemed a termination of employment by the Committee, the Participant shall remain in the 423 Component Offering until the next Offering Period, provided he or she continues to be eligible to purchase shares of Common Stock under Code Section 423 requirements and if the Participant is not eligible under the Code Section 423 requirements, he or she shall immediately transfer to the Non-423 Component and may purchase shares of Common Stock under that Offering. If a Participant transfers employment from a Designated Company in the Non-423 Component to the Corporation or any Designated Subsidiary in the 423 Component, and such transfer is not deemed a termination of employment by the Committee, the Participant shall continue to participate in the Non-423 Component until the earlier of (i) the end of the current Offering Period under the Non-423 Component, or (ii) the Offering Date of the first Offering Period in which he or she participates following such transfer. Notwithstanding the foregoing, the Committee may establish different rules to govern transfers of employment between companies participating in the 423 Component and the Non-423 Component, consistent with the applicable requirements of Section 423 of the Code. For the avoidance of doubt, if a Participant transfers employment from the Corporation or a Designated Company to an Affiliate that is not a Designated Company participating in either the 423 Component or the Non-423 Component, the Participant shall immediately cease to participate in the Offering Period and any contributions made for the Offering Period in which such transfer occurs will be refunded to the Participant without interest, unless required by local law.
8.	OFFERING.
8.1
Subject to adjustment as set forth in Section 11, the maximum number of shares of Common Stock which may be issued pursuant to the Plan shall be twenty-five (25) million shares. If, on a given Purchase Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Corporation shall make a pro-rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. All or any portion of such maximum number of shares of Common Stock may be issued under the 423 Component.

8.2
Each Purchase Period shall be determined by the Committee. Unless otherwise determined by the Committee, the Plan will operate with successive six (6) month Purchase Periods commencing at the beginning of each fiscal year half (November 1 and May 1). The Committee shall have the power to change the duration of future Purchase Periods, without Shareholder approval, and without regard to the expectations of any Participants.

8.3
Each eligible Employee who has elected to participate as provided in Section 5.1 shall be granted an option to purchase that number of whole and fractional shares of Common Stock (not to exceed 5,000 shares) which may be purchased with the Contributions accumulated on behalf of such Employee during each Purchase Period at the Purchase Price specified in Section 8.4 below, subject to the additional limitation that no Employee shall be granted an option to purchase Common Stock under the Plan at a rate which exceeds U.S. twenty-five thousand dollars (U.S. $25,000) of the Fair Market Value of such Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The foregoing sentence shall be interpreted so as to comply with Code Section 423(b)(8).

8.4
The Committee has the right to establish that the Purchase Price under each option shall be the lower of: (i) a percentage (not less than eighty-five percent (85%)) established by the Committee (“Designated Percentage”) of the Fair Market Value of the Common Stock on the Entry Date on which an option is granted, or (ii) the Designated Percentage of the Fair Market Value of the Common Stock on the Purchase Date on which the Common Stock is purchased. The Committee may change the Designated Percentage with respect to any future Offering Period, but not below eighty-five percent (85%), and the Committee may determine with respect to any prospective Offering Period that the option price shall be the Designated Percentage of the Fair Market Value of the Common Stock on the Purchase Date. Notwithstanding the foregoing, however, unless the Committee exercises its discretion to change the manner in which the Purchase Price is determined, the Purchase Price shall equal eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on each Purchase Date.
9.	PURCHASE OF STOCK.
Upon the expiration of each Purchase Period, a Participant’s option shall be exercised automatically for the purchase of that number of whole and fractional shares of Common Stock which the accumulated Contributions credited to the Participant’s account at that time shall purchase at the applicable price specified in Section 8.4. Should a pay day occur on a Purchase Date, a Participant will have any Contributions made on such day applied to his or her account under the current Purchase Period or Offering Period.
Notwithstanding the foregoing, at the time the option is exercised, the Corporation or its designee may make such provisions and take such action as it deems necessary or appropriate for the withholding of income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items which the Corporation or a Designated Company is required by law or regulation of any governmental authority to withhold. Each Participant, however, shall be responsible for payment of all individual tax liabilities arising under the Plan.
10.	PAYMENT AND DELIVERY.
As soon as practicable after the exercise of an option, the Corporation shall deliver to the Participant a record of the Common Stock purchased and the balance of any amount of Contributions credited to the Participant’s account not used for the purchase. The Committee may permit or require that shares be deposited directly with a broker designated by the Committee or to a designated agent of the Corporation, and the Committee may utilize electronic or automated methods of share transfer. The Committee may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures as it deems appropriate to permit tracking of disqualifying dispositions of shares acquired under the 423 Component or for other purposes determined by the Committee. The Corporation shall retain the amount of Contributions used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non- assessable. No Participant shall have any voting, dividend, or other Shareholder rights with respect to shares subject to any option granted under the Plan until the shares subject to the option have been purchased and delivered to the Participant as provided in this Section 10.
11.	RECAPITALIZATION.
If there is any increase or decrease in the number of outstanding shares of Common Stock or other change affecting the shares of Common Stock or their value because of a stock split, stock dividend, other distribution (whether in the form of cash, shares of Common Stock, other securities or other property) other than a regular cash dividend, combination or other recapitalization of shares subject to options, the Board will, in such manner as it may deem equitable, make such proportional adjustments to (i) the number, class of Common Stock and kind of securities and the Purchase Price per share covered by each option under the Plan that has not yet been exercised, and (ii) the maximum number and class of shares of Common Stock and kind of securities that may be delivered under the Plan and (ii) the numerical limits specified in Section 8, and the Board shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances. The Board’s determinations under this Section 11 shall be conclusive and binding on all parties.
12.	MERGER, LIQUIDATION, OTHER CORPORATION TRANSACTIONS.
In the event of the proposed liquidation or dissolution of the Corporation, the Offering Period will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all Contributions will be refunded without interest, except to the extent required by local law, to the Participants.

In the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger or consolidation of the Corporation with or into another corporation, then in the sole discretion of the Board, (i) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor corporation, (ii) a date established by the Board on or before the date of consummation of such merger, consolidation or sale shall be treated as a Purchase Date, and all outstanding options shall be exercised on such date, or (iii) all outstanding options shall terminate and the accumulated Contributions will be refunded without interest, unless required by local law, to the Participants.
13.	TRANSFERABILITY.
Options granted to Participants may not be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 23), and any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interests under the Plan, other than as permitted by Code Section 423(b)(9), such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to Section 5.2.
14.	AMENDMENT OR TERMINATION OF THE PLAN.
The Board may, in its sole discretion, insofar as permitted by law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever, except that, without approval of the Shareholders, no such revision or amendment shall increase the number of shares subject to the Plan, other than an adjustment under Section 11 of the Plan. The Board may delegate its powers under this Section 14.2 to the Committee.
15.	ADMINISTRATION.
The Board shall appoint a Committee consisting of at least two members of the Board who will serve for such period of time as the Board may specify and whom the Board may remove at any time. The Committee will have the authority and responsibility for the day-to-day administration of the Plan, the authority and responsibility specifically provided in this Plan and any additional duty, responsibility and authority delegated to the Committee by the Board, which may include any of the functions assigned to the Board in this Plan. The Committee may delegate to one or more individuals who are not members of the Board the day-to-day administration of the Plan, to the extent permitted under applicable law. The Committee shall have full power and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements and to take all action in connection with administration of the Plan as it deems necessary or advisable, consistent with the delegation from the Board. Decisions of the Board and the Committee shall be final and binding upon all Participants. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held. The Corporation shall pay all expenses incurred in the administration of the Plan. No Board or Committee member shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.
16.	COMMITTEE RULES FOR FOREIGN JURISDICTIONS.
The Committee may adopt rules, procedures and/or sub-plans relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States. To the extent inconsistent with the requirements of Section 423 of the Code, such rules, procedures and/or sub-plans shall be considered part of the Non-423 Component of the Plan. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 8.1, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding eligibility, the definition of Compensation, handling of Contributions, payment of interest, conversion of local currency, payroll tax, withholding procedures, beneficiary designation requirements, restrictions on shares of Common Stock and handling of stock certificates which vary with local requirements.

17.	SECURITIES LAWS REQUIREMENTS.
The Corporation shall not be under any obligation to issue Common Stock upon the exercise of any option unless and until the Corporation has determined that: (i) it and the Participant have taken all actions required to register the Common Stock under the Securities Act of 1933, or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) all other applicable provisions of state, federal and applicable foreign law have been satisfied.
18.	GOVERNMENTAL REGULATIONS.
This Plan and the Corporation’s obligation to sell and deliver shares of its Common Stock under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of stock hereunder.
19.	NO ENLARGEMENT OF EMPLOYEE RIGHTS.
Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ of the Corporation or any Designated Company or to interfere with the right of the Corporation or Designated Company to discharge any Employee at any time.
20.	GOVERNING LAW.
This Plan shall be governed by governed by and construed in accordance with the laws of the state of Delaware, United States of America, without regard to that state’s choice of law rules. Should any provision of this Plan be determined by a court of competent jurisdiction to be unlawful or unenforceable in any jurisdiction, such determination shall in no way affect the application of that provision in any other jurisdiction, or any of the remaining provisions of the Plan.
21.	REPORTS.
Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to Participants at least annually.
22.	DESIGNATION OF BENEFICIARY.
With respect to shares of Common Stock purchased by the Participant pursuant to the Plan and cash, if any, held in an account maintained by the Corporation or its assignee on the Participant’s behalf, the Participant may be permitted to file a written designation of beneficiary and thereafter change such designation of beneficiary by written notice. Subject to local legal requirements, in the event of a Participant’s death, the Corporation or its assignee shall deliver such shares of Common Stock and/or cash to the designated beneficiary.
Subject to local law, in the event of the death of a Participant and in the absence of a beneficiary validly designated who is living at the time of such Participant’s death, the Corporation shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Corporation), the Corporation in its sole discretion, may deliver (or cause its assignee to deliver) such shares of Common Stock and/or cash to the spouse, dependent or relative of the Participant, or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may determine.
All beneficiary designations will be in such form and manner as the Committee may designate from time to time. Notwithstanding the other provisions of this Section 22, the Corporation and/or the Committee may decide not to permit such designations by Participants in non-U.S. jurisdictions, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).
23.	CODE SECTION 409A.
The 423 Component of the Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted so as to be exempt from Code Section 409A. The Non-423 Component of the Plan is intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Committee may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A. Notwithstanding the foregoing, the Corporation shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Committee with respect thereto.
24.	TAX-QUALIFICATION.
Although the Corporation may endeavor to (i) qualify an option for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Corporation makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 23. The Corporation shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

Appendix C
Proposed changes to the Company’s Amended and Restated Certificate of Incorporation are shown below related to Proposal 6. The changes shown to Article XII will be effective if Proposal 6, “Approve an Amendment to the Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting Provisions,” receives the vote of at least 80 percent of the outstanding shares.
ARTICLE XII
AMENDMENT
Except as may be provided elsewhere in this Amended and Restated Certificate of Incorporation, the Corporation reserves the right from time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the state of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.  ~~Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the Voting Stock then outstanding, voting together as a single class, shall be required to alter, amend, repeal or adopt any provision inconsistent with Article VI, Article VII, Article VIII, Article IX, Article XI, or this Article XII.~~
C-1

KEYSIGHT

1400 Fountaingrove Parkway
Santa Rosa, CA
95403-1738
United States

© Keysight Technologies 2023

KEYSIGHT TECHNOLOGIES VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

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MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 A.M., Pacific Time, on March 21, 2024.

Online
Go to www.envisionreports.com/KEYS or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/KEYS

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees, FOR Proposals 2-6, and AGAINST Proposal 7.

1. Elect three directors to a 3-year term:

	For	Against	Abstain
01 - Charles J. Dockendorff	☐	☐	☐
02 - Ronald S. Nersesian	☐	☐	☐
03 - Robert A. Rango	☐	☐	☐

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	For	Against	Abstain
2. Ratify the Audit and Finance Committee's appointment of Pricewaterhouse Coopers as the Company's independent auditor	☐	☐	☐
3. Approve, on a non-binding advisory basis, the compensation of Keysight's Named Executive Officers	☐	☐	☐
4. Approve the Amended and Restated Keysight Technologies, Inc. 2014 Equity and Incentive Compensation Plan	☐	☐	☐
5. Approve the Amended and Restated Keysight Technologies, Inc. Employee Stock Purchase Plan	☐	☐	☐
6. Approve an Amendment to Keysight's Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirement	☐	☐	☐
7. Consider, on a non-binding advisory basis, Stockholder Proposal: Simple Majority Vote	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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C 1234567890 JNT

3 6 D M 5 9 6 2 8 5

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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03WU5C

2024 Annual Meeting Admission Ticket

2024 Annual Meeting of Keysight Technologies, Inc.

Thursday, March 21, 2024, 8:00 A.M. Pacific Time
Keysight Technologies, Inc.
1400 Fountaingrove Parkway, Santa Rosa, California 95403

Upon arrival, please present this admission ticket and photo identification at the registration desk.

The Notice of Annual Meeting, Proxy Statement and Annual Report are available at www.envisionreports.com/KEYS

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Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/KEYS

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Keysight Technologies, Inc.

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2024 Annual Meeting of Stockholders—March 21, 2024

This Proxy is solicited on Behalf of the Board of Directors

The undersigned hereby appoints Ronald S. Nersesian, Jeffrey K. Li, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of Common Stock of Keysight Technologies, Inc. held of record by the undersigned on January 22, 2024, at the 2024 Annual Meeting of Stockholders to be held on Thursday, March 21, 2024, or any postponement or adjournment thereof.
IMPORTANT—This Proxy must be signed and dated on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, AND 6, AND AGAINST PROPOSAL 7.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

(Continued and to be voted on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

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KEYSIGHT TECHNOLOGIES VOTE

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees, FOR Proposals 2-6, and AGAINST Proposal 7.

1. Elect three directors to a 3-year term:

	For	Against	Abstain
01 - Charles J. Dockendorff	☐	☐	☐
02 - Ronald S. Nersesian	☐	☐	☐
03 - Robert A. Rango	☐	☐	☐

	For	Against	Abstain
2. Ratify the Audit and Finance Committee's appointment of Pricewaterhouse Coopers as the Company's independent auditor	☐	☐	☐
3. Approve, on a non-binding advisory basis, the compensation of Keysight's Named Executive Officers	☐	☐	☐
4. Approve the Amended and Restated Keysight Technologies, Inc. 2014 Equity and Incentive Compensation Plan	☐	☐	☐
5. Approve the Amended and Restated Keysight Technologies, Inc. Employee Stock Purchase Plan	☐	☐	☐
6. Approve an Amendment to Keysight's Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirement	☐	☐	☐
7. Consider, on a non-binding advisory basis, Stockholder Proposal: Simple Majority Vote	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 5 9 6 2 8 5

03WU6C

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Keysight Technologies, Inc.

2024 Annual Meeting of Stockholders—March 21, 2024

This Proxy is solicited on Behalf of the Board of Directors

The undersigned hereby appoints Ronald S. Nersesian, Jeffrey K. Li, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of Common Stock of Keysight Technologies, Inc. held of record by the undersigned on January 22, 2024, at the 2024 Annual Meeting of Stockholders to be held on Thursday, March 21, 2024, or any postponement or adjournment thereof.
IMPORTANT—This Proxy must be signed and dated on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 2 AND WILL NOT BE VOTED ON PROPOSALS 1, 3, 4, 5, 6, AND 7.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

(Continued and to be voted on reverse side.)